Exhibit 10.13

EXECUTION VERSION

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “Agreement”) is entered into as of November 8, 2017 (the “Signing Date”) by and between, on the one hand, PRINCIPIA BIOPHARMA, INC., a Delaware corporation having its principal place of business at 400 East Jamie Court, Suite 302, South San Francisco, California 94080 (“Principia”), and, on the other hand, Genzyme Corporation, a Massachusetts corporation having its principal place of business at 500 Kendall Street, Cambridge, Massachusetts 02142 (“Sanofi”). Principia and Sanofi are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Sanofi is a fully-integrated pharmaceutical company with expertise in the development, manufacture and commercialization of human therapeutic products;

WHEREAS, Principia is a biopharmaceutical company that designs and develops oral small molecule therapies intended to be more potent, selective, durable and safe than currently available drugs;

WHEREAS, Principia is developing its proprietary drug candidate PRN2246, an irreversible covalent BTK inhibitor, for the treatment of multiple sclerosis and certain other diseases and disorders of the brain, spinal cord, retina and optic nerve; and

WHEREAS, Sanofi desires to license from Principia intellectual property rights related to PRN2246 and certain backup compounds, and to commercially develop, manufacture, use and distribute products containing PRN2246 or certain backup compounds based upon the same throughout the world, and Principia desires to grant such a license to Sanofi in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, will have the meanings set forth in this Article 1.

1.1 “Accounting Standards” means, (a) with respect to Sanofi or its Affiliates, IFRS consistently applied by Sanofi and its Affiliates across its and their respective businesses, and (b) with respect to any Sublicensee, IFRS or Generally Accepted Accounting Principles, as applicable to such entity, consistently applied across its product lines.

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CONFIDENTIAL

1.2 “Affiliate” means, with respect to a particular Party, a Person that, directly or indirectly, controls, is controlled by or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the possession, either directly or indirectly through one or more intermediaries, of (a) power to direct or cause the direction of the management or policies of such entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of more than 50% of the voting securities or other ownership interest (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of an entity. For clarity, once a Person ceases to be an Affiliate of a Party (and is not itself a Party as a result of the assignment of this Agreement to such Person in accordance with Section 12.5), then, without any further action, such Person shall cease to have any automatic rights under this Agreement by reason of having been an Affiliate of such Party but any sublicenses granted by a Party to an Affiliate shall remain in effect unless and until terminated.

1.3 “Applicable Law” means, with respect to a given country, the applicable laws, rules and regulations that may be in effect from time to time in such country and that relate to a Party’s activities under this Agreement, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities of such country.

1.4 “Backup Compound” means (a) [*] (having the chemical structure set forth in Exhibit D-1), or (b) any other inhibitor of BTK disclosed or claimed in International Patent Publication [*].

1.5 “Backup Product” means a Product containing a Backup Compound (or any other form of a Backup Compound that is described in the definition of “Compound”).

1.6 “Business Day” means a day other than a Saturday, Sunday, or bank or other public holiday in New York, New York.

1.7 “BTK” means Bruton’s agammaglobulinemia tyrosine kinase.

1.8 “BTK Inhibitor” means an inhibitor of BTK which meets one of the following criteria: (a) is a compound which is [*] (having the chemical structure set forth in Exhibit D-2) or a named compound disclosed and/or claimed in any of the following Patent Publications: [*]; or (b) is any compound which both has an IC50 against BTK of less than or equal to [*], as measured by [*] set forth in [*], and an IC50 value of [*] or less [*] as set forth in [*].

1.9 “Calendar Quarter” means, for each Calendar Year, each of the three (3) month periods ending March 31, June 30, September 30 and December 31, provided, however, that the first Calendar Quarter for the first Calendar Year will extend from the Effective Date to the end of the first complete Calendar Quarter thereafter.

1.10 “Calendar Year” means, for the first calendar year, the period commencing on the Effective Date and ending on December 31 of the calendar year during which the Effective Date occurs, and, thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

1.11 “Change in Control” with respect to a Party, will be deemed to have occurred if any of the following occurs after the Signing Date:

(a) any “person” or “group” (as such terms are defined below) (i) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing more than fifty percent (50%) of the total voting power of all outstanding classes of Voting Stock of such Party, or (ii) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”);

(b) such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving Person) and as a result of such merger, consolidation or similar transaction (i) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving Person immediately following such transaction, or (ii) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, the shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction;

(c) such Party sells or transfers to any Third Party, in one (1) or more related transactions, properties or assets representing all or substantially all of such Party’s (i) assets to which this Agreement relates, or (ii) consolidated assets; or

(d) the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change in Control, (x) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the aforesaid Act; (y) a “beneficial owner” will be determined in accordance with Rule 13d-3 under the aforesaid Act; and (z) the terms “beneficially owned” and “beneficially own” will have meanings correlative to that of “beneficial owner.”

1.12 “Clinically Enabling Studies” means any pre-clinical or non-clinical activities, in each case that are intended to be clinically enabling, including any GLP studies and long-term toxicology studies, but excluding scientific research activities that may use preclinical animal models.

1.13 “Clinical Trial” means any human clinical trial of a Product.

1.14 “CMC Development” means all activities relating to the manufacturing of the Compound and Product for the supply of clinical and commercial quantities of Product, including test method development and stability testing, formulation, process development, manufacturing

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

scale-up, qualification and validation, quality assurance/quality control, statistical analysis and report writing, the preparation and submission of applications for Regulatory Approval, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval.

1.15 “Commercialization” means any and all activities that relate to the preparation for sale, offering for sale or sale of Compounds or Products, including activities related to marketing, promoting, distributing, importing and commercial manufacturing and pre-launch activities, and interacting with Regulatory Authorities regarding any of the foregoing. Commercialization includes commercial activities in preparation for the First Commercial Sale of a Product in any country in the Territory. “Commercialize” has a correlative meaning.

1.16 “Commercially Reasonable Efforts” means, with respect to Sanofi, the carrying out of such obligations or tasks with a level of efforts and resources consistent with the usual practice of Sanofi in pursuing the development or commercialization of its own pharmaceutical products that are of similar market potential as such Product, taking into account all relevant factors including product labeling or anticipated labeling, present and future market potential, past performance of Products and Sanofi’s own pharmaceutical products that are of similar market potential, financial return, medical and clinical considerations, present and future regulatory environment and competitive market conditions, all as measured by the facts and circumstances at the time such efforts are due.

1.17 “Competing Activities” means (a) in the case of any Sanofi Competitor, the [*], or (b) in the case of any Sanofi Competitor described in clause (b) of the definition of Sanofi Competitor, the [*].

1.18 “Compound” means (a) PRN2246, (b) a Backup Compound, or (c) any metabolite, salt, ester, hydrate, solvate, isomer, enantiomer, free acid form, free base form, crystalline form, co-crystalline form, amorphous form, Pro-drug (including ester pro-drug) form, racemate, polymorph, chelate, stereoisomer, tautomer or optically active form of PRN2246 or a Backup Compound. “Pro-drug” as used herein means a compound which (i) is designed to overcome pharmacokinetic barriers to delivery of a parent compound, (ii) is an inactive or less active form of the parent compound; and (iii) is converted back to the parent compound after the pharmacokinetic barrier is overcome.

1.19 “Confidential Information” means, with respect to a Party, and subject to Section 9.1, all Information that is disclosed by, on behalf of or at the direction of such Party or any of its Affiliates to the other Party or any of its Affiliates under this Agreement or the Existing Confidentiality Agreement, which may include specifications, know-how, trade secrets, technical information, models, business information, inventions, discoveries, methods, procedures, formulae, protocols, techniques, data, and unpublished patent applications, whether disclosed in oral, written, graphic, or electronic form.

1.20 “Control” means, with respect to any material, Information, or intellectual property right, that a Party (a) owns such material, Information, or intellectual property right, or (b) has a license or right to use such material, Information, or intellectual property right, in each

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

case with the ability to grant to the other Party access, a right to use, a license, or a sublicense (as applicable) to such material, Information, or intellectual property right on the terms and conditions set forth herein, without violating the terms of any agreement or other arrangement with any Third Party, or, subject to Section 6.6(b), with respect to any material, Information, or intellectual property right obtained by a Party after the Effective Date from a Third Party, without being obligated to pay any royalties or other consideration therefor unless the Party receiving rights to such material, Information or intellectual property right agrees in advance of any grant of rights thereto to pay such royalties or other consideration, which in the case of royalties paid by Sanofi, such royalties may be deducted by Sanofi as set forth in Section 5.5(c)(iii) even if they are paid through Principia.

1.21 “Development” means any and all activities that relate to the research and development of Compounds and Products, including (a) obtaining, maintaining or expanding Regulatory Approval of a Product, for one or more Indications (including preparation, submission, review, and development of data or Information for the purpose of submission to a Governmental Authority to obtain, maintain or expand Regulatory Approval of a Product), (b) CMC Development, (c) Non-Clinical Studies, toxicology and Clinical Trials (including Phase 4 Clinical Trials (other than Voluntary Phase 4 Clinical Trials)), or (d) manufacturing in support of any of the foregoing activities, provided, however, that Development will exclude Commercialization activities, including manufacture of commercial inventory of Product or the building or construction of any manufacturing facilities. “Develop” has a correlative meaning.

1.22 “Development Costs” means, with respect to a Product, all Third Party costs and expenses for Development FTEs (calculated at the Development FTE Rate) in each case that are incurred with respect to or reasonably allocable to the Development (including CMC Development and any validation batches that are unusable for commercial purposes) of the Compounds and Products and in conformance with the EDP, or the Phase 3 Program Plan, as the case may be, including (a) the cost of studies on the toxicological, pharmacokinetic, metabolic or clinical aspects of such Product conducted internally or by individual investigators, or consultants, (b) costs for preparing, submitting, reviewing or developing data or information for the purpose of a Regulatory Filing for such Product, (c) Manufacturing Costs for Compound or such Product or any comparator compound or other materials used in connection with the activities under the EDP or the Phase 3 Program Plan, and (d) costs of process development scale-up and recovery (but excluding CMC related capital expenses and any costs for idle plant capacity). For clarity, Development Costs will include the cost of Phase 4 Clinical Trials other than Voluntary Phase 4 Clinical Trials, provided, however, that Development Costs will exclude (a) Allowable Expenses, and (b) income tax liabilities of either Party.

1.23 “Development FTE” means (a) with respect to Principia, the equivalent of a full-time individual’s work time for a twelve (12) month period on Development of Compounds or Products under the EDP, based on an expected [*] hours per year, and (b) with respect to Sanofi, the equivalent of a full-time individual’s work time for a full person year as defined under the relevant country-specific applicable policies in accordance with Sanofi SOPs. In the case that any personnel of a Party works partially on the Development of Compounds and Products and partially on other unrelated work in a given fiscal year, then the full-time equivalent to be attributed to such individual’s work hereunder will be equal to the percentage of such individual’s total work time in such fiscal year that such individual spent working on activities related to the Development of Compounds and Products, determined in accordance with the previous sentence. FTE efforts will not include the work of general corporate personnel. Principia will track FTEs using its standard practice and methodologies, and Sanofi will track FTEs using Sanofi SOPs.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

1.24 “Development FTE Rate” means (a) with respect to Principia, the rate of [*] per Development FTE, and (b) with respect to Sanofi, the FTE cost incurred as calculated in accordance with Sanofi SOPs.

1.25 “Distributor” means any Third Party appointed by Sanofi or its Affiliate to distribute, market, and sell the Products (with or without packaging rights), in circumstances where such Third Party purchases its requirements of Products from Sanofi or its Affiliate.

1.26 “Dollar” means a U.S. dollar, and “$” will be interpreted accordingly.

1.27 “Europe” means all of the countries of Europe, including all of the European Union member states as of the applicable time during the Term. For clarity, Europe includes the United Kingdom.

1.28 “European Union” means the economic, scientific and political organization of European member states, as its membership may be altered from time to time, and any successor thereto, and which, as of the Signing Date, consists of Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

1.29 “Executive Officer” means, in the case of Sanofi [*], and in the case of Principia, [*].

1.30 “Excluded Indications” means all Indications set forth in Exhibit A.

1.31 “Expanded Field” means any and all uses in human health, including all Excluded Indications and any other Indications outside of the Initial Field, including Indications of the peripheral nervous system.

1.32 “Expanded Field Effective Date” means the date of the notice delivered to Principia by Sanofi of its election to exercise its rights under Section 2.4 to include the Expanded Field in the Field.

1.33 “Existing Confidentiality Agreement” means the Confidential Disclosure Agreement entered into by Sanofi, a société anonyme duly organized and existing under the laws of France and the parent company of Sanofi, and Principia effective as of March 14, 2016, and as amended as of January 26, 2017 and July 31, 2017.

1.34 “FDA” means the U.S. Food and Drug Administration or its successor.

1.35 “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

1.36 “Field” means the Initial Field; and, if Sanofi so elects pursuant to Section 2.4, the Expanded Field.

1.37 “First Commercial Sale” means, with respect to a Product and country, the first sale of such Product in such country for end use or consumption.

1.38 “GCPs” means the then-current standards, practices and procedures promulgated or endorsed by the FDA for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of clinical trials as set forth in the guidelines titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures in jurisdictions outside the U.S., as they may be updated from time to time, that provide assurance that the data and reported results are credible and accurate, and that the rights, integrity, and confidentiality of trial subjects are protected.

1.39 “Generic Product” means, with respect to a particular Product, any pharmaceutical product that (a) contains the applicable Compound, and (b) is (i) approved under Section 505(j) (or a successor law) or similar law in the applicable country or (ii) (A) is approved under 505(b)(2) of the FD&C Act (or a successor law) in the U.S. or similar law in the applicable country, (B) is approved for multiple sclerosis or for the same Indication for which such Product is approved, and (C) the application for such approval expressly or statutorily uses as its “reference drug” (or foreign equivalent of such concept) (“Reference Drug”) either (x) such Product containing such Compound or (y) any other product that used such Product as its Reference Drug.

1.40 “GLPs” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and comparable regulatory standards in jurisdictions outside the U.S., as they may be updated from time to time.

1.41 “[*] Assay” means [*] assay to [*] as identified in the EDP.

1.42 “[GLP Toxicology] Study” means [the three (3) month toxicology] study for the PRN2246 Product identified in the EDP.

1.43 “GMPs” means the then-current good manufacturing practices required by the FDA, as defined in 21 C.F.R. Parts 210 and 211 and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable laws or regulations applicable to the manufacture and testing of pharmaceutical materials in jurisdictions outside the U.S., as they may be updated from time to time. GMPs will include applicable quality guidelines promulgated under the International Conference on Harmonization.

1.44 “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.45 “Government Official” means (a) any officer, employee (including physician, hospital administrator, or other healthcare professional), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party or any official of a political party.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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CONFIDENTIAL

1.46 “HSR Act” means the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended.

1.47 “IFRS” means the then current International Financial Reporting Standards.

1.48 “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or (b) the equivalent application to the equivalent Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.49 “Indication” means any disease or condition in humans.

1.50 “Information” means any data, results, and information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports, clinical and non-clinical study reports, regulatory submission summaries and regulatory submission documents, expertise, technology, test data including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data, analytical and quality control data, stability data, studies and procedures.

1.51 “Initial Field” means the treatment, diagnosis, prediction, detection or prevention of (a) multiple sclerosis or any other disease, disorder, state, condition, or malady of the brain or spinal cord, or (b) any neurological disease, disorder, state, condition, or malady involving the retina or optic nerve in humans, in each case ((a) and (b)), including those central nervous system indications set forth set forth in Exhibit B but, for clarity, excluding Indications of the peripheral nervous system and the Indications set forth on Exhibit A.

1.52 “Initiation” of a clinical trial means the dosing for the first patient in such clinical trial.

1.53 “Major European Country” means the United Kingdom, France, Germany, Spain or Italy.

1.54 “Major Patent Authorities” means the United States Patent and Trademark Office and the European Patent Office.

1.55 “NDA” means a New Drug Application or supplemental New Drug Application, as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or any foreign equivalents thereof.

1.56 “Net Sales” means, with respect to a given period of time and a given Product and commencing with the First Commercial Sale of such Product in the applicable country, the gross

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

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amount invoiced by Sanofi or its Affiliates or Sublicensees (each a “Selling Party”) to Third Party purchasers (including Distributors) for the sale of a Product to Third Parties, less the following deductions and offsets that are actually incurred, allowed, accrued or taken (excluding sales in countries and for Products for which the Royalty Term is not in effect):

(a) normal and customary trade, cash, quantity and prompt settlement discounts, chargebacks, allowances and credits including cash coupons and retroactive price reductions;

(b) credits, repayments or allowances actually granted for damaged Products, returns or rejections of the Product, price adjustments and billing errors, in each case not in excess of the selling price of the Product;

(c) reasonable and customary rebates, chargebacks and discounts (or equivalents thereof), based on the invoiced price or net price to Third Party purchasers, granted to (i) managed health care organizations, (ii) pharmacy benefit managers (or equivalents thereof), (iii) Governmental Authorities, including their agencies, purchasers and reimbursers (such as, by way of illustration, federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program), or (iv) trade customers;

(d) transportation costs, including insurance, for outbound freight related to delivery of the Product to the extent billed separately on the invoice and paid by the Third Party purchaser but only to the extent actually included in gross sales;

(e) sales, value added (to the extent not reimbursable under Applicable Law) taxes, customs and excise duties and other governmental charges, but excluding what is commonly known as income taxes;

(f) reasonable fees paid to wholesalers, Distributors, logistics service providers, selling agents, group purchasing organizations, Third Party payors and managed care entities (capped at [*] of Net Sales for the applicable period);

(g) [*], provided that [*] will be included in Net Sales;

(h) [*] in accordance with Sanofi’s and its Affiliate’s Sanofi SOPs or its or their Sublicensee’s standard policies and procedures consistently applied across its products, as applicable, [*] but only to the extent [*] and

(i) [*], which Sanofi or its Affiliates or Sublicensees actually deduct from the gross sales price in order to calculate net sales for financial reporting purposes in accordance with IFRS.

The methodology for calculating (a) through (i), on a country-by-country basis, will conform to (x) the applicable Accounting Standards, and (y) Sanofi SOPs. Any of the deductions listed above that involves a payment by the Selling Party will be taken as a deduction in the Calendar Quarter in which such payment is accrued by such entity.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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In the case of pharmacy incentive programs, hospital performance incentive programs, chargebacks, disease management programs, similar programs or discounts on portfolio product offerings, all rebates, discounts and other forms of reimbursements will be allocated among products on the basis on which such rebates, discounts and other forms of reimbursements were actually granted or, if such basis cannot be determined, in accordance with the Selling Party’s existing allocation method, provided that any such allocation will be done in accordance with Applicable Law, including any price reporting laws, rules and regulations. The Selling Party’s transfer of any Product to an Affiliate or Sublicensee will not result in any Net Sales unless the transferee is an end user.

Net Sales will also include the fair market value of all consideration received by the Selling Party in respect of any sale of the Product (other than those excluded from Net Sales under the last sentence of this definition or otherwise), whether such consideration is in cash, payment in kind, exchange for value or another form. If any discounts or other deductions or rebates are made in connection with sales of a Product that is bundled or sold together with other products of the Selling Party, then the discount, deduction or rebate applied to the Product will not exceed the discount, deduction or rebate applied to any of the other products of the Selling Party in such arrangement based upon the respective list prices of the Product and such other products prior to applying the discount, unless Sanofi provides (or causes its Sublicensee to so provide) evidence reasonably satisfactory to Principia that such difference is commercially reasonable and does not unfairly prejudice the Product in favor of such other products.

On a country-by-country basis, in the event a Product is sold as a combination product comprising (x) a Compound and (y) one or more other pharmaceutically active ingredient(s) (with respect to (y), “Other API” and with respect to (x) and (y), a “Combination Product”), Net Sales, for purposes of determining royalty payments on such Product, will be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the average gross invoice price of the Product in the same dose and quantity, in the same country and during the same Calendar Quarter when sold separately in such country and B is the gross invoice price of the other average net invoice prices in such country of Other API included in the Combination Product when sold as separate pharmaceutical product in the same dose and quantity and during the same Calendar Quarter in such country.

With respect to any Combination Product where (i) the Other API is not sold separately in the applicable country during the applicable accounting period, (ii) the other active ingredient is a generic form of an approved drug product (whereby there are no Third Party Patents, in the country of sale, claiming or covering composition of matter, method of use, formulation or combination of such form that is included in the Combination Product), or (iii) the Product containing the Compound is not sold separately in the applicable country during the applicable accounting period, then the Parties will negotiate in good faith a reasonable adjustment to Net Sales in such country that takes into account the medical contribution to the Combination Product of, and all other factors reasonably relevant to the relative value of, the Compound(s), on the one hand, and the Other API, collectively, on the other hand.

Notwithstanding the foregoing, the Parties agree that adjuvants or excipients contained in a Product (including chemical entities or technologies improving solubility, stability, bioavailability or pharmacokinetic profile of a Product) will not be deemed to be active ingredients.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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CONFIDENTIAL

For clarification, the sale of a Product by the Selling Party to its Affiliate or Sublicensee for resale by such entity to an unaffiliated Third Party (including a Distributor) will not be deemed a sale for purposes of “Net Sales” hereunder, but the sale of such Product by such entity to an unaffiliated Third Party (including a Distributor) will be deemed to be a sale by the Selling Party of a Product to a Third Party for purposes of calculating Net Sales hereunder and royalties and sales milestones owed by the Selling Party under Article 5. Further, the following will not be included in “Net Sales”: Products (i) transferred for administration to patients enrolled in clinical trials, (ii) distributed for patient assistance or compassion use, or (iii) used as samples to promote the Products, provided, however, that “named-patient” sales will be included in “Net Sales” if such sales are made above cost.

1.57 “Next Clinical Trial” means a Clinical Trial for a PRN2246 Product, which either (a) is [*] study, or (b) is, or includes (as part of a larger Clinical Trial), either a [*] study or a [*] of the PRN2246 Product.

1.58 “Non-Clinical Studies” means all non-human studies of Compounds and Products.

1.59 “Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, innovation patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.60 “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.

1.61 “Phase 1 Clinical Trial” means a human clinical trial of a product that would satisfy the requirements of 21 CFR 312.21(a) or the foreign equivalent.

1.62 “Phase 2 Clinical Trial” means a study of a product in the Field in human patients to determine initial efficacy, pharmacological effect, or dose range or regimen finding before embarking on any Phase 3 Clinical Trial, as further defined in 21 C.F.R. 312.21(b), as may be amended from time to time, or the corresponding foreign regulations.

1.63 “Phase 3 Clinical Trial” means a pivotal study (whether or not denominated a “Phase 3” clinical study under applicable regulations) in the Field in human patients with a defined dose or a set of defined doses of a product designed to ascertain efficacy and safety of such product for the purpose of enabling the preparation and submission of a marketing authorization application to the relevant Regulatory Authorities in a country of the Territory, as further defined in 21 C.F.R. 312.21(c), as may be amended from time to time, or the corresponding foreign regulations.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

1.64 “Phase 4 Clinical Trial” means a human clinical trial of a product conducted after Regulatory Approval of such product has been obtained from an appropriate Regulatory Authority in the country in which such trial is to be conducted (including post-approval studies), which trial (a) is not conducted due to a request or requirement of a Regulatory Authority (a “Voluntary Phase 4 Clinical Trial”), or (b) is conducted due to a request or requirement of a Regulatory Authority, and, in each case ((a) and (b)), is not a Phase 1 Clinical Trial, Phase 2 Clinical Trial or Phase 3 Clinical Trial. A Phase 4 Clinical Trial may include epidemiological studies, modeling and pharmacoeconomic studies, “post-marketing surveillance trials” and investigator-sponsored clinical trials, but excludes clinical trials conducted for the purposes of label expansion or initial Regulatory Approval.

1.65 “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.66 “Principia Know-How” means all Information Controlled, as of the Signing Date or any time thereafter before expiration or termination of this Agreement, by Principia or any of its Affiliates that is reasonably necessary or useful for (or was actually used in) the Development or Commercialization (including the research, development, manufacture, having manufactured, use, importation, exportation, registration, offer for sale or sale) of Compounds or Products, including any such Information made or generated by or on behalf of Principia or any of its Affiliates in the course of performing Principia’s obligations or exercising Principia’s rights under this Agreement, excluding rights under any Principia Patents and Principia’s interests in Joint Patents and Joint Inventions and excluding any Information to the extent relating to any proprietary compound owned by Principia or its Affiliates which proprietary compound is not a Compound.

1.67 “Principia Non-Program Patents” means the Principia Patents other than Principia Program Patents.

1.68 “Principia Patents” means all Patents Controlled, as of the Signing Date or any time thereafter before expiration or termination of this Agreement, by Principia or any of its Affiliates that claim or cover the composition of matter, formulation, manufacture or use of one or more Compounds or Products or that would otherwise be infringed, absent a license, by the Development or Commercialization (including the research, development, manufacture, having manufactured, use, importation, exportation, registration, offer for sale or sale) of any Compound or Product, excluding the Joint Patents and excluding any Patent that claims or covers any proprietary compound owned by Principia or its Affiliates other than the Compounds and does not claim or cover the composition of matter, formulation, manufacture or use of any Compound or any Product containing a Compound as its sole active ingredient. The Principia Patents existing as of the Signing Date are set forth in Exhibit C-1. Notwithstanding the foregoing, Principia Patents shall exclude the Patents specifically identified on Exhibit C-3.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

1.69 “Principia Program Patent” means any Principia Patent that (a) includes at least one claim that covers the composition of matter of one or more Compounds or Products; or (b) solely claims or covers the manufacture, formulation or use of one or more Compounds or Products (and not the manufacture or formulation or use of other compounds or products). The Principia Program Patents existing as of the Signing Date are identified in Exhibit C-2 and such Principia Program Patents shall be deemed Principia Program Patents whether or not such Patents continue to meet the requirements set forth in clause (a) or clause (b) after the Signing Date.

1.70 “Principia Technology” means the Principia Patents, Principia Know-How, and Principia’s interest in Joint Patents, Joint Inventions and Joint Information.

1.71 “[*]” means [*] that are [*], including [*].

1.72 “PRN1008” means the molecule referred to by Principia as PRN1008, having the chemical structure set forth in Exhibit D-3.

1.73 “PRN2246” means the molecule referred to by Principia as PRN2246, having the chemical structure set forth in Exhibit D-4.

1.74 “PRN2246 Product” means a Product containing PRN2246.

1.75 “Product” means any pharmaceutical product, including all forms, doses and formulations, containing a Compound alone or in combination with other therapeutically active ingredients.

1.76 “Regulatory Approval” means all approvals necessary for the manufacture, marketing, importation and sale of a Product for one or more Indications in the applicable Field in a country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements, but which will exclude Price Approvals.

1.77 “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval, including (a) the FDA, (b) the European Medicines Agency, (c) the European Commission, (d) the Japanese Ministry of Health, Labour and Welfare, and (e) the Japanese Pharmaceuticals and Medical Devices Agency, and, in each of (a) through (e), including any successor thereto.

1.78 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Product other than patents, including rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997 (including pediatric exclusivity), or rights similar thereto outside the U.S.

1.79 “Regulatory Materials” means regulatory applications, submissions, notifications, correspondences, registrations, Regulatory Approvals or other filings made to or with, or other approvals granted by, a Regulatory Authority that are necessary or reasonably desirable in order to Develop, manufacture, market, sell or otherwise Commercialize a Product in a particular country or regulatory jurisdiction. Regulatory Materials include INDs and NDAs.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

1.80 “Reporting Company” means (a) a reporting company under the United States Securities and Exchange Act of 1934, or (b) a company that has publicly filed with the Securities and Exchange Commission, and has not withdrawn, a Form S-1.

1.81 “[*]” means [*] or [*]. For clarity, [*].

1.82 “SAD/MAD Clinical Trial” means the first Phase 1 Clinical Trial which is designed as a single ascending dose/multiple ascending doses study(ies) for the PRN2246 Product in accordance with the protocol included in the EDP.

1.83 “Sanofi Competitor” means (a) any company engaged in, or that has an Affiliate that is engaged in, [*]; or (b) any of the [*] Third Party biopharmaceutical companies that have, together with its Affiliates, the highest annual revenues worldwide (based on the latest year available) for products [*] and any Affiliate thereof.

1.84 “Sanofi Cost” means, with respect to a given expenditure, that Sanofi bears the cost of such expenditure subject to the cost-sharing provisions set forth in Exhibit K with respect to the Co-Funding Option.

1.85 “Sanofi Know-How” means all Information Controlled, as of the Effective Date or any time thereafter before expiration or termination of this Agreement, by Sanofi or any of its Affiliates that is necessary for (or was actually used in) the Development or Commercialization (including the research, development, manufacture, having manufactured, use, importation, exportation, registration, offer for sale or sale) of Compounds or Products, including any such Information made or generated by or on behalf of Sanofi or any of its Affiliates or sublicensees in the course of performing Sanofi’s obligations or exercising Sanofi’s rights under this Agreement, excluding rights under any Sanofi Patents and Sanofi’s interests in Joint Patents and Joint Inventions.

1.86 “Sanofi Patents” means all Patents Controlled, as of the Effective Date or any time thereafter before expiration or termination of this Agreement, by Sanofi or any of its Affiliates that claim or cover the composition of matter, manufacture or use of one or more Compounds or Products or that would otherwise be infringed, absent a license, by the Development or Commercialization (including the research, development, manufacture, having manufactured, use, importation, exportation, registration, offer for sale or sale) of any Compound or Product, excluding the Joint Patents.

1.87 “Sanofi SOPs” means Sanofi’s standard accounting practices and methodologies, as applied across Sanofi and its Affiliates in a consistent manner.

1.88 “Sanofi Technology” means the Sanofi Patents, Sanofi Know-How, and Sanofi’s interest in Joint Patents, Joint Inventions and Joint Information.

1.89 “SEC” means the U.S. Securities and Exchange Commission.

1.90 “Sublicensee” means any Third Party that is granted a sublicense (whether directly or through multiple tiers) under Section 2.3(a) by Sanofi or its Affiliate in accordance with the terms of this Agreement to sell one or more Compounds or Products, respectively, other than a

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

Distributor. Any other sublicensee under Section 2.3(a) (other than a Distributor) (whether directly or through multiple tiers) is referred to herein as a “sublicensee,” provided that, where this Agreement generally refers to “sublicensees” of Sanofi, the term sublicensees will also include those Persons that are Sublicensees.

1.91 “Study Report” means: (a) with respect to the [*], the [*] containing [*]; and (b) with respect to the [*], the [*].

1.92 “Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, addition, penalty or interest), imposed, assessed or collected by any Governmental Authority.

1.93 “Territory” means all countries in the world.

1.94 “Third Party” means any entity other than Principia or Sanofi or an Affiliate of either of them.

1.95 “Third Party Licenses” means those license agreements entered into, or to be entered into, by and between a Party or its Affiliate, on the one hand, and a Third Party on the other hand, to license intellectual property of the Third Party in connection with the Development or Commercialization of any Compound or Product. Third Party Licenses entered into by Principia prior to the Effective Date (“Existing Principia Licenses”), if any, are set forth in Exhibit E.

1.96 “U.S.” means the United States of America (including all possessions and territories thereof).

1.97 “Valid Claim” means a claim of an issued and unexpired Patent, the validity, enforceability or patentability of which has not been affected by any of the following: (a) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer; or (b) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, national or regional patent office, or other Governmental Authority or appropriate body that has competent jurisdiction, which holding, finding or decision is final and unappealable or unappealed within the time allowed for appeal.

In addition to the foregoing definitions, the following table identifies the location of definitions set forth in various other Sections of, or Exhibits to, the Agreement:

Defined Terms	Section / Exhibit
Acting Improperly	7.3(c)(ii)
Acquiror	12.5(b)
Additional Tax	5.7(c)(i)
Aggregate Principia Development Share Cap	Exhibit K-2
Agreement	Introductory paragraph
Allowable Expenses	Exhibit K-2

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

Defined Terms	Section / Exhibit
Alternate Product	Exhibit K-1
Annual Principia Development Share Cap	Exhibit K-2
Applicable Court	11.2
[*]	[*]
Bankruptcy Code	10.5
Bankrupt Party	10.12
Buy-Out Closing	Exhibit K-1
Buy-Out Closing Date	Exhibit K-1
Buy-Out Determination	Exhibit K-1
Buy-Out Notice	Exhibit K-1
Change in Control Termination	10.2(b)
Claim	8.3
Co-Development Funding	Exhibit K-1
Co-Funding Compensation	Exhibit K-1
Co-Funding Executives	Exhibit K-2
Co-Funding Option	Exhibit K-1
CNS Indications	5.3(c)(i)
Development Budget Excess	Exhibit K-1
Dispute	11.1
Distinct Indication	5.3(c)(i)
Distribution/Warehousing Costs	Exhibit K-2
Early Development Program	3.2(a)
EDP	3.2(a)
Effective Date	7.6
End of Phase 2 Meeting	Exhibit K-1
Exercise Notice	Exhibit K-1
Existing Principia Patents	7.2(a)
Expansion Notice	2.4
Extended Payment Period	Exhibit K-1
FTC	7.6
FMV	Exhibit K-1
HSR Condition	7.6
Increased Royalty	Exhibit K-1
Increased Royalty Election	Exhibit K-1
Indemnified Party	8.3
Indemnifying Party	8.3
Invalidity or Unenforceability Action	6.5(a)
Joint Information	6.1
Joint Inventions	6.1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

Defined Terms	Section / Exhibit
Joint Patent	6.3(b)
Joint Working Group or JWG	3.2(d)
KRM	5.3(d)
Manufacturing Costs	Exhibit K-2
Marketing Study Costs	Exhibit K-2
Market Share Period	5.5(c)(ii)
Marks	6.9
Medical Affairs Activities	Exhibit K-2
Medical Affairs Costs	Exhibit K-2
Net Loss	Exhibit K-2
Net Profit	Exhibit K-2
Non-Prosecuting Party	6.3(d)(i)
Optioned Product	Exhibit K-1
Party Representatives	7.3(c)
Patent and Trademark Costs	Exhibit K-2
Payment Deficit	Exhibit K-1
Phase 2 Package	Exhibit K-1
[*]	[*]
Phase 3 Notification	Exhibit K-1
Phase 3 Program	Exhibit K-1
Phase 3 Program Plan	Exhibit K-1
Principia Damages	8.2
Principia Indemnitees	8.2
Principia	Introductory paragraph
Product Infringement	6.4(a)
Profit (Loss) Share	Exhibit K-1
Profit (Loss) Share Election	Exhibit K-1
Profit (Loss) Share Percentage	Exhibit K-1
Program Cessation	2.4
Project Leader	3.2(d)
Prosecuting Party	6.3(d)(i)
Prosecution Activities	6.3(a)(i)
Publications	9.6
P&L Report	Exhibit K-1
Redacted Agreement	9.3(c)
Reporting Company	Exhibit K-1
Retained Inventory	4.1
Royalty Report	5.5(d)
Royalty Term	5.5(b)
Sales and Marketing Costs	Exhibit K-2

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

Defined Terms	Section / Exhibit
Sanofi	Introductory paragraph
Sanofi Commercial Credit	Exhibit K-1
Sanofi Damages	8.1
Sanofi Indemnitees	8.1
Sanofi Withholding Tax Action	5.7(c)(i)
SDEA	4.2(e)(ii)
Segregate	2.6(d)
Signing Date	Introductory paragraph
Sole Inventions	6.1
Sublicense or Subcontractor Agreement	2.3(c)
Term	10.1
Termination Agreement	10.8(d)
Termination for Convenience	10.2(a)
Termination for Safety	10.2(c)
Transfer Plan	3.2(g)
Transition	3.1
Transition Assistance	10.8(d)
U.S. Budget	Exhibit K-1
U.S. Budget Excess	Exhibit K-1
U.S. Commercial Plan	Exhibit K-1
Valuation Expert	Exhibit K-1
Valuation Report	Exhibit K-1
VAT	5.7(d)

ARTICLE 2

LICENSES

2.1 Grant to Sanofi. Subject to the terms and conditions of this Agreement, Principia, on behalf of itself and its Affiliates, hereby grants Sanofi an exclusive, royalty-bearing, sublicenseable (solely in accordance with Section 2.3), license, under the Principia Technology solely to Develop and Commercialize (including to make, have made, use, import, export, register, offer for sale and sell) Compounds and Products in the Initial Field (and, upon expansion of the Field to include the Expanded Field pursuant to Section 2.4, the Expanded Field) in the Territory.

2.2 Grant to Principia. Subject to the terms and conditions of this Agreement, Sanofi hereby grants to Principia a non-exclusive, royalty-free, sublicenseable (solely in accordance with Section 2.3) license, under the rights granted to Sanofi in Section 2.1 solely for purposes of performing Principia’s obligations under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

2.3 Sublicensing.

(a) Sublicensing by Sanofi. The license granted by Principia to Sanofi in Section 2.1 may be sublicensed by Sanofi through multiple tiers without Principia’s prior written consent, to any Affiliate of Sanofi or to any Third Party, including to one or more subcontractors or consultants, provided that Sanofi remains responsible for any obligations delegated to such Affiliate or Third Party (including subcontractors and consultants) to the same extent it would if it were performing such obligations itself.

(b) Sublicensing by Principia. Subject to Sanofi’s prior written consent (except as set forth in Section 3.2(i)), the license granted by Sanofi to Principia in Section 2.2 may be sublicensed by Principia to one or more subcontractors to perform Principia’s obligations under this Agreement or the EDP, provided that Principia remains responsible for any obligations delegated to such subcontractors to the same extent it would if it were performing such obligations itself.

(c) Sublicense and Subcontractor Agreements.

(i) Generally. Each agreement pursuant to which a Party grants a sublicense to a Third Party under a license granted in Section 2.1 or Section 2.2, or subcontracts its obligations pursuant to Section 3.2(i) or Section 4.4 (each, a “Sublicense or Subcontractor Agreement”), will be consistent with and subject to the applicable terms and conditions of this Agreement and any Third Party Licenses sublicensed to the sublicensee or subcontractor, as the case may be.

(ii) Commercial Sublicensees. If Sanofi or its Affiliate grants a sublicense to a Sublicensee, then Sanofi (a) will include in such Sublicense requirements analogous to those in Sections [*] (except with respect to [*], which are governed by the following clause (b)) and (b) will use Commercially Reasonable Efforts to include in such Sublicense requirements analogous to those in Sections [*], in each case ((a) or (b)) as if the Sublicensee were Sanofi. In addition, any sublicense by Sanofi of its rights to Develop or Commercialize Products shall remain subject at all times to Principia’s Co-Funding Option (for so long as it remains in effect), and Sanofi shall ensure that any such sublicense agreement shall confer upon Principia the right to exercise its Co-Funding Option and share in either profits and losses in the U.S. or an incremental royalty worldwide for the Optioned Product (as if the Sublicensee were Sanofi and otherwise as specified in Exhibit K) to the same extent and on the same terms as provided in this Agreement, unless otherwise agreed in writing by Principia.

2.4 Expansion of Field of Use. In the event that either (a) a Program Cessation occurs, or (b) Principia is willing to expand the Field to include the Expanded Field, Principia will so notify Sanofi in writing (the “Expansion Notice”). Sanofi will have a period of [*] days to elect to exercise its right to expand the Field to include the Expanded Field, which election will be delivered in writing to Principia during such time period. Upon the Expanded Field Effective Date, the Field will be deemed to include the Expanded Field. As used herein, “Program Cessation” shall mean that all development by Principia, its licensee(s) and its and their Affiliates of PRN1008 and any BTK Inhibitor back-up or follow-on molecules for PRN1008 (but, for clarity, excluding any Compounds or Products) has ceased for a period of at least [*] or more.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

2.5 No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants to the other Party any license, express or implied, under its intellectual property rights.

2.6 Exclusivity and Segregation.

(a) During the Term and except with respect to activities conducted pursuant to the EDP or with respect to a Product terminated pursuant to Article 10, Principia will not, and will cause its Affiliates (subject to Section 2.6(b)) not to, in any country or other jurisdiction in the Territory:

(i) directly or indirectly, conduct non-clinical, including pre-clinical, or clinical development of, commercialize or manufacture for clinical or commercial use, any Compound or Product (in each case, whether in the Initial Field or in the Expanded Field);

(ii) directly or indirectly, conduct Clinically Enabling Studies or clinical development of, commercialize or manufacture for clinical or commercial use, any BTK Inhibitor (other than a Compound under the EDP) or any product containing any BTK Inhibitor other than a Compound, in the Initial Field; or

(iii) license, authorize, support, appoint, or otherwise enable any Third Party to conduct any of the activities specified in clauses (i) and (ii) of this Section 2.6(a).

The foregoing obligations will not apply, however, and Principia and its Affiliates will retain all rights, to research, develop, manufacture and commercialize, itself or through one or more Third Parties, (x) any BTK inhibitor (other than a Compound) for use outside the Initial Field, and (y) any compound whether or not it has an effect on the inhibition of BTK, but which is not a BTK Inhibitor, in any field of use.

(b) During the Term prior to the expansion of the Field to include the Expanded Field, Sanofi will not, and will cause its Affiliates not to, in any country or other jurisdiction in the Territory:

(i) directly or indirectly, conduct Clinically Enabling Studies or clinical development of, commercialize or manufacture for clinical or commercial use, any Compound or Product outside of the Initial Field; or

(ii) license, authorize, support, appoint, or otherwise enable any Third Party to conduct any of the activities specified in clause (i) of this Section 2.6(b).

(c) If Principia undergoes a Change in Control during the Term, in which the Acquiror is a Sanofi Competitor, then (i) Principia will Segregate such Sanofi Competitor’s Competing Activities, and (ii) (A) any and all reporting obligations of Sanofi hereunder other than Royalty Reports will immediately cease, and (B) the JWG, if constituted, will immediately disband, in which case (the occurrence of (i) and (ii), as applicable), such Sanofi Competitor’s Competing Activities, as applicable, will not constitute a breach of Section 2.6(a).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

(d) As used herein, “Segregate” means the implementation by Principia and its Acquiror of a plan developed and implemented by Principia and its Acquiror in good faith, to segregate the Competing Activities from any and all Development and Commercialization activities under this Agreement, including ensuring that: (i) no personnel involved in the Competing Activities has access to non-public plans or non-public information relating to the Development or Commercialization of Compounds and Products, any other Confidential Information of Principia that is solely related to Compounds and Products or any Confidential Information of Sanofi; and (ii) no personnel involved in the Development or Commercialization of Compounds and Products have access to non-public plans or information relating to the Competing Activities, provided, that, in either case ((i) or (ii)), management personnel of Principia and the Acquiror may review and evaluate plans and information regarding both the development and commercialization of such competing BTK Inhibitor and of Compounds and Products solely in connection with the consideration of (x) whether to exercise the Co-Funding Option pursuant to Section 5.6, (y) whether to convert from the Profit (Loss) Share Election to the Increased Royalty Election or (z) budgetary and planning matters across its portfolio (but not for any strategic purpose relating to Competing Activities). “Segregation” will have a correlative meaning.

ARTICLE 3

DEVELOPMENT

3.1 Development Overview. The Parties desire and intend to transition the Development of Compounds and Products from Principia to Sanofi (the “Transition”), provided that, before the completion of the Transition, Principia will conduct certain early Development activities set forth in Section 3.2 in coordination with Sanofi.

3.2 Early Development Program.

(a) Early Development Program. The Parties intend and agree to undertake a limited joint development program in which Principia will conduct, in good scientific manner and in accordance with Applicable Law, the [*] and related activities (such program, the “Early Development Program”) pursuant to the early development plan (including associated protocols) attached hereto as Exhibit F (as amended from time to time, the “EDP”). Sanofi may amend the EDP at its sole discretion, provided such amendments are not anticipated to (i) delay the achievement of results for the activities contemplated thereunder for more than [*], (ii) materially increase the scope of Principia’s activities, or (iii) increase the initially budgeted costs with respect to the activities set forth therein by more than [*] in the aggregate, provided further that, if any of the foregoing ((i) through (iii)) are anticipated, then Principia’s consent will be required, but may not be unreasonably withheld (except in the case of an increase above the initially budgeted costs with respect to the activities set forth therein by more than [*] in the aggregate), conditioned or delayed. In the event of an inconsistency between the EDP and this Agreement, the terms of this Agreement will prevail.

(b) Responsibilities. Unless the Parties agree in writing upon an alternate allocation of responsibility and subject to Section 12.5(c), Principia will perform in good faith the activities set forth in the EDP.

(c) Costs. Principia will be responsible for the first [*] of Development Costs incurred by Principia with respect to the [*] in accordance with the budget set forth in the initial EDP or a budget adjusted in accordance with Section 3.2(a), and if the total Development Costs to

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

conduct [*] (as it may be modified in accordance with this Agreement) exceed [*], then Sanofi will be responsible for any such costs incurred by Principia that are in excess of such [*] of Development Costs. Sanofi will be responsible for the first [*] of Development Costs incurred by Principia with respect to [*] in accordance with the budget set forth in the initial EDP, and if the total Development Costs to conduct such studies exceed [*], then Principia will be responsible for any such costs incurred by Principia that are in excess of such [*] of Development Costs; provided, however, that Sanofi will be responsible for any Development Costs incurred by Principia under the [*] that are a result of any amendment to the EDP after the Effective Date. Except as otherwise agreed by the Parties in writing, Sanofi shall be solely responsible for any Development Costs incurred by Principia under the EDP to the extent [*].

(d) Project Leaders and Joint Working Group. Promptly after the Effective Date, each Party will appoint a project leader who will have sufficient knowledge and expertise in the development of products similar to the Products (a “Project Leader”). Each Project Leader will be responsible for coordinating activities conducted under this Agreement, including the formation of a joint working group (the “Joint Working Group” or “JWG”) to monitor and provide a forum to discuss and coordinate the Parties’ Early Development Program activities. It will be the responsibility of the Project Leaders to establish regular JWG meetings to ensure effective exchange of information and monitoring of activities. The JWG will have solely an advisory role, the scope of which will include:

(i) review and discuss the EDP, including budgetary matters;

(ii) assist in facilitating the flow of Information between the Parties with respect to the Early Development Program;

(iii) monitor the transfer of Regulatory Materials for the PRN2246 Product from Principia to Sanofi; and

(iv) following the Effective Date, monitor the transfer of manufacturing technology among Principia, Sanofi and their respective contract manufacturers pursuant to the Transfer Plan.

Each Party will appoint two representatives to the JWG. Subject to Section 3.3(c), the JWG will meet on a quarterly basis and may meet in person, by videoconference or by teleconference. Each Party will bear the expense of its respective JWG members’ participation in JWG meetings. Project Leaders will be responsible for documenting meeting minutes and action items. This responsibility will alternate between the Parties, with Sanofi’s Project Leader taking the first minutes. Each Party may, at its discretion, appoint an alliance manager as the point of contact for matters arising under this Agreement and partner relations, and such alliance manager will be a member of the JWG.

(e) EDP Reports; Phase 1 Clinical Trial Reviews. Principia will provide monthly updates to the JWG of its activities and results under the EDP. Principia will provide advance notice of and allow Sanofi to participate in, on a silent observer basis, any Phase 1 Clinical Trial calls with any of the subcontractors engaged by Principia to conduct such Phase 1 Clinical Trial.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(f) EDP Records. Principia will maintain complete and accurate records (in the form of technical notebooks or electronic files where appropriate) of all work conducted by it under the EDP and all Information resulting from such work. Such records, including any electronic files where such Information may also be contained, will fully and properly reflect all work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in compliance with GLP, GMP and GCP. Sanofi will have the right to review and copy such records maintained by Principia at reasonable times and to obtain access to originals to the extent needed for patent or regulatory purposes or for other legal proceedings.

(g) Transfer Plan and Assistance. In accordance with the transfer plan set forth on Exhibit G (the “Transfer Plan”) (including the timelines specified therein), Principia will:

(i) Transfer to Sanofi or its designee the Principia Know-How, including such Principia Know-How that (A) is necessary or useful for Sanofi or such designee (as applicable) to replicate the manufacturing process and any analytical testing employed, and (B) was used by Principia in the most recent manufacturing of PRN2246 or any PRN2246 Product.

(ii) Transfer and assign to Sanofi or its designee, [*], the existing inventory (i.e., Compounds, intermediates and related raw materials) in the amounts specified in Exhibit H.

(iii) Transfer and assign, at Sanofi’s election and to the extent permitted, to Sanofi any manufacturing, supply or quality agreement then in effect between Principia and [*] to the extent relating to the supply of PRN2246 or PRN2246 Products, provided that, at Sanofi’s request, Principia will [*] such assignment.

Principia will, [*], provide reasonable consultation and assistance (“Transfer Assistance”) after the Effective Date in accordance with the Transfer Plan, which will include a reasonable maximum number of hours that Principia will commit to such transfer without cost to Sanofi, after which Principia will have the right to charge Sanofi at the Development FTE Rate for its services in connection with such transfer, if needed, subject to any limitations set forth in the Transfer Plan. After the Signing Date, Principia will continue to provide Sanofi with access to that certain electronic data room to which Principia granted Sanofi access before the Signing Date and will not close such electronic data room without providing Sanofi reasonable advance notice and the ability to make copies of the contents of such electronic data room, and any transfers scheduled under the Transfer Plan to occur may be effected through such electronic data room.

(h) Ongoing Principia Know-How Disclosures. Principia will disclose to Sanofi on a rolling basis any Information created or developed under, or after the completion of, the EDP that is determined by Principia, through the exercise of reasonable diligence, to constitute Principia Know-How.

(i) Subcontracting. Principia may, with Sanofi’s consent, perform its obligations under the EDP through one or more subcontractors or consultants, provided (i) upon Sanofi’s request, Principia will provide to Sanofi a copy of any agreement with any such

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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subcontractor or consultant (which agreement may be redacted solely to the extent it contains information unrelated to matters arising under this Agreement), in order to ensure consistency with the terms of this Agreement (including the terms of Article 6), and (ii) that Sanofi’s consent will not be required for those subcontractors or consultants set forth on Exhibit I.

3.3 Product Development by Sanofi. Other than as provided for in the EDP, Sanofi will have all rights to conduct, at Sanofi’s Cost, all Development of Compounds and Products in the Field, including all Phase 2 Clinical Trials and Phase 3 Clinical Trials, and any Phase 4 Clinical Trials, in its sole discretion (but subject to its diligence obligations under Section 3.3(a)). In addition, following completion of the EDP activities, the following will apply:

(a) Development Diligence. Sanofi will use Commercially Reasonable Efforts to obtain Regulatory Approval for one Product in one Indication in the Field in the U.S. and at least three (3) Major European Countries.

(b) Subcontracts. Sanofi may perform any Development work under this Agreement through one or more subcontractors or consultants.

(c) Governance. Following the completion of all Development activities set forth in the EDP and the delivery of all reports and other Information with respect thereto, the JWG will continue to meet as an advisory body no more frequently than [*] to monitor, and provide a forum to discuss Development with respect to any Compounds or Products, until the earlier of (i) Regulatory Approval of the first Indication for a Product (or, in the event of any Phase 4 Clinical Trials other than Voluntary Phase 4 Clinical Trials required in connection with such Regulatory Approval, the conclusion of such Phase 4 Clinical Trials) in each of the U.S. and three Major European Countries, or (ii) the cessation of Development activities with respect to any Compounds or Products, at which time ((i) or (ii)) the JWG will disband.

(d) Development Reports. Following completion of the EDP, Sanofi will provide written reports and updates to Principia at least [*] until the earlier of (i) Regulatory Approval of the first Indication of a Product (or, in the event of any Phase 4 Clinical Trials other than Voluntary Phase 4 Clinical Trials required in connection with such Regulatory Approval, the conclusion of such Phase 4 Clinical Trials) in each of the U.S. and three Major European Countries, or (ii) the cessation of Development activity hereunder.

ARTICLE 4

COMMERCIALIZATION, MANUFACTURING AND REGULATORY MATTERS

4.1 Manufacturing. Principia shall have no obligation to conduct (or cause its contract manufacturer) any additional manufacture of Compounds or Products. Except with respect to inventory designated as to be retained by Principia in Exhibit H (“Retained Inventory”) and the inventory to be transferred to Sanofi pursuant to Section 3.2(g)(ii), Sanofi will be solely responsible for all CMC Development and all manufacture and supply of Compounds and Products for Development and Commercial use throughout the Territory under this Agreement but shall have no obligation to supply any Compounds or Products to Principia unless otherwise agreed in writing, provided that, if Principia requires such supplies to complete the EDP but has exhausted the Retained Inventory, the Parties will promptly discuss the lack of availability, and work in good faith to obtain quantities required in order to complete the EDP.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.2 Regulatory Matters.

(a) In General. Subject to Section 4.2(b)(ii), Sanofi will be responsible for establishing the regulatory strategy for the Compounds and Products in the Field, and will have full decision-making authority with respect thereto. For clarity, Principia shall have no rights to establish the regulatory strategy, and shall not make any filing or submission, for the Compounds and Products outside of the Field.

(b) Regulatory Responsibilities.

(i) Sanofi. Except as otherwise provided in Section 4.2(b)(ii), Sanofi will be responsible for preparing and filing all applicable Regulatory Materials, will be the holder of all applicable Regulatory Materials and will have primary operational responsibility for interactions with the applicable Regulatory Authorities.

(ii) Principia. Principia is responsible for the clinical trial application under which the SAD/MAD Clinical Trial is conducted and any amendments thereto. Upon the completion of the EDP, Principia will (A) assign and transfer to Sanofi the CTN and those materials set forth on Exhibit J, and (B) conduct those regulatory activities set forth on Exhibit F. Thereafter, at Sanofi’s reasonable request, Principia will provide reasonable consultation and assistance in support of Sanofi carrying out its regulatory responsibilities pursuant to Section 4.2(b)(i), including (X) participating in, and contributing to (in each case as needed) the preparation and conduct of Sanofi’s pre-IND meeting(s), (Y) contributing to, and commenting on, the initial IND application and assisting with responses to questions that arise during a Regulatory Authority’s review of such submissions, and (Z) promptly notifying Sanofi of any regulatory compliance matters related to the EDP of which Principia becomes aware (whether before or following the conclusion of the EDP), including clinical deviations or batch-related issues, that may adversely impact the Development of any Compounds or Product by Sanofi.

(c) Regulatory Costs. Principia will bear all of its own costs incurred by it with respect to the conduct of activities pursuant to Section 4.2(b)(ii), and Sanofi’s regulatory activities with respect to all Products and Compounds shall by at Sanofi Cost.

(d) Product Withdrawals and Recalls. Any decision to initiate a recall or withdrawal of a Product will be made by Sanofi, including with respect to any recall or withdrawal during the Early Development Program. In the event of any recall or withdrawal, Sanofi will take any and all necessary action to implement such recall or withdrawal in accordance with Applicable Law, with assistance from Principia as reasonably requested by Sanofi. Any such recall or withdrawal will be at Sanofi Cost (except in the case of a recall or withdrawal in the context of Development using materials used by Principia or its Affiliates or transferred to Sanofi by Principia that were non-conforming, in which case and to such extent such costs will be borne by Principia).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(e) Regulatory Reporting.

(i) Sanofi will provide Principia (A) the relevant sections of the initial IND application for the Products in the U.S., Japan and any Major European Country for comment in advance of submission, and (B) a copy of any applications made to a Regulatory Authority at the time of submission and any official Regulatory Authority meeting minutes for meetings evidencing the achievement (or lack thereof) of milestone events under Section 5.3, as applicable.

(ii) Principia will promptly provide Sanofi with all safety data and health risk information in its possession or control related to any Compound or Product and reasonably necessary for Sanofi to comply with its pharmacovigilance responsibilities in all countries in the Territory, including, as applicable, any adverse drug experiences (including those events or experiences that are required to be reported to the FDA under 21 C.F.R. §§ 312.32 or 314.80 or to foreign Regulatory Authorities under corresponding Applicable Law outside the United States of America) from pre-clinical or clinical laboratory, animal toxicology, pharmacology studies and clinical studies, in each case in the form reasonably requested by Sanofi. Subject to the terms of this Agreement, as soon as practicable following the request of Sanofi, but in any event within ninety (90) days after such request, Sanofi and Principia (under the guidance of their respective pharmacovigilance departments) will negotiate in good faith and enter into a reasonable and customary safety data exchange agreement (the “SDEA”), which will define the pharmacovigilance responsibilities of the Parties and include safety data exchange procedures governing the coordination of collection, investigation, reporting and exchange of information concerning any adverse experiences, and any product complaints associated with adverse experiences sufficient to enable each Party (and their respective Related Parties, if any) to comply with its legal and regulatory obligations. The SDEA will also provide the right for each Party to cross-reference all relevant safety data of the other Party.

(iii) Principia will notify Sanofi in writing of, and Sanofi will have a right to attend (if announced), any inspection or audit of Principia or, to the extent permitted, its Third Party manufacturer by a Regulatory Authority related to the conduct of the EDP within three (3) days of receiving notice thereof (or, if unannounced, within twenty four (24) hours thereof). Principia will promptly share with Sanofi any observations or comments by such inspecting or auditing Regulatory Authority, and will provide Sanofi with the opportunity to review and comment on any responses prepared with respect thereto reasonably in advance of submission to such Regulatory Authority.

(f) Sanofi Audits. At any time between the Effective Date and the first (1st) anniversary of the completion of Principia’s activities under the EDP, Sanofi will have the right to conduct audits from time to time of the records (including EDP records maintained pursuant to Section 3.2(f)), and inspect the premises, of Principia and, to the extent permitted, any of its Third Party manufacturers or service providers with respect to any matter concerning the conduct of the EDP or any Compounds or Products, upon reasonable advance notice to Principia and during normal business hours.

4.3 Commercialization.

(a) Overview. Sanofi will have the sole right and responsibility to Commercialize all Products in the Field in the Territory in accordance with this Agreement and in its sole discretion, subject to its diligence obligations under Section 4.3(c) and as provided in this Article 4.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b) Sales and Distribution. Sanofi will be solely responsible for handling all returns, recalls, order processing, invoicing and collection, distribution, and receivables for Products in the Territory. Sanofi will book all sales of Products in the Territory and will control all Price Approvals. Principia will not accept orders for Products or sell Products for its own account or for Sanofi’s account, and if Principia receives any order for Products in the Territory, it will refer such orders to Sanofi for acceptance or rejection.

(c) Commercialization Diligence Obligations. Sanofi will use Commercially Reasonable Efforts to Commercialize in the U.S. and at least three (3) Major European Countries one (1) Product in one Indication in the Field for which it receives Regulatory Approval.

4.4 Subcontracts. Sanofi may perform any of its activities under this Agreement through one or more Affiliates, subcontractors or consultants.

ARTICLE 5

FINANCIALS

5.1 License Fee.

(a) No later than [*] Business Days following receipt of an invoice for such amount, which invoice may be sent on or after the Effective Date, Sanofi will pay to Principia a nonrefundable, non-creditable (but, for clarity, this sentence is not intended to deprive a Party from any damages to which it would be entitled) license fee of forty million Dollars ($40,000,000).

(b) No later than [*] days following receipt of an invoice for such amount, which invoice may be sent on or after the Expanded Field Effective Date, if any, Sanofi will pay to Principia a nonrefundable, non-creditable (but, for clarity, this sentence is not intended to deprive a Party from any damages to which it would be entitled) license fee of [*].

5.2 Early Development Costs. Within [*] days after the end of each Calendar Quarter during which the Early Development Program is in effect, Principia will submit to Sanofi a report setting forth a good faith estimate of the Development Costs it incurred in such Calendar Quarter, which report will specify the amount of Development Costs which are subject to reimbursement by Sanofi in accordance with Section 3.2(c). Within [*] days following the end of such quarter, Principia will provide an updated version of such report to reflect the final amount of Development Costs incurred by it and an invoice for such amount that is subject to reimbursement by Sanofi, provided that if there are any Development Costs incurred in such Calendar Quarter that Principia is unable to timely include in such financial report, such amount will be included and reconciled in the financial report in the next Calendar Quarter. Each such report will specify in reasonable detail all such Development Costs covered thereby and will include reasonably detailed supporting documents, and, if requested by Sanofi, any invoices or other supporting documentation for any payments to a Third Party that individually exceed [*] or with respect to which documentation is otherwise reasonably requested will be promptly provided. Within [*] days after receipt of the invoice for the applicable Calendar Quarter, Sanofi will reimburse Principia those Development Costs subject to reimbursement by Sanofi and incurred in such Calendar Quarter. In addition,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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following the Effective Date, each Party will consider in good faith other reasonable procedures proposed by the other Party for sharing financial information in order to permit each Party to close its books periodically in a timely manner. To the extent payable by Sanofi hereunder, Principia’s Development FTEs incurred in connection with the Early Development Plan will be charged at the Development FTE Rate. For the avoidance of doubt, no cost or expense will be counted more than once in calculating Development Costs, even if such costs or expense falls into more than one of the cost categories included in Development Costs.

5.3 Development Milestone Payments.

(a) Events. Subject to the remainder of this Section 5.3, Sanofi will make those milestone payments set forth in the following table to Principia based on achievement by Sanofi, its Affiliate or a Sublicensee (or, with respect to (a) and (b) below, by Principia hereunder during the Term) of those Development and regulatory milestone events set forth in the following table for the first Product to achieve the milestone.

Milestone Event	Milestone Payment

Initial Field

a.) Upon Successful Completion of the SAD/MAD Clinical Trial	$15,000,000

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

Expanded Field

[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]
Initial Field or Expanded Field
[*]	[*]
[*]	[*]
[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b) Additional Milestone Provisions. The following shall apply with respect to the foregoing milestone events:

(i) milestone events [*] in the chart in Section 5.3(a), if not achieved earlier, will be deemed achieved and the corresponding milestone payment set forth in such chart will be payable upon the first achievement of milestone event [*] (i.e., [*]);

(ii) milestone events [*] in the chart in Section 5.3(a), if not achieved earlier, will be deemed achieved and the corresponding milestone payment set forth in such chart will be payable upon the first achievement of the corresponding milestone event [*] above (i.e., [*]);

(iii) milestone event [*] in the chart in Section 5.3(a), if not achieved earlier, will be deemed achieved and the corresponding milestone payment set forth in such chart will be payable upon the achievement of the milestone event [*];

(iv) milestone event [*] in the chart in Section 5.3(a), if not achieved earlier, will be deemed achieved and the corresponding milestone payment set forth in such chart will be payable upon the achievement of the milestone event [*];

(v) if a milestone event [for the Initiation for a Phase 3 Clinical Trial for a Product in a specified Indication and Field] (for clarity, milestone events [(g), (h), (i), (l) or (m)] in the chart in Section 5.3(a), each a “[Phase 3] Milestone”) has not yet been achieved (and the corresponding milestone payment not yet paid) and any of milestone events [(n), (o) and (p)] in the chart in Section 5.3(a) is achieved (“[Approval] Milestone”), then if [the Indication specified in such Phase 3 Milestone is included in the initial approved label] for the Product that triggered milestone events [(n), (o) or (p)], as applicable, the corresponding [Phase 3] Milestone will be deemed achieved and the milestone amount will be payable upon the achievement of [the first Approval Milestone] that [includes such Indication];

(vi) milestones payable for the Expanded Field will only be so payable following Sanofi’s exercise of its right to expand the Field to include the Expanded Field in accordance with Section 2.4 and while such Expanded Field is in effect;

(vii) each milestone payment is payable only once; no milestone payment will be payable for subsequent or repeated achievements of such milestone event with one or more of the same or different Products. The maximum amount payable pursuant to this Section 5.3 is [*]; and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(viii) if a milestone event is achieved by (A) a Product containing a Compound that is [*], or (B) a [*], and, in each case ((A) and (B)), the achievement was with respect to [*], the milestone payment for such milestone event shall [*].

(c) Definitions.

(i) “Distinct Indication” means, for purposes of determining whether an Indication constitutes the first, second or third Indication, the following: (A) in the case of the Initial Field, (1) each of [*] and any other indication separately listed on Exhibit B (but not those that may be designated as [*], as the case may be) (“CNS Indications”) will be treated as a distinct Indication and (2) any additional and [*] disease, disorder, or illness affecting [*] that is outside of the CNS Indications but in the Initial Field will be treated as a distinct Indication, provided that, for the purpose of this clause (2), [*] will be treated as the same Indication, and (B) in the case of the Expanded Field, (1) each of the Excluded Indications listed on Exhibit A (but not those that may be designated as [*]) will be treated as a distinct Indication and (2) any additional and [*] disease, disorder, or illness affecting [*] that is outside of the Excluded Indications will be treated as a distinct Indication, provided that, for the purpose of this clause (2), [*] will be treated as the same Indication. For the purpose of determining whether a milestone event has been achieved, the milestone event will not be deemed achieved unless the Distinct Indication [*].

(ii) “Successful Completion” means, with respect to milestone events (a) and (b) in this Section 5.3, the first to occur of: (A) a determination by Sanofi in accordance with the following clause (d) that the relevant study has [*] as set forth in the protocols attached as part of Exhibit F, or (B) a decision by Sanofi, in its sole discretion and in accordance with the following clause (d)(iii), to continue the Development of one or more Products. “Successfully Completed” will have a correlative meaning.

(d) Effect of Lack of Successful Completion. With respect to each of the studies described in milestone events [*] in Section 5.3, Sanofi will have a period of [*] days following receipt of the key results memorandum (“KRM”) to notify Principia in writing whether or not, in Sanofi’s determination, such study has [*] as set forth in the protocols attached as part of Exhibit G. If Sanofi’s notice states that the study has not [*], then Sanofi will, no later than [*] days after delivering such notice to Principia, either (i) request that Principia conduct additional work, subject to Section 3.2 and at Sanofi Cost, in order to achieve Successful Completion with respect to the applicable study, (ii) deliver to Principia a notice of termination of this Agreement under Section 10.2(a), which termination shall be effective [*] days after the date of such notice, or (iii) notify Principia of its decision to proceed with further Development of one or more Products (provided that, if the Product(s) that Sanofi elects to continue to Develop, pursuant to this clause (iii) and clause (B) in the definition of “Successful Completion”, [*] or [*], the amount of the corresponding milestone payment shall [*]. If requested by Sanofi in accordance with the foregoing clause (i), Principia will conduct such additional work and re-submit an updated KRM to Sanofi, and this Section 5.3(d) shall apply with respect to such updated KRM, mutatis mutandis.

(e) Notice; Payment. Sanofi will notify Principia within [*] Business Days of achievement of each milestone event in Section 5.3(a) by Sanofi, its Affiliate or a Sublicensee (or, for milestone events (a) and (b), on the timetable set forth in the foregoing clause (d), and then Principia will issue Sanofi an invoice for the corresponding milestone payment amount. Sanofi

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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will pay to Principia the amounts set forth in this Section 5.3 within [*] days after receipt of such invoice. Each such payment will be made by wire transfer of immediately available funds into an account designated by Principia. Each such payment is nonrefundable and non-creditable against any other payments due hereunder (but, for clarity, this sentence is not intended to deprive a Party from any damages to which it would be entitled).

5.4 Sales Milestone Payments.

(a) Events. Subject to the remainder of this Section 5.4, Sanofi will make each of the sales milestone payments indicated below to Principia when aggregate annual worldwide Net Sales of Products across all Indications first reach the Dollar values indicated below in a Calendar Year.

Aggregate Net Sales Threshold	Milestone Payment

[*]	[*]

[*]	[*]

(b) Clarification. Each milestone in this Section 5.4 will be paid only once, and the maximum amount payable to Principia pursuant to this Section 5.4 will be [*] for all Products. The milestone payments in this Section 5.4 will be additive, such that if more than one milestone specified above is achieved in the same Calendar Year, then the milestone payments for all such milestones will be payable in such Calendar Year.

(c) Notice; Payment. Sanofi will notify Principia of the amounts set forth in this Section 5.4 within [*] days after the end of the Calendar Quarter during which the applicable milestone event has been achieved and Principia will issue Sanofi an invoice for the corresponding milestone payment amount. Sanofi will pay to Principia the amounts set forth in this Section 5.4 within [*] days after receipt of such invoice. Each such payment will be made by wire transfer of immediately available funds into an account designated by Principia. Each such payment is nonrefundable and non-creditable against any other payments due hereunder (but, for clarity, this sentence is not intended to deprive a Party from any damages to which it would be entitled).

5.5 Royalties.

(a) Subject to the remainder of this Section 5.5, Sanofi will pay to Principia royalties on the amount of annual Net Sales of each Product sold in a country in the Territory in which the Royalty Term is in effect, as calculated by multiplying the applicable royalty rates set forth below by the corresponding amount of incremental annual Net Sales of such Product in the Territory.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Portion of Global Annual Net Sales	Royalty Rate

Less than or equal to: [*]	[*]

Greater than: [*] but less than or equal to: [*]	[*]

Greater than: [*]	[*]

(b) Royalty Term. Royalties under this Section 5.5 with respect to the sale of a particular Product in a particular country will be due and owing until the date on which all of the following are true: (i) such Product is not covered by a Valid Claim of a Principia Patent or Joint Patent, in each case, that claims or covers the composition of matter of a Compound contained in such Product in such country, (ii) no Regulatory Exclusivity exists for such Product in such country, and (iii) ten (10) years have passed since the First Commercial Sale of such Product in such country (such period, the “Royalty Term”).

(c) Royalty Reductions.

(i) No Patent Coverage. On a country-by-country and Product-by-Product basis, the royalty rates set forth in the table in Section 5.5(a) for Net Sales of such Product in such country will be reduced by [*], if, at the time of such sale, there is not a Valid Claim of a Principia Patent that claims or covers the composition of matter of a Compound contained in such Product in such country (irrespective of whether there is at such time a Valid Claim of any Joint Patent that claims or covers the composition of matter of a Compound contained in such Product in such country).

(ii) Generic Product. On a country-by-country and Product-by-Product basis, the then current royalty rate that would otherwise apply for Net Sales of such Product in such country will be reduced by (A) [*], if the aggregate unit sales of all Generic Products (calculated using IMS data or, if unavailable, a reasonable method selected by Sanofi) in such country over a period of [*] consecutive Calendar Quarters (“Market Share Period”) exceed [*] of the sum total unit sales of such Product and all Generic Products (i.e., based on unit volume market share) in such country during such Market Share Period, and (B) [*], if the aggregate unit sales of all Generic Products in such country during any Market Share Period exceed [*] of the sum total unit sales of all Products and all Generic Products (i.e., based on unit volume market share) in such country during such Market Share Period. For clarity, the foregoing royalty rate reduction will apply on a going forward basis and will cease at such time as the foregoing conditions no longer apply.

(iii) Third Party Royalty Offset. If Sanofi makes any payment of royalties to a Third Party on account of the sale of a particular Product in a particular country in the Territory for rights under any intellectual property with respect to such Product (other than for rights under Patents to the extent solely claiming or covering formulation technology or Other API of a Combination Product), Sanofi may deduct, from the royalty payment that would otherwise

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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have been due pursuant to Section 5.5(a) with respect to Net Sales of such Product in such country in a particular Calendar Quarter, an amount equal to [*] of any such royalty payments paid by Sanofi to such Third Party on account of the sale of such Product in such country during such Calendar Quarter, provided that such reduction does not have the effect of reducing the effective royalty for such country for the particular Calendar Quarter by more than [*] as compared to the effective royalty rate prior to application of this clause (iii).

(iv) Royalty Floor. In no event will the royalty payment otherwise owed by Sanofi to Principia under this Section 5.5 be reduced by application of Section 5.5(c)(i) or Section 5.5(c)(iii) in the aggregate by more than [*] in any applicable Calendar Quarter. Except as provided in the foregoing sentence, all royalty adjustments set forth in this Section 5.5(c) will be cumulative.

(d) Royalty Payments and Reports. With respect to each Calendar Quarter during which Principia is or becomes a Reporting Company, within [*] days after the end of such Calendar Quarter, unless impracticable to do so, Sanofi shall provide a good faith estimate of the Net Sales in the U.S. for such Calendar Quarter, in the form of a written report to Principia’s Finance Liaison, provided, however, that the amounts set forth in such reports shall be deemed estimates only and Sanofi shall not be responsible for any differences between such estimated amounts and the actual amounts recorded. Within [*] days after the end of each Calendar Quarter with respect to Net Sales of the Product in such Calendar Quarter, Sanofi will provide Principia a financial report, on a country-by-country and Product-by-Product basis, of the amount of Net Sales of each Product in Territory during the applicable Calendar Quarter and a calculation of the amount of royalty payment due on such Net Sales, including any deduction taken pursuant to Section 5.5(c) (such report, a “Royalty Report”). Said reports will be kept confidential by Principia and not disclosed to any other Person, other than Principia’s accountants which will be obligated to keep such information confidential, and such information and reports will only be used for purposes of this Agreement. Royalties shown to have accrued by each Royalty Report provided for under this Article 5 will be due and payable in Dollars within [*] days after Sanofi’s receipt of an invoice for such amounts, which invoice Principia will be entitled to submit following its receipt of such Royalty Report.

5.6 Co-Funding Option. Sanofi grants to Principia a Co-Funding Option as set forth in Exhibit K. If Principia exercises the Co-Funding Option, the terms set forth in Exhibit K will apply to such Co-Funding Option and, while the Co-Funding Option is in effect, in the event of any conflict or inconsistency between Exhibit K and any other provision of this Agreement, the terms of Exhibit K will govern.

5.7 Taxes.

(a) Taxes on Income. Each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the collaborative efforts of the Parties under this Agreement.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts in accordance with Applicable Law to reduce Tax withholding and similar obligations on royalties, milestone payments and other payments made under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c) Withholding Taxes. To the extent Sanofi is required to deduct and withhold Taxes from any payment to Principia, Sanofi will pay the amounts of such Taxes to the proper Governmental Authority in a timely manner and promptly transmit to Principia an official Tax receipt or other evidence of timely payment sufficient to enable Principia to claim the payment of such Taxes as a deduction or Tax credit. Principia will provide Sanofi any Tax forms that may be reasonably necessary in order for Sanofi to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income tax treaty and Sanofi will apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that Sanofi has received evidence, in a form satisfactory to Sanofi, of Principia’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time the applicable payment is due. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding Taxes, value added Taxes, and similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding Tax.

(i) Taxes Resulting From Sanofi Action. If Sanofi is required to make a payment to Principia subject to a deduction or withholding of Tax, then (A) if such deduction or withholding of Tax obligation arises as a result of any action by Sanofi, including an assignment of this Agreement, or any failure on the part of Sanofi to comply with Applicable Law, that has the effect of modifying the Tax treatment or increasing the Tax of Principia (a “Sanofi Withholding Tax Action”), then subject to paragraph (ii) below, the payment by Sanofi (in respect of which such deduction or withholding of Tax is required to be made) will be increased by the amount necessary (the “Additional Tax”) to ensure that Principia receives an amount equal to the amount that it would have received had no such Sanofi Withholding Tax Action occurred, and (B) the Additional Tax will be deducted and withheld by Sanofi from the payment made by Sanofi to Principia. The Additional Tax, along with any other Tax deducted and withheld from the payment made by Sanofi, will be timely remitted to the proper Governmental Authority for the account of Principia in accordance with Applicable Law.

(ii) Tax Credits and Tax Repayments. If any Additional Tax is paid pursuant to Section 5.7(c)(i) and Principia determines that it has derived full use and benefit from a credit against the payment of any Tax for all or any portion of such Additional Tax, or it receives a repayment of all or any portion of such Additional Tax, then Principia will, to the extent that it can do so without prejudice to the retention of the amount of such credit or repayment, pay to Sanofi an amount that will leave Principia (after such payment) in no worse after-Tax financial position than it would have been in had it not made the payment to Sanofi.

(iii) Claw Back of Tax Credits and Tax Repayments. If Principia makes a payment to Sanofi pursuant to Section 5.7(c)(ii) and Principia subsequently determines that the credit or repayment in respect of which such payment was made was not available, or upon final settlement with an applicable Governmental Authority it is determined that the credit or repayment in respect of which such payment was made was not available, Sanofi will reimburse Principia the amount that Principia determines necessary to place Principia in the same after-Tax financial position as it would have been in had it not made the payment to Sanofi pursuant to Section 5.7(c)(ii).

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(d) VAT. All payments made by Sanofi to Principia under this Agreement are exclusive of value-added tax or any other similar tax (“VAT”). In the event that any VAT is owing in any jurisdiction in respect of any payment made by Sanofi to Principia under this Agreement, then Sanofi will pay such VAT to the relevant tax authority. Principia shall provide in due time to Sanofi appropriate invoices, other documentation and information as required by applicable Tax laws. If such VAT is owing as a direct result of any action by Sanofi, including any assignment or sublicense, or any failure on the part of Sanofi or its Affiliates to comply with applicable Tax laws or filing or record retention requirements, provided such failure is not due to Principia, that has the effect of modifying the tax treatment of the Parties hereto, then the payment in respect of which such VAT is owing will be made without deduction for or on account of such VAT to ensure that Principia receives a sum equal to the sum which it would have received had such VAT not been due, otherwise, such payment will be made after deduction of such VAT.

5.8 Currency Matters.

(a) Foreign Exchange. Conversion of sales or expenses recorded in local currencies to U.S. dollars will be performed in a manner consistent with Sanofi’s most recently audited financial statements and Sanofi SOPs.

(b) Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, royalties accrued on Net Sales in that country will be paid to Principia in the equivalent amount in U.S. dollars.

5.9 Late Payments. Any amount required to be paid by a Party hereunder which is not paid on the date due will bear interest at a rate equal to the three (3) month Euribor effective for the date payment was due, as reported by The Wall Street Journal, plus [*], calculated on a simple interest basis compounding quarterly. Such interest will be computed on the basis of a year of three hundred sixty (360) days for the actual number of days payment is delinquent.

5.10 Financial Records; Audits. Each Party will maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of (a) Development Costs under the EDP and Development Costs as to which Principia has an obligation to reimburse Sanofi as a result of the Co-Funding Election, (b) Net Sales, and (c) if applicable, with respect to the period in which the Profit (Loss) Share is in effect, Net Profit and Net Loss (including methodologies used to arrive at “standard cost” to the extent established by Sanofi as set forth in Exhibit K-1). Upon reasonable prior notice, such records will be open during regular business hours for a period of [*] years from the date of rendering of the report to which the audit relates for examination at the auditing Party’s expense, and not more often than once each Calendar Year and no more than once for a given period, by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the auditing Party the accuracy of the financial reports furnished by the audited Party pursuant to this Agreement or of any payments made, or required to be made, by or to the audited Party pursuant to this Agreement. The audited Party may require such accountant to enter into a reasonably acceptable confidentiality agreement and any such auditor will not disclose the audited Party’s Confidential Information to the auditing Party. Any amounts shown to be owed but unpaid, or overpaid and in need of reimbursement, will be paid or refunded (as the case may be) within [*] days after the accountant’s report, plus interest in accordance with Section 5.9 from

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the original due date (but for clarity, in the case of non-payment of such an amount by Principia under the Co-Funding Option (whether constituting Development Costs or Allowable Expenses), the principles of the Development Budget Excess in Section 2.6 of Exhibit K-1 and the Sanofi Commercial Credit in Section 5.1.2 of Exhibit K-1 shall apply. The auditing Party will bear the full cost of such audit unless such audit reveals an overpayment to, or an underpayment by, the audited Party that resulted from a discrepancy in a report that the audited Party provided to the other Party during the applicable audit period, which underpayment or overpayment was more than [*] of the amount set forth in such report, in which case the audited Party will bear the full cost of such audit. If the audited Party challenges the auditing results in good faith, the audited party will have the right to select another independent certified public accountant to conduct another audit of its financial records. If the results of the two accountants are inconsistent, then the dispute will be resolved in accordance with Article 11.

5.11 Manner and Place of Payment. All payments owed under this Agreement will be made by wire transfer in immediately available funds in U.S. Dollars to a bank and account designated by the payee Party, which bank and account will be so designated in writing to the payor Party at least five (5) Business Days before such payment is due.

ARTICLE 6

INTELLECTUAL PROPERTY

6.1 Ownership of Inventions. Each Party will own all inventions and other Information made or generated solely by it and its Affiliates and their respective employees, agents and (sub)contractors in the course of conducting such Party’s activities under this Agreement (such inventions, “Sole Inventions”). All inventions and other Information that are made or generated jointly by employees, Affiliates, agents, or (sub)contractors of both Parties in the course of performing activities under this Agreement (such inventions, “Joint Inventions” and such other Information, “Joint Information”) will be owned jointly by the Parties in equal, undivided interests. Subject to the licenses granted herein and Principia’s exclusivity obligations under Section 2.6, each Party may license and otherwise exploit its interest in and to the Joint Inventions and Joint Patents arising therefrom, anywhere in the world, without any requirement of gaining the consent of, or accounting to, the other Party (and to the extent that such consent is required by Applicable Law, such consent is hereby granted), provided that neither Party may assign any Joint Invention, Joint Patent or Joint Information to any Third Party without the other Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Inventorship will be determined in accordance with U.S. patent laws.

6.2 Disclosure of Inventions.

(a) Disclosures by Principia.

(i) Sole Inventions and Joint Inventions. Principia will promptly disclose to Sanofi, in writing, all Sole Inventions or Joint Inventions made by or on behalf of Principia or its Affiliates with respect to any Compound or Product, including all invention disclosures or other similar documents submitted to Principia by its, or its Affiliates’, employees, agents or (sub)contractors describing such inventions.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(ii) Inventions within Principia Know-How. Within [*] Business Days after the Effective Date, Principia will disclose to Sanofi in writing any inventions within the Principia Know-How related to any Compound or Product that (A) are known to Principia as of the date of such disclosure, through Principia’s standard internal processes for identifying potentially patentable inventions, after reasonable inquiry to the personnel of Principia involved in the development of Compounds or Products; (B) have been conceived as of the date of such disclosure and (C) are not yet claimed or covered in any Principia Patent.

(iii) Further Inquiry. Principia will respond promptly to reasonable requests from Sanofi for more Information relating to any inventions under this Section 6.2(a).

(b) Disclosures by Sanofi.

(i) Sole Inventions. Following Principia’s written request, up to [*] per Calendar Year, Sanofi will disclose to Principia the abstract or claims (in a manner sufficient to convey the summary of the invention) of any Patent application filed by Sanofi or its Affiliates claiming or covering any Sole Invention made by or on behalf of Sanofi or its Affiliates with respect to any Compound or Product. Upon reviewing such abstract or claims, if Principia reasonably believes that such Sole Invention may be a Joint Invention, Principia will notify Sanofi in writing and Sanofi will provide to Principia a copy of the Patent application corresponding to such abstract or claims. Upon reviewing such Patent application, if Principia reasonably believes that such Patent application claims or covers a Joint Invention, then the Parties will work together to determine whether such Patent application claims or covers a Joint Invention or a Sole Invention.

(ii) Joint Inventions. Sanofi will promptly disclose to Principia, in writing, all Joint Inventions made by or on behalf of Sanofi or its Affiliates with respect to any Compound or Product, including all invention disclosures or other similar documents submitted to Sanofi by its, or its Affiliates’, employees, agents or (sub)contractors describing such inventions.

6.3 Prosecution of Patents.

(a) Principia Patents.

(i) Principia Program Patents.

(1) Generally. As between the Parties, Sanofi will have the first right and authority, but not the obligation, to prepare, file, prosecute (including any reissue proceedings, reexaminations initiated by a Party or its Affiliates, and post-grant proceedings initiated by a Party or its Affiliates) and maintain (such activities, collectively, “Prosecution Activities”) the Principia Program Patents in any jurisdiction in the Territory, using counsel of its own choice. If Sanofi determines in its sole discretion to abandon, cease prosecution or not maintain any Principia Program Patent in any country (an “Abandoned Patent Right”), then Sanofi will provide Principia written notice of such determination at least [*] days before any deadline for taking action to avoid abandonment and will provide Principia with the opportunity to prosecute and maintain such Principia Program Patent in such country, provided that Principia will not take any action in connection with such activities that Sanofi has informed Principia would be reasonably likely to have a material adverse effect on any Principia Program Patent for which Sanofi is conducting Prosecution Activities. In the event a patent issues with respect to any such

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Abandoned Patent Right, Principia will provide notice to Sanofi thereof and, if, at the time such patent issues, such Abandoned Patent Right is the only Valid Claim of a Principia Patent that claims or covers the composition of matter of a Compound contained in a Product in a particular country, then such Abandoned Patent Right in such country will be excluded from the license granted by Principia to Sanofi under Section 2.1, if Sanofi does not, within [*] days of such notice by Principia, notify Principia in writing that Sanofi will (A) reimburse Principia for its reasonable, documented, external costs and expenses related to the Prosecution Activities of such Abandoned Patent Right and such costs shall constitute Sanofi Costs and (B) assume the responsibility for the continued Prosecution Activities of such Patent in accordance with the provisions of this Section 6.3.

(2) Upon the Signing Date and Until the Effective Date. During the period commencing on the Signing Date and ending on the Effective Date, Principia shall have the sole responsibility and obligation, at its sole cost and expense, to take all actions necessary to ensure entry of that certain Patent application published as [*] into the national or regional phase, as applicable, in the countries and regions set forth on Exhibit O. For clarity, upon the Effective Date, Sanofi shall have the right to conduct all Prosecution Activities with respect to such national and regional phase Patent applications in accordance with the terms of this Agreement.

(ii) Principia Non-Program Patents. As between the Parties, Principia will have the first right and authority, but not the obligation, to conduct Prosecution Activities for the Principia Non-Program Patents in any jurisdiction in the Territory, using counsel of its own choice, provided that Principia will not take any action in connection with such activities that Sanofi has informed Principia would be reasonably likely to have a material adverse effect on any Principia Program Patent that claims or covers a Compound. Upon Sanofi’s request, Principia will cooperate with Sanofi in good faith to file a continuation, divisional or other similar Patent application with respect to any Principia Non-Program Patent, which Patent application shall meet the requirements set forth in the definition of “Principia Program Patent” and be deemed a Principia Program Patent. If Principia determines in its sole discretion to abandon, cease prosecution of, or not maintain any Principia Non-Program Patent in any country, then Principia will provide Sanofi written notice of such determination at least [*] days before any deadline for taking action to avoid abandonment and either (A) subject to any rights granted to a Third Party with respect to prosecution and maintenance of such Principia Non-Program Patent, provide Sanofi with the opportunity to prosecute and maintain such Principia Non-Program Patent in such country, provided that Sanofi will not take any action in connection with such activities that Principia has informed Sanofi would be reasonably likely to have a material adverse effect on any Principia Non-Program Patent for which Principia is conducting Prosecution Activities or (B) if rights granted to a Third Party preclude Principia from granting the rights in clause (A), provide Sanofi with the opportunity to exercise its right to file a continuation, divisional or other similar Patent application in accordance with the preceding sentence.

(b) Joint Patents. With respect to any potentially patentable Joint Invention, as between the Parties, Sanofi will have the first right and authority, but not the obligation, to conduct Prosecution Activities for any Patents claiming or covering such Joint Invention (any such Patent, a “Joint Patent”) in any jurisdiction in the Territory, using counsel of its own choice. If Sanofi determines in its sole discretion to abandon, cease prosecution or not maintain any Joint

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Patent in any country, then Sanofi will provide Principia written notice of such determination at sixty (60) days before any deadline for taking action to avoid abandonment and will provide Principia with the opportunity to prosecute and maintain such Joint Patent in such country.

(c) Patent Prosecution Costs.

(i) The costs of conducting Prosecution Activities for the Principia Program Patents and Joint Patents in the Territory will be Sanofi Costs. Notwithstanding the foregoing, if Principia assumes the responsibility for the Prosecution Activities of any Principia Program Patents or Joint Patents pursuant to Section 6.3(a)(i)(1) or Section 6.3(b), then (A) the costs incurred by Principia in the course of conducting Prosecution Activities for such Principia Program Patents or Joint Patents will be borne by Principia and (B) any such Joint Patent shall remain jointly owned.

(ii) Principia will be solely responsible for the costs of conducting Prosecution Activities for the Principia Non-Program Patents in the Territory. Notwithstanding the foregoing, if Sanofi assumes the responsibility for the Prosecution Activities of any Principia Non-Program Patents pursuant to Section 6.3(a)(ii), then (A) the costs incurred by Sanofi in the course of conducting Prosecution Activities for such Principia Non-Program Patents will be Sanofi Costs and (B) any such Principia Non-Program Patent shall remain owned by Principia.

(d) Cooperation; Information and Comment Rights.

(i) The Party not responsible for the applicable Prosecution Activities under this Section 6.3 (the “Non-Prosecuting Party”) will provide the other Party (the “Prosecuting Party”) with all reasonable assistance and cooperation in the Prosecution Activities conducted by the Prosecuting Party in accordance with this Section 6.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution Activities. Without limiting the foregoing, with respect to Joint Patents, the Non-Prosecuting Party agrees to provide the Prosecuting Party with all information necessary to enable compliance with the duty of candor and duty of disclosure requirements of any patent authority. Upon the Prosecuting Party’s request, and at the Prosecuting Party’s discretion, the Non-Prosecuting Party will cooperate with the Prosecuting Party to request any reissue, reexamination or other post-grant proceeding for any Principia Program Patent or Joint Patent, in each case, in order to (A) reinforce the validity or enforceability of such Patent or (B) expand the claim scope of such Patent with respect to Compounds or Products, which cooperation will include (without limiting the Non-Prosecuting Party’s other obligations under this Section 6.3(d)) requesting and participating in such proceeding as necessary for the Prosecuting Party to exercise its right under this Section 6.3.

(ii) In connection with its Prosecution Activities for a particular Patent in a particular country under this Section 6.3, the Prosecuting Party will provide the Non-Prosecuting Party reasonable opportunity to review and comment on the Prosecution Activities for such Patent, as follows: the Prosecuting Party will provide the Non-Prosecuting Party with (A) a copy of material substantive communications from any Major Patent Authority concerning such Patent and (B) drafts of any material substantive filings or material substantive responses to be submitted to any Major Patent Authority concerning such Patent, in each case ((A) and (B)), a

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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reasonable amount of time in advance of submitting such filings or responses so that the Non-Prosecuting Party may have an opportunity to review and comment thereon. The Non-Prosecuting Party will provide any comments a reasonable amount of time in advance of any deadlines for submitting such filings or responses, and the Prosecuting Party will consider in good faith any such comments provided by the Non-Prosecuting Party. Notwithstanding the foregoing, the Prosecuting Party will have no obligation to consider any comments provided by the Non-Prosecuting Party if the time required for consideration of such comments would result in (1) the Prosecuting Party not meeting a deadline imposed by the applicable Major Patent Authority or paying any extension fee(s) to extend such deadline, or (2) a loss of rights.

(e) Extensions. Sanofi will have the right, but not the obligation, to seek any available patent term extension or related extension of rights, including supplementary protection certificates and similar rights, for any Principia Program Patents or Joint Patents, provided that Sanofi will inform Principia before applying for any such extension. Principia will provide reasonable assistance to Sanofi in connection with obtaining any such extensions for the Principia Program Patents or Joint Patents. To the extent reasonably required in order to obtain any such extension in a particular country, Principia will make available to Sanofi a copy of the necessary documentation and enable Sanofi to use the same for the purpose of obtaining such extension in such country.

(f) File Transfer. Within thirty (30) Business Days after the Effective Date, Principia will transfer to Sanofi, in the format requested by Sanofi, all file wrappers and other documents and materials relating to the prosecution, maintenance, enforcement, defense, validity and enforceability, as applicable, of the Principia Program Patents, including any documents necessary to prove inventorship and ownership of such Patents; provided, however, that Principia shall have the right to redact information contained therein relating to products other than Compounds or Products. Prior to any such transfer, however, the Parties will enter into a mutually acceptable joint defense/common interest agreement for the purpose of preserving all applicable privileges.

6.4 Infringement of Principia Patents or Joint Patents by Third Parties.

(a) Notification. If there is any infringement, threatened infringement, or alleged infringement of the Principia Patents or Joint Patents, in each case, on account of a Third Party’s commercially material manufacture, use, offer for sale, or sale of a product containing a Compound in the Initial Field, and, if in effect, the Expanded Field (in each case, a “Product Infringement”), then each Party will promptly notify the other Party in writing of any such Product Infringement of which it becomes aware, and will provide evidence in such Party’s possession demonstrating such Product Infringement, provided, however, that if Principia receives any certification filed with respect to any Product under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, as set forth at 21 U.S.C. §355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV), as amended, or any similar certification or notice in the Territory, then Principia will notify Sanofi within five (5) Business Days.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b) Enforcement Rights.

(i) Sanofi will have (A) the sole right, but not the obligation, to bring an appropriate claim, suit or other action against any Person allegedly engaged in any infringement, threatened infringement, or alleged infringement of any Principia Program Patent; (B) the first right, but not the obligation, to bring an appropriate claim, suit or other action against any Product Infringement of any Principia Non-Program Patent; and (C) the first right, but not the obligation, to bring an appropriate claim, suit or other action against any infringement, threatened infringement, or alleged infringement of any Joint Patent, in each case ((A)—(C)), in the Territory (and, subject to Section 6.5(b), to defend any related counterclaim), using counsel of its own choice. Unless otherwise agreed by the Parties in writing, Sanofi will have a period of [*] days (or such shorter time period as not to prejudice such enforcement action) after its receipt or delivery of notice and evidence pursuant to Section 6.4(a), to elect to so enforce such Principia Non-Program Patent or Joint Patent in the Territory (or to elect to initiate actions to settle or otherwise secure the abatement of the applicable infringement). In the event Sanofi does not so elect to exercise its rights under clause (B) or clause (C), it will so notify Principia in writing, and Principia will have the right to commence a suit or take action to enforce the applicable Principia Non-Program Patent or Joint Patent with respect to such infringement in the Territory.

(ii) Principia will have the sole right, but not the obligation, to bring an appropriate claim, suit or other action against any Person allegedly engaged in any infringement, threatened infringement, or alleged infringement of any Principia Non-Program Patent, in each case, excluding any Product Infringement, in the Territory (and, subject to Section 6.5(b), to defend any related counterclaim), using counsel of its own choice.

(c) Cooperation; Information and Comment Rights. Each Party will provide to the enforcing Party reasonable assistance in any enforcement action pursuant to Section 6.4(b), at the enforcing Party’s request, including joining such action as a party plaintiff if required by Applicable Law to pursue such action, provided that the enforcing Party will reimburse the other Party for its reasonable and documented out-of-pocket costs and expenses incurred in providing such assistance. The enforcing Party will keep the other Party reasonably informed of the status and progress of enforcement efforts with respect to any Principia Patent or Joint Patent, and will reasonably consider the other Party’s comments on any such efforts.

(d) Settlement. The Party entitled to bring a claim, suit or other action to enforce any Patent in accordance with this Section 6.4 will have the right to settle such claim, suit or other action, provided that neither Party will have the right to settle any claim, suit or other action with respect to any Principia Patent or Joint Patent in a manner that imposes on the other Party any requirement to admit to any wrongdoing or any financial obligations to any Third Party (other than, in the case of Principia as the other Party, through the Profit (Loss) Share), without the express written consent of the other Party (which consent will not be unreasonably withheld, conditioned or delayed).

(e) Expenses and Recoveries. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement: (i) a Party bringing a claim, suit or action under this Section 6.4 will be solely responsible for any costs and expenses incurred by such Party as a result of such claim, suit or action and (ii) any recovery realized as a result of a claim, suit or other action under this Section 6.4 (whether by way of settlement or otherwise) will be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made will be [*], provided that [*], then such remainder will be [*] and [*].

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.5 Defense of Principia Patents and Joint Patents.

(a) Notification. If any Party receives notice by counterclaim, declaratory judgment action or otherwise, alleging the invalidity or unenforceability of any Principia Patent or Joint Patent (including any oppositions, interferences, reexaminations or post-grant proceedings, in each case, initiated by a Third Party) (an “Invalidity or Unenforceability Action”), it will promptly bring such fact to the attention of the other Party, including all relevant information related to such claim.

(b) Defense Rights.

(i) Principia Program Patents. Sanofi shall have the first right, but not the obligation, to defend any Invalidity or Unenforceability Action with respect to any Principia Program Patent, using counsel of its own choice.

(ii) Principia Non-Program Patents. Principia shall have the first right, but not the obligation, to defend any Invalidity or Unenforceability Action with respect to any Principia Non-Program Patent, using counsel of its own choice.

(iii) Joint Patents.

(1) As a Counterclaim. If an Invalidity or Unenforceability Action with respect to a Joint Patent arises as a counterclaim to an enforcement action initiated pursuant to Section 6.4(b), then the enforcing Party with respect to such Joint Patent shall have the first right, but not the obligation, to defend such Invalidity or Unenforceability Action, using counsel of its own choice.

(2) Other than as a Counterclaim. If an Invalidity or Unenforceability Action with respect to a Joint Patent arises other than as a counterclaim to an enforcement action initiated pursuant to Section 6.4(b), then the Prosecuting Party with respect to such Joint Patent shall have the first right, but not the obligation, to defend such Invalidity or Unenforceability Action, using counsel of its own choice, provided, however, that if the other Party has the right to enforce such Joint Patent under Section 6.4(b), and brings an enforcement action with respect to such Joint Patent, then such other Party shall have the first right, but not the obligation, to defend such Invalidity or Unenforceability Action, using counsel of its own choice.

(iv) Second Rights. If the Party with the first right to defend any Invalidity or Unenforceability Action under this Section 6.5(b) elects not to defend such action, then such Party shall so notify the other Party in writing, and such other Party shall have the right, but not the obligation, to defend such action, at such other Party’s expense.

(c) Cooperation; Information and Comment Rights. Each Party will provide to the defending Party reasonable assistance in any defense pursuant to Section 6.5(b), at the defending Party’s request, including joining such action as a party if required by Applicable Law to carry out such defense, provided that the defending Party will reimburse the other Party

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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for its reasonable and documented out-of-pocket costs and expenses incurred in providing such assistance. The defending Party will keep the other Party reasonably informed of the status and progress of the defense of any Invalidity or Unenforceability action with respect to any Principia Patent or Joint Patent, and will reasonably consider the other Party’s comments on any such efforts.

(d) Settlement. The Party entitled to defend any Invalidity or Unenforceability Action with respect to any Principia Patent or Joint Patent will have the right to settle such action, provided that neither Party will have the right to settle any such action with respect to any Principia Patent or Joint Patent in a manner that imposes on the other Party any requirement to admit to any wrongdoing or any financial obligations to any Third Party (other than, in the case of Principia as the other Party, through the Profit (Loss) Share), without the express written consent of the other Party (which consent will not be unreasonably withheld, conditioned or delayed).

(e) Expenses and Recoveries. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement: (i) each Party will be solely responsible for any costs and expenses incurred by it as a result of the defense of any Invalidity or Unenforceability Action and (ii) any recovery realized as a result of such defense (whether by way of settlement or otherwise) will be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made will be [*], provided that [*], then such remainder will be [*] and [*].

6.6 Defense of Infringement Actions.

(a) During the Term, each Party shall bring to the attention of the other Party all information regarding potential infringement, or any claim of infringement, of Third Party intellectual property rights in connection with the Development or Commercialization of Products in the Territory. The Parties shall discuss such information and how to handle such matter. In the event of a conflict with Section 8.3 and this Section 6.6, this Section 6.6 will control. Sanofi will have the right, but not the obligation, to develop the strategy for and to control the defense of any claim, suit or action brought against either Party alleging infringement of Third Party intellectual property rights in connection with the Development or Commercialization of any Product in the Territory, provided that Sanofi will keep Principia reasonably informed of the status and progress of such claim, suit or action, and will reasonably consider Principia’s comments on any such efforts. Each Party will, and will cause its Affiliates to, assist and cooperate with the other Party, as such other Party may reasonably request from time to time, in connection with the defense of any such claim of infringement including, where necessary, joining in, or being named as a necessary party to, such action (or furnishing a power of attorney for such purpose), providing access to relevant documents and other evidence and making its employees available at reasonable business hours. Sanofi will have the sole right to settle any such claim, provided that (i) Sanofi will provide Principia with the opportunity to comment on any proposed settlement terms, and consider Principia’s comments in good faith, and (ii) Sanofi will not settle any such claim in a manner that imposes on Principia any requirement to admit to any wrongdoing or any financial obligations to any Third Party, without the express written consent of Principia (which consent will not be unreasonably withheld, conditioned or delayed). This Section 6.6(a) shall not be interpreted as placing on either Party a duty of inquiry regarding Third Party intellectual property rights.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b) Third Party Licenses. Sanofi shall have the first right, but not the obligation, to negotiate and obtain a license from any Third Party for intellectual property necessary or useful for the Development and Commercialization of Compounds or Products. For clarity, Section 5.5(c)(iii) shall apply with respect to such licenses to the extent set forth therein.

6.7 Patent Marking. Sanofi will, and will require its Affiliates and Sublicensees, to, mark Products sold by it hereunder (in a reasonable manner consistent with industry custom and practice) with appropriate patent numbers or indicia to the extent required by Applicable Law.

6.8 Personnel Obligations. Prior to beginning work under this Agreement relating to any Development or Commercialization of a Compound or a Product, each Party will use commercially reasonable efforts to ensure that each employee, agent or (sub)contractor of such Party or its respective Affiliates will, unless prohibited by Applicable Law, be bound by non-disclosure and invention assignment obligations that are consistent with the obligations of Sanofi or Principia, as appropriate, in this Article 6, including (a) promptly reporting any relevant invention, discovery, process or other intellectual property right; (b) assigning to Sanofi or Principia, as appropriate, all of his or her right, title and interest in and to any invention, discovery, process or other relevant intellectual property right (or, if such Party is unable to cause a Person who is not an employee of such Party to agree to such assignment obligation, despite such Party’s using commercially reasonable efforts to do so, providing an exclusive license (or non-exclusive license if reasonably sufficient under the circumstances) to such intellectual property right); (c) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any relevant patent and patent application; (d) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement; and (e) abiding by the obligations of confidentiality and non-use set forth in Article 9. It is understood and agreed that such non-disclosure and invention assignment agreement need not reference or be specific to this Agreement.

6.9 Trademarks, Corporate Logos and other Intellectual Property Rights. Sanofi will have the sole right, but not the obligation, to select, search, clear, file, register, maintain and defend trademarks used to identify the Compounds or Products, and all trademarks, logos, taglines, trade dress, domain names, social media profiles and indicia of origin for use in connection with the sale or marketing of Products in the Territory (the “Marks”), and will be responsible for all expenses associated therewith. Neither Party will, without the other Party’s prior written consent, use any trademarks or house marks of the other Party (including the other Party’s corporate name), or marks confusingly similar thereto, in connection with such Party’s marketing or promotion of Products under this Agreement. Sanofi will own all Marks.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES; COVENANTS; HSR

7.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that as of the Signing Date:

(a) It is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b) (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iii) it has taken all other action required by Applicable Law, its certificate of incorporation, by-laws or other organizational documents or any agreement to which it is a party or to which it may be subject required to authorize such execution, delivery and performance (other than compliance with all applicable requirements of the HSR Act) and (iv) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

(c) It is not a party to any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under this Agreement.

(d) The execution and delivery of this Agreement by it and the performance by it contemplated hereunder does not and will not violate any Applicable Law or any order of any court or Governmental Authority, except for such violations that would not have an adverse effect on the ability of the Party to perform its obligations under this Agreement.

(e) Except for filings pursuant to the HSR Act, if any, neither the execution and delivery of this Agreement nor the performance hereof by it requires it to obtain any permits, authorizations or consents from any Governmental Authority (other than any Regulatory Approvals relating to the manufacture, use, importation or sale of any Compounds or Products) or from any other Person, and such execution, delivery and performance will not result in the breach of, or give rise to, any right of termination, rescission, renegotiation or acceleration under, or trigger any other rights under, any agreement or contract to which it is a party or to which it may be subject that relates to Principia Technology in the case of Principia, or to Sanofi Technology in the case of Sanofi.

(f) (i) Neither it nor any of its Affiliates has been debarred or is subject to debarment pursuant to Section 306 of the FFDCA or analogous provisions of Applicable Law outside the United States, and (ii) neither it nor any of its Affiliates has, to its knowledge, used in any capacity, in connection with the activities to be performed under this Agreement, any individual or entity that has been debarred pursuant to Section 306 of the FFDCA or analogous provisions of Applicable Law outside the United States, or that is the subject of a conviction described in such Section or analogous provisions of Applicable Law outside the United States.

7.2 Representations and Warranties by Principia. Principia hereby represents and warrants to Sanofi as of the Signing Date that:

(a) Principia solely and exclusively owns and Controls all rights in and to the Principia Patents and Principia Know-How (provided, however, that all study data relating to PRN2246 generated by or on behalf of Principia Australia is solely and exclusively owned by

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Principia Australia but will be solely and exclusively owned by Principia as of the Effective Date) free and clear of any liens or encumbrances other than those specified on Exhibit L. All existing Principia Patents are listed on Exhibit C (the “Existing Principia Patents”). The Existing Principia Patents are all of the Patents owned or Controlled by Principia or its Affiliates, or to which Principia or its Affiliates otherwise have rights, that cover any Compound or Product, or the Development or Commercialization (including the use, manufacture or other exploitation) of any Compound or Product, in each case solely as such Compound or Product has been Developed or Commercialized by Principia as of the Effective Date.

(b) Principia has the right to grant the licenses and other rights granted to Sanofi under this Agreement and Principia has not granted any license, option, right or interest in, to or under the Principia Technology that is in conflict with the licenses and rights granted to Sanofi under this Agreement.

(c) Principia has not received any written notice, or to its knowledge any other notice, asserting or alleging that the Development of PRN2246 or the activities conducted with respect to the Compounds prior to the Effective Date infringes any Patents or misappropriates the trade secrets of any Third Party.

(d) There is no pending and, to Principia’s and its Affiliates’ knowledge, no threatened adverse action, suit or proceeding against Principia or its Affiliates in relation to any Existing Principia Patent.

(e) There are no pending claims or litigation which allege that the development, manufacture or commercialization of Compounds or Products is infringing or misappropriating any granted patents, published patent applications, trademarks or intellectual property rights of any Third Party or constitutes a breach of any confidentiality obligations or other contractual rights of any Third Party.

(f) Neither Principia nor any of its Affiliates has misappropriated any intellectual property of any Third Party in connection with the Development of the Compounds prior to the Effective Date.

(g) Except as set forth on Exhibit P, to Principia’s and its Affiliates’ knowledge, no Person is infringing, threatening to infringe, misappropriating or threatening to misappropriate any Principia Technology.

(h) All Existing Principia Patents are: (i) subsisting and, to Principia’s and its Affiliates’ knowledge, are not invalid or unenforceable, in whole or in part, (ii) in the case of pending applications included in the Existing Principia Patents, being diligently prosecuted in the respective patent offices in accordance with Applicable Law and Principia has presented all relevant references, documents and information of which it and the inventors are aware to the relevant patent examiner at the relevant patent office and (iii) filed and maintained properly and correctly (including by identifying every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent is issued or pending) and all applicable fees have been paid by the due date for payment.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(i) True, complete and correct copies of the file wrappers and other documents and materials relating to the prosecution, defense, maintenance, validity and enforceability of the Existing Principia Patents have been provided to Sanofi. All of the Third Party Licenses entered into by Principia prior to the Effective Date, if any, are listed on Exhibit E.

(j) All current and former officers, employees, agents and consultants of Principia or any of its Affiliates who are inventors of or have otherwise contributed in a material manner to the creation or development of any Existing Principia Patents have executed and delivered to Principia or such Affiliate an assignment or other agreement regarding the protection of proprietary information and the assignment to Principia or such Affiliate of any Existing Principia Patents.

(k) The inventions claimed or covered by the Principia Patents (i) were not conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof; (ii) are not a “subject invention” as that term is described in 35 U.S.C. §201(e); (iii) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§200-212, as amended, or any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401; and (iv) are not the subject of any licenses, options or other rights of any Governmental Authority, within or outside the United States. In the event that any inventions covered or claimed by the Principia Patents have been conceived, discovered, developed or otherwise made in connection with any research and development activities funded, in whole or in part, by the federal government of the United States or any agency thereof, Principia has complied with the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

(l) The Development of the Compounds and Products that has been conducted by Principia and its Affiliates and, to Principia’s knowledge, its and their (sub)contractors, has been conducted in compliance with all Applicable Law.

(m) There are no judgments or settlements against or owed by Principia or its Affiliates relating to any Principia Technology.

(n) True, complete and correct copies of all material adverse information with respect to the safety and efficacy of the Compounds or Products known to Principia and its Affiliates have been provided to Sanofi prior to the Signing Date.

(o) Without limiting clause (n), (i) to Principia’s knowledge, the Information provided to Sanofi in the due diligence process is accurate and (ii) the Information provided does not omit any information in Principia’s possession that, in Principia’s reasonable determination, would be material to a licensee in entering into an arrangement of this type.

(p) To Principia’s and its Affiliates’ knowledge, the inventory to be transferred to Sanofi by Principia pursuant to the Transfer Plan has not expired, is not subject to any liens or encumbrances, meets its specifications and is not adulterated or misbranded, will be usable for the Development of the Products (subject to ongoing studies to evaluate shelf life) and was manufactured in compliance with Applicable Laws.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(q) Principia Biopharma Australia Pty Ltd (“Principia Australia”) is a wholly owned subsidiary of Principia and is the only Affiliate of Principia.

7.3 Covenants. Each Party hereby covenants and agrees, as of the Signing Date and until the expiration of the Term, that:

(a) It and its Affiliates will comply in all material respects with all Applicable Law (including GCPs, GLPs and GMPs and all Regulatory Approvals, as applicable) in the Development and Commercialization of the Compounds and Products and the exercise of its rights and performance of its obligations under this Agreement.

(b) It or its applicable Affiliate will maintain all permits, licenses, registrations and other forms of authorizations and approvals from any Governmental Authority, necessary or required to be obtained or maintained by such Party in order for such Party to execute and deliver this Agreement and to perform its obligations hereunder in a manner which complies with all Applicable Law.

(c) It agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates, agents, representatives, consultants and subcontractors hired in connection with the exploitation of the Compounds or the Products (together with such Party, the “Party Representatives”) that in connection with the performance of its obligations hereunder, the Party Representatives will not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of anti-corruption laws or pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to:

(i) any Government Official in order to influence official action;

(ii) any Government Official (A) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“Acting Improperly”), (B) to reward such Person for Acting Improperly, or (C) where such Person would be Acting Improperly by receiving the money or other thing of value; or

(iii) any other Person while knowing or having reason to believe that all or any portion of the money or other thing of value will be paid, offered, promised or given to, or will otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement.

(d) Neither it nor any of its Affiliates will use in any capacity, in connection with the performance of the activities hereunder, any Person that has been debarred pursuant to Section 306 of the FFDCA or that is the subject of a conviction described in such section. Each Party will inform the other Party in writing promptly if it or any such Person that is performing any activities hereunder is debarred or is the subject of a conviction described in Section 306 of the FFDCA or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of its knowledge, is threatened, related to the debarment or conviction of it or any such Person performing any activities hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(e) Between the Signing Date and the Effective Date, neither Party nor any of its Affiliates will take any actions reasonably likely to make its representations in Section 7.1 and, solely with respect to Principia, Section 7.2 untrue or misleading in any respect as of the Effective Date.

7.4 Covenants of Principia. Principia hereby covenants, commencing on the Signing Date and ending in accordance with Article 10, that:

(a) Principia will not, and will cause its Affiliates not to, enter into any agreement with respect to or otherwise assign, transfer, license, convey or otherwise encumber its right, title or interest in or to (i) any Principia Patents or Principia Know-How or (ii) any Joint Inventions or Joint Patents, in each case ((i) and (ii)) in a manner that is inconsistent with the rights or licenses granted to Sanofi under this Agreement.

(b) Principia will not accept any funding from any Governmental Authority with respect to the activities under this Agreement without Sanofi’s prior written consent. To the extent that any inventions covered or claimed by the Principia Patents are conceived, discovered, developed or otherwise made in connection with any research and development activities funded, in whole or in part, by the federal government of the United States or any agency thereof, Principia will comply with the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

(c) Principia will not, and will cause Principia Australia not to, terminate, revoke or modify that certain intercompany License Agreement between Principia and Principia Australia dated as of July 15, 2013, as amended by Amendment No. 2 on or about the Signing Date of this Agreement as it relates to any Compound or Product.

7.5 Disclaimers.

(a) Each Party understands that the Compounds and Products are the subject of ongoing clinical Development and that the other Party cannot assure the safety or usefulness of the Compounds or Products.

(b) EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

7.6 HSR. Sanofi (or its Affiliate) and Principia (or its Affiliate) will use commercially reasonable efforts to (i) take all actions necessary to make the filing required under the HSR Act as soon as practicable but no later than seven (7) Business Days after the Signing Date, and (ii)

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the filing date. The Parties will, to the extent reasonably practicable, consult with one another prior to making any filings, responses to inquiries, or other contacts with the Federal Trade Commission (“FTC”) or Department of Justice (“DoJ”) concerning the transactions contemplated hereby. Each Party will bear its own expenses in connection with activities under this Section 7.6, except that Sanofi will be responsible for the fee due to the FTC in respect of such filing. Notwithstanding anything in this Agreement to the contrary, this Agreement will not become effective (with the exception of Section 3.2(g) and Exhibit G (in each case, solely to the extent transfers of Principia Know-How are designated therein to occur before the Effective Date) as well as Articles 11 and 12, Section 7.3, Section 7.4, this Section 7.6, Section 9.4 and Section 10.4) until such time as (a) the Parties shall have complied with all applicable requirements of the HSR Act; (b) the waiting period under the HSR Act shall have expired or earlier been terminated with respect to this Agreement; (c) any investigations opened by means of a second request or otherwise shall have been terminated, without action by a Government Authority to prevent the Parties from implementing the transactions contemplated by this Agreement with respect to the U.S.; and (d) no requirements or conditions shall have been formally requested or imposed by the FTC or the DoJ in connection therewith which are not reasonably and mutually satisfactory to the Parties (collectively, the “HSR Condition” and the date upon which the HSR Condition is met will be referred to as the “Effective Date”). For clarity, achieving the HSR Condition will be the sole condition precedent to this entire Agreement coming into effect. In the event that the HSR Condition is not met within [*] from the date the filing required under the HSR Act is made, either Party may terminate this Agreement upon written notice to the other Party.

ARTICLE 8

INDEMNIFICATION AND LIABILITY LIMITATIONS

8.1 Indemnification by Principia. Principia will defend, indemnify, and hold Sanofi, its Affiliates, and each of their respective officers, directors, employees and agents (the “Sanofi Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Sanofi Indemnitees (collectively, “Sanofi Damages”), all to the extent resulting from claims, suits, proceedings or causes of action brought by such Third Party against such Sanofi Indemnitee that arise from or are based on:

(a) the Development or Commercialization of Compounds or Products prior to the Effective Date or after the early termination of this Agreement by Principia or its Affiliates, or its or their agents, consultants, (sub)licensees or distributors;

(b) a breach of any of Principia’s representations, warranties, covenants and obligations under this Agreement;

(c) the willful misconduct, recklessness or negligent acts of Principia, its Affiliates, or the officers, directors, employees, agents, consultants or contractors of Principia or its Affiliates or (sub)licensees; or

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(d) any action related to this Agreement or the Principia Technology that is brought by any service provider, investor or secured lender of Principia or its Affiliates, whether past, present or future.

The foregoing indemnity obligation will not apply if the Sanofi Indemnitees materially fail to comply with the indemnification procedures set forth in Section 8.3 and the Principia Indemnitees are materially prejudiced by such failure or to the extent that such Sanofi Damages result from any activities set forth in Section 8.2(b) or (c) for which Sanofi is obligated to indemnify Principia Indemnitees. Any amounts paid as indemnification pursuant to this Section 8.1 will be borne solely by Principia and will not be included in Allowable Expenses or Development Costs.

8.2 Indemnification by Sanofi. Sanofi will defend, indemnify, and hold Principia, its Affiliates, and each of their respective officers, directors, employees and agents, (the “Principia Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Principia Indemnitees (collectively, “Principia Damages”), all to the extent resulting from any claims, suits, proceedings or causes of action brought by such Third Party against such Principia Indemnitee that arise from or are based on:

(a) subject to Section 8.4, the Development or Commercialization of Compounds or Products by Sanofi or its Affiliates, or its or their agents, consultants, sublicensees, contractors or Distributors;

(b) a breach of any of Sanofi’s representations, warranties, covenants and obligations under the Agreement; or

(c) the willful misconduct, recklessness or negligent acts of Sanofi, its Affiliates or Sublicensees, or the officers, directors, employees, agents, consultants or contractors of Sanofi or its Affiliates or Sublicensees.

The foregoing indemnity obligation will not apply if the Principia Indemnitees materially fail to comply with the indemnification procedures set forth in Section 8.3, or to the extent that any Principia Damages result from any activities set forth in Section 8.1(b) or (c) for which Principia is obligated to indemnify Sanofi Indemnitees. Subject to Section 8.4, any amounts paid as indemnification pursuant to this Section 8.2 will be borne solely by Sanofi and will not be included in Allowable Expenses or Development Costs.

8.3 Indemnification Procedures. The Party claiming indemnity under this Article 8 (the “Indemnified Party”) will give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the claim, suit, proceeding or cause of action for which indemnity is being sought (“Claim”). The Indemnified Party will provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense, provided, however, the Indemnifying Party will have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party will not settle any Claim without

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money in which case no such consent is required. The Indemnified Party will not settle any such Claim without the prior written consent of the Indemnifying Party which will not be unreasonably withheld.

8.4 Third Party Claims Related To the United States. With regard to any Third Party claims that arise from the Development or Commercialization of any Product that is or was an Optioned Product by Sanofi or its Affiliates, sublicensees or Distributors in the United States during the period in which the Profit (Loss) Share is in effect, in lieu of the application of Section 8.2(a), the Parties will share any damages or other amounts payable to a Third Party claimant (regardless of when the claim is made), as well as any reasonable attorneys’ fees and costs of litigation incurred by the Sanofi Indemnitees and the Principia Indemnities (collectively “Shared Damages”) in accordance with percentages set forth in Section 5.1.1 of Exhibit K-1, except that Shared Damages will not include any such damages or other amounts as to which one of the Parties has an indemnification obligation under Section 8.1 or 8.2 (other than Section 8.2(a) as specified above). With respect to any proceeding involving such Third Party claims, Sanofi will be treated as the controlling party for purposes of Section 8.3. Also, for clarity, this provision will not apply to any amounts previously shared as Allowable Expenses.

8.5 Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT OR ANY TORT CLAIMS ARISING HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 8.5 IS INTENDED TO OR WILL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTIONS 8.1, 8.2 OR 8.3, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 9.

8.6 Insurance. Each Party will procure and maintain liability insurance (or, with respect to Sanofi, self-insure) with carriers rated “A-” AM Best rating or equivalent, including product liability insurance, with minimum limits of [*] per claim and in the aggregate, with respect to its activities hereunder and which are consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being commercially distributed or sold. It is understood that such insurance will not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 8. Clinical trials insurance must be implemented by the sponsor of the clinical trial in compliance with local Applicable Laws. Each Party will provide the other with written evidence of such insurance upon request. Products liability policies will be maintained for two (2) years following termination of this Agreement.

ARTICLE 9

CONFIDENTIALITY

9.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the Term and for the [*] period following the expiration or termination of this Agreement, it will (x) keep confidential and

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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will not publish or otherwise disclose, and (y) will not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights granted to the applicable Party hereunder or the performance of any of its obligations hereunder), in each case ((x) and (y)), any Confidential Information furnished to it by the other Party pursuant to this Agreement, except for that portion of such information or materials that the receiving Party can demonstrate:

(a) was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party, provided that the foregoing exception will not apply with respect to Confidential Information described in proviso (x) below;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) is subsequently disclosed to the receiving Party or its Affiliate by a Third Party without obligations of confidentiality with respect thereto; or

(e) is independently discovered or developed by the receiving Party or its Affiliate without the aid, application, or use of Confidential Information, provided that the foregoing exception will not apply with respect to Confidential Information described in proviso (x) below.

Notwithstanding the definition of “Confidential Information” in Article 1, (x) all Joint Inventions will be deemed to be the Confidential Information of both Parties (and both Parties will be deemed to be the receiving Party and the disclosing Party with respect thereto), and (y) any other confidential Information disclosed by either Party pursuant to the Existing Confidentiality Agreement will be deemed to be the disclosing Party’s Confidential Information hereunder (with the mutual understanding and agreement that any use or disclosure thereof that is authorized under Article 9 will not be restricted by, or be deemed a violation of, such Existing Confidentiality Agreement), provided that, in each case ((x) and (y)) the exceptions set forth in subsections (a)-(e) above will apply to such Confidential Information to the extent applicable.

9.2 Authorized Disclosure. Each Party will have the right to disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following situations:

(a) by either Party, to the extent reasonably necessary to exercise its right to prepare, file, prosecute, maintain and extend the Principia Patents, Sanofi Patents (solely with respect to disclosures of Confidential Information of Principia by Sanofi) or the Joint Patents, in each case in a manner consistent with Article 6;

(b) by Sanofi (or, solely with respect to performing the EDP or following early termination of this Agreement, Principia), to a Regulatory Authority, as reasonably required or useful in connection with any filing, submission or communication with respect to any Compound or Product, provided that reasonable measures will be taken to assure confidential treatment of such information, to the extent such protection is available;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c) by either Party, in response to a valid order of a court of competent jurisdiction or other Governmental Authority or Regulatory Authority or, if in the reasonable opinion of the receiving Party’s legal counsel, such disclosure is otherwise required by judicial or administrative process or Applicable Law, including by reason of filing with securities regulators (including the rules and regulations of any stock exchange or trading market on which the disclosing Party’s (or its parent’s) securities are traded), provided that such Party will first have given notice to the other Party and given the other Party a reasonable opportunity to quash such order or to obtain a protective order or otherwise seek to limit such disclosure obligation, and provided further that the Party seeking to disclose such Confidential Information take all steps reasonably necessary to obtain confidential treatment requiring that the Confidential Information and documents that are the subject of such order or requirement be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued, provided further that the Confidential Information disclosed in response to such court or governmental order or Applicable Law will be limited to that information which is legally required to be disclosed in response to such court or governmental order or Applicable Law (including the rules and regulations of any stock exchange or trading market on which the disclosing Party’s (or its parent’s) securities are traded);

(d) by either Party, to its Affiliates and its and their officers, directors (subject to Section 9.2(f)), employees, agents and (sub)contractors, and any sublicensees, in each case only on a need-to-know basis and solely for use in connection with the performance of its obligations or exercise of its rights under this Agreement, subject to commercially reasonable written obligations of confidentiality and non-use in view of the rights and obligations of such disclosee prior to any such disclosure; and

(e) by either Party, with respect to the top line data and study reports, or abbreviated versions of the same, of clinical studies conducted hereunder, to any bona fide potential or actual investor, investment banker, Acquiror or other potential or actual financial partner, in each case as reasonably necessary in connection with the consideration of the applicable transaction, provided that (i) prior to any such disclosure, each disclosee is bound by obligations of confidentiality and non-use (which non-use obligations shall limit the use of such Confidential Information to such Person’s consideration of the applicable transaction or for use in connection with its activities as an investor, partner or advisor) and which obligations of confidentiality and non-use shall otherwise be at least equivalent in scope as those set forth in this Article 9 (except for the term of such obligations, which shall remain in effect (whether or not the agreement terminates) for (A) with respect to current investors, subject to commercially reasonable written obligations of confidentiality and non-use typical for current investors, (B) at least [*] after the disclosure of the applicable Confidential Information with respect to any such Person other than an investor, and (C) [*] with respect to any potential investor), and (ii) this clause (e) will not apply, or permit the disclosure by Principia, of any Confidential Information of Sanofi, to any Third Party who is a Sanofi Competitor.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(f) Notwithstanding the foregoing, in the event (i) either Party is required or authorized to make a disclosure of the other Party’s Confidential Information pursuant to Section 9.2(a) or 9.2(b), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use reasonable efforts to secure confidential treatment of such information; and (ii) prior to any Change of Control of Principia, any member of the board of directors of Principia or its Affiliates is also an employee of a Sanofi Competitor, disclosure of the Confidential Information of Sanofi to such director under Section 9.2(d) shall not be permitted unless and until such director agrees in writing not to disclose to its employer any such Confidential Information of Sanofi.

In any event, and except as otherwise provided herein, each Party agrees to take all reasonable action to avoid disclosure of the other Party’s Confidential Information, including, in the case of Principia, to exercise any contractual rights it has to withhold the Confidential Information of Sanofi from any potential or actual financial partner (whether an investor, investment banker, Acquiror or otherwise) on the basis that such information is confidential proprietary information, a trade secret or privileged or that disclosure may result in a conflict of interest.

9.3 Terms of Agreement.

(a) The Parties agree that, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, during the Term and for the [*] period following the expiration or termination of this Agreement, it will keep confidential and will not publish or otherwise disclose to any Third Party this Agreement or the terms of this Agreement.

(b) Notwithstanding the restrictions contained in Section 9.3(a), each Party will have the right to disclose this Agreement or the terms of this Agreement in a manner consistent with Sections 9.2(c), (d) and (e), provided that the applicable requirements of Sections 9.2(c), (d) and (e) are met, mutatis mutandis.

(c) In the event that a Party files a copy of this Agreement with any Governmental Authority, or a stock exchange or trading market on which the disclosing Party’s (or its parent’s) securities are traded, pursuant to Section 9.3(b), such Party will initially file a redacted copy of this Agreement agreed upon by both Parties (“Redacted Agreement”) and request from such Governmental Authority confidential treatment of the terms redacted from this Agreement for a reasonable period of time. In the event of any such filing, each Party shall (i) permit the other Party to review and comment upon such request for confidential treatment and any subsequent correspondence with respect thereto at least five (5) Business Days in advance of its submission to the Governmental Authority, (ii) reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed, (iii) promptly deliver to the other Party any written correspondence received by it or its representatives from such Governmental Authority, if any, with respect to such confidential treatment request and promptly advise the other Party of any other communications between it or its representatives with such Governmental Authority with respect to such confidential treatment request, (iv) upon the written request of the other Party, request an appropriate extension of the term of the confidential treatment period, where available, and (v) if such Governmental Authority requests any changes to the redactions set forth in the Redacted Agreement, use commercially

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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reasonable efforts to support the redactions in the Redacted Agreement as originally filed (to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed) and, to the extent reasonably practicable, not agree to any changes to the Redacted Agreement without first discussing such changes with the other Party or otherwise notifying the other Party of such changes. Each Party shall be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

9.4 Publicity. The Parties have agreed to make a joint public announcement of the execution of this Agreement the text of which is attached as Exhibit M, which will be issued at a time to be mutually agreed by the Parties. Other than the foregoing joint announcement, neither Party will issue a press release or other public communication regarding the execution of this Agreement, the terms of this Agreement, any Compounds or Products or other activities conducted under this Agreement without the other Party’s consent, provided, however, that (i) Principia shall have the right to issue a press release following completion of the SAD/MAD Clinical Trial, if the data from such trial are positive, with Sanofi’s consent not to be unreasonably withheld; (ii) each Party may issue a press release with information previously disclosed in an earlier press release by either Party if such information remains correct; and (iii) Sanofi may issue press releases and public communications regarding the Development or Commercialization of the Compounds, provided they do not contain the Confidential Information of Principia (other than Joint Inventions, Joint Information or Confidential Information that is also Sanofi’s Confidential Information).

9.5 Principia Know-How. Principia agrees to keep all Principia Know-How necessary for Sanofi to exercise the rights and enjoy the exclusivity granted to it by Principia under this Agreement confidential, subject to Section 9.1 and 9.2, it being understood, however, that Principia shall at all times have the right to disclose, license, or otherwise transfer to any Third Party any Principia Know-How (excluding any results of any preclinical and Clinical Trial testing of any Compounds or Products, and excluding information relating specifically to the manufacturing of any such Compound or Product) for use in the development, manufacture or commercialization of products or compounds other than the Compound or Product.

9.6 Publications. Notwithstanding Section 9.1, Sanofi will have the sole right to make publications of data and results with respect to the Compounds and Products (including Clinical Trials or Non-Clinical Studies with respect to the Products) in peer-reviewed journals (“Publications”) in accordance with the provisions of this Section 9.6, provided that Sanofi will provide Principia the opportunity to review and comment on a proposed Publication regarding the SAD/MAD Clinical Trial, if any, at least [*] days prior to its intended submission for publication. Sanofi will provide Principia a copy of the Publication at the time of the submission. Notwithstanding the foregoing, Sanofi will not have the right to publish Principia’s Confidential Information (other than Confidential Information that is also Sanofi’s Confidential Information) without Principia’s consent, except that this restriction will not restrict Sanofi from publishing any Clinical Trial results. Sanofi agrees to acknowledge the contributions of Principia, and the employees of Principia, in all publications as scientifically appropriate. Without limiting any of the foregoing in this Section 9.6, Sanofi may not publish any pre-clinical or non-clinical studies outside the Initial Field unless and until the Expanded Field is included and Principia may not publish any pre-clinical or non-clinical studies involving any BTK Inhibitor in the Initial Field, in each case without the consent of the other Party.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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9.7 Residuals Disclaimer. Notwithstanding any other provision of this Agreement, the Parties agree that Sanofi will not be liable in any respect for the use of Confidential Information received by Sanofi hereunder (whether not such Confidential Information is deemed to be Sanofi’s Confidential Information hereunder) by any of Sanofi’s or its Affiliates’ officers, directors, employees, or agents, to the extent such Confidential Information is retained in the unaided memory of such officer, director, employee or agent.

9.8 Termination of Existing Confidentiality Agreement. The Parties agree to cause the termination of the Existing Confidentiality Agreement, effective as of the Effective Date.

ARTICLE 10

TERM AND TERMINATION

10.1 Term. This Agreement will become effective on the Effective Date and, unless earlier terminated pursuant to this Article 10, will expire on a country-by-country basis upon expiration of the Royalty Term for all Products in such country (except in the case of the United States if the Profit Share is in effect, the Agreement will remain in effect for so long as any Compounds and Products are being sold by Sanofi or its Affiliates or Sublicensees in the United States or if earlier the effective date of the buy-out pursuant to Section 5.6 of Exhibit K-1) (the “Term”).

10.2 Unilateral Termination by Sanofi.

(a) Sanofi will have the right to terminate this Agreement in its entirety, or on continent-by-continent (or country-by-country with respect to North America and Asia) basis, upon [*] prior written notice to Principia. During such [*] notice period, subject to Section 10.11, each Party will continue to perform all of its obligations under this Agreement then in effect and bear its share of all Development Costs and Allowable Expenses incurred during such [*] period. Such a termination will be referred to herein as a “Termination for Convenience.”

(b) Sanofi will have the right to terminate this Agreement in its entirety, upon [*] prior written notice to Principia, at any time between the public announcement of a Change in Control of Principia and [*] after the consummation of such Change in Control of Principia. During such [*] notice period, subject to Section 10.11, each Party will continue to perform all of its obligations under this Agreement then in effect and bear its share of all Development Costs and Allowable Expenses incurred during such [*] period. Such a termination will be referred to herein as a “Change in Control Termination.”

(c) Sanofi will have the right to terminate this Agreement in its entirety, upon [*] prior written notice to Principia, due to safety concerns with respect to any Compound or Product (as such belief will be stated in the notice of termination). During such [*] notice period, subject to Section 10.11, each Party will continue to perform all of its obligations under this Agreement then in effect and bear their respective shares of all Development Costs and Allowable Expenses incurred during such [*] period. Such a termination will be referred to herein as a “Termination for Safety.”

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.3 Termination by Either Party for Breach.

(a) Breach.

(i) Subject to Section 10.3(b), Principia will have the right to terminate this Agreement in its entirety if Sanofi materially breaches its obligations under this Agreement and, after receiving written notice from Principia identifying such material breach by Sanofi in reasonable detail, fails to cure such material breach within [*] from the date of such notice.

(ii) Subject to Section 10.3(b), Sanofi will have the right, at its election, to terminate this Agreement in its entirety upon written notice to Principia if Principia materially breaches its obligations under this Agreement and, after receiving written notice from Sanofi identifying such material breach by Principia in reasonable detail, fails to cure such material breach within [*] from the date of such notice.

(b) Disputed Breach. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 10.3(a), and such alleged breaching Party provides the other Party notice of such dispute and its intention to seek a judgment by a court pursuant to Article 11 within the cure period, then the non-breaching Party will not have the right to terminate this Agreement under Section 10.3(a) unless and until a court, in accordance with Article 11, has determined that the alleged breaching Party has materially breached the Agreement and that such Party fails to cure such breach within [*] following such decision of such court. It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

10.4 Termination by Either Party Due to Non-Occurrence of Effective Date. As set forth in Section 7.6, either Party will have the right to terminate this Agreement, upon written notice to the other Party, if the HSR Condition is not met within [*] from the date the filing required under the HSR Act is made.

10.5 Termination for Insolvency. If, at any time during the Term (a) a case is commenced by or against either Party under Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States (the “Bankruptcy Code”) and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed within [*] after the commencement thereof, (b) either Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (c) either Party assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for either Party’s business, or (e) a substantial portion of either Party’s business is subject to attachment or similar process; then, in any such case ((a), (b), (c), (d) or (e)), the other Party may terminate this Agreement in its entirety upon written notice to the extent permitted under Applicable Law.

10.6 Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, if Sanofi or its Affiliates or Sublicensees, individually or in association with any other person or entity, challenges in a legal action or an administrative proceeding the validity, enforceability or patentability of any Principia Patents, then

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Principia may, upon [*] written notice to Sanofi, terminate this Agreement solely with respect to the license(s) for such challenged Principia Patents, provided, however, that Principia will not have the right to terminate this Agreement under this Section 10.6 if (a) Sanofi or its Affiliate or such Sublicensee challenges the validity of any Principia Patents in defense of claims raised by Principia, (b) the applicable challenge is dismissed or withdrawn within [*] of Principia’s notice to Sanofi under this Section 10.6 and not thereafter continued or (c) with respect to any such challenge by any such Sublicensee, Sanofi terminates the sublicense granted to such Sublicensee under Section 2.3(a) within [*] of Principia’s notice to Sanofi under this Section 10.6. Notwithstanding the foregoing, this Section 10.6 shall not apply with respect to any (i) challenge of a claim in Principia Patent, which claim does not cover the composition of matter, formulation, manufacture or use of any Compound or Product or which claim would not otherwise be infringed by the Development or Commercialization (including the research, development, manufacture, having manufactured, use, importation, exportation, registration, offer for sale or sale) of any Compound or Product; or (ii) reissue, reexamination, post-grant proceeding or any other administrative proceeding filed or requested to be filed by Sanofi or its Affiliates or Sublicensees, after prior consultation with Principia, with respect to any Principia Patent, in a good faith effort to (A) reinforce the patentability, validity or enforceability of such Patent or (B) expand the claim scope of such Patent with respect to Compounds or Products.

10.7 Termination for Lack of Successful Completion. This Agreement will terminate in its entirety as set forth in Section 5.3(d), without further notice or payment from either Party.

10.8 Effects of Termination by Sanofi for Convenience or Change in Control or by Principia for Cause. Upon any Termination for Convenience or Change in Control Termination by Sanofi pursuant to Section 10.2 or termination by Principia pursuant to Sections 10.3, 10.5 or 10.6 the following will apply (in addition to any other rights and obligations under this Agreement with respect to such termination):

(a) Licenses. The licenses granted in Article 2 will terminate. If elected by Principia, Sanofi hereby grants to Principia, effective only upon such termination, a non-exclusive, worldwide, fully-paid, perpetual, irrevocable, royalty-bearing (at the rates set forth below) license, with the right to grant multiple tiers of sublicenses, under the Sanofi Patents and Sanofi Know-How in each case that are Controlled by Sanofi as of the termination date and that claim or cover the Products then in clinical development or being commercialized as of the termination date (other than Combination Products), which license is for the sole purpose of Developing and Commercializing any Products. The royalty rates payable with respect to the foregoing license will be as follows: (x) if the termination takes effect after [*] but before [*], [*] of Net Sales, subject to a cap of [*], (y) if the termination takes effect [*], [*] of Net Sales, subject to a cap of [*], and (z) if the termination takes effect after [*] (or, if earlier, the [*]), [*] of Net Sales, with no cap. The foregoing royalty shall not be payable in the event of a termination of this Agreement by Principia under Section 10.3. The provisions of Section 5.5 regarding the term of any royalty obligations, royalty rate reductions and royalty payments and reporting, and the provisions of Section 5.10 regarding recordkeeping obligations and audit rights will apply mutatis mutandis to the royalties payable by Principia under this Section 10.8(a). In the case of any such Sanofi-Know or Sanofi Patent that is licensed to Sanofi by a Third Party (or as to which Sanofi would otherwise owe any payments as a result of the grant or exercise of such sublicense (or any further sublicense by Principia) or otherwise as a result of the Commercialization of the Compounds or Products),

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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such license will include such Sanofi Know-How and Sanofi Patents solely (A) if Principia has agreed in writing to bear any payments due as a result of the grant or exercise of such (sub)license and otherwise to comply with the terms of the applicable (sub)license, including any milestones, royalties or other payments and (B) Principia has agreed in writing to comply with the terms of the applicable Third Party agreement. Sanofi will use commercially reasonable efforts to seek the consent of the applicable licensor, but shall have no obligation to obtain any consents from any Third Party. With regard to any Sanofi Know-How that meets the criteria above but is protected as a trade secret, including any Sanofi Know-How related to manufacturing, in the event that Sanofi proposes a reasonable alternative to disclosure of the particular Sanofi Know-How (e.g., right of reference to a drug master file or similar filing, acting as a supplier or allowing Sanofi’s Third Party manufacturer to manufacture on behalf of Principia), then in lieu of such a license, the Parties agree to negotiate in good faith, and set forth in the Termination Agreement, such reasonable alternative.

(b) Marks. Sanofi will, as promptly as commercially practicable, assign to Principia all right, title and interest in and to those Marks Controlled by Sanofi or its Affiliates and used solely in connection with the Commercialization of the Products (and excluding any such Marks that include, in whole or part, any corporate name or logo of Sanofi or its Affiliate or Sublicensee), including any goodwill associated therewith. Principia will be responsible for recording such assignment in the Territory with the appropriate Governmental Authority and will bear all costs associated with such assignment and recordation. Sanofi will cooperate in facilitating such assignment and recordation by timely executing all necessary documents provided to it by Principia.

(c) Regulatory Materials. Sanofi will provide a copy of, and assign to, Principia the NDA or, if no NDA exists, the IND for the Product(s) then being Developed or Commercialized, and will provide Principia a copy of all Regulatory Materials in the Territory relating to such Products (subject to any redactions of such Regulatory Materials relating to products other than the Products).

(d) Transition Assistance. Sanofi will, at no cost to Principia, provide reasonable consultation and assistance (“Transition Assistance”) for a period of no more than [*] after the effective date of termination pursuant to a termination agreement negotiated in good faith by the Parties containing reasonable and customary terms (the “Termination Agreement”), which Termination Agreement will include a reasonable maximum number of hours that Sanofi will commit to such transition without cost to Principia, after which Sanofi will have the right to charge Principia a reasonable rate for its services in connection with such transition, if needed. Such Transition Assistance by Sanofi will include, at Principia’s request, (i) the transfer of Sanofi Know-How solely to the extent licensed to Principia pursuant to Section 10.8(a), (ii) the continuation or wind down of Clinical Trials ongoing as of the date of termination in accordance with Applicable Law, and (iii) the assignment of all then-existing Third Party agreements to the extent such agreements are assignable under the terms thereof or Applicable Law, provided, however, that Sanofi will not be obligated to pay any consideration or commence litigation in order to effect an assignment of any such agreement to Principia.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(e) Remaining Inventories. Principia will have the right to purchase from Sanofi any non-expired inventory of materials used to manufacture Compounds and Products, bulk Product or finished Product that exists as of the effective date of termination of this Agreement at [*] of the Manufacturing Costs with respect thereto. Principia will also have the right to request the completion of any Compound or Product work in progress at [*] of the Manufacturing Costs with respect thereto. In addition, at Principia’s election, for any forms of Product then being manufactured by Sanofi itself as of the effective date of termination, the Parties will enter into good faith negotiations regarding a supply agreement on reasonable and customary terms under which Sanofi will supply Principia with such forms of Product at [*] of Manufacturing Costs with respect thereto for a period not to exceed [*] from the effective date of the termination. Principia will notify Sanofi as soon as practicable and in no event later than sixty (60) days after the date of termination whether Principia elects to exercise the rights set forth in this clause (e).

10.9 Effects of Termination by Sanofi for Safety or Cause. Upon any termination of this Agreement by Sanofi that is a Termination for Safety under Section 10.2 or pursuant to Sections 10.3 or 10.5 or any termination pursuant to Section 10.7, the following will apply (in addition to any other rights and obligations under this Agreement with respect to such termination):

(a) Marks, Regulatory Materials. Sections 10.8(b) and 10.8(c) will apply, mutatis mutandis.

(b) Transition Assistance. Sanofi will provide, at Principia’s cost (which will include Sanofi’s costs) and subject to Principia’s ability to pay such costs, Transition Assistance to Principia for a period of no more than [*] after the effective date of termination pursuant to the Termination Agreement, provided that Sanofi’s obligation to provide Transition Assistance will be limited solely to the extent Sanofi’s services are necessary to comply with Applicable Law or otherwise mutually agreed by the Parties.

(c) Remaining Inventories. Sanofi will have [*] after the date of termination to sell off any remaining inventories and complete the manufacture and sale of any work in progress, after which Principia will be obligated to (or, solely with respect to a Termination for Safety, have the right to purchase from Sanofi any of the remaining non-expired inventory of materials used to manufacture Compounds and Products, bulk Product or finished Product that existed as of the effective date of termination of this Agreement at [*] of the Manufacturing Costs with respect thereto. In addition, Principia will be obligated to (or, solely with respect to a Termination for Safety, have the right to) purchase any work-in-progress at [*] of the Manufacturing Costs or, by mutual agreement with respect to such work-in-progress. Any obligation to purchase hereunder shall be limited to only that material which has a shelf-life or expiration date of not less than [*].

10.10 Other Remedies. Termination or expiration of this Agreement for any reason will not release either Party from any liability or obligation that already has accrued prior to such expiration or termination, nor affect the survival of any provision hereof to the extent it is expressly stated to survive such termination. Termination or expiration of this Agreement for any reason will not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder or that may arise out of or in connection with such termination or expiration.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.11 Payment of Milestones During Principia Cure Period or After Sanofi Notice of Termination. During any period that Principia is subject to a cure period under Section 10.3(a)(ii), any obligation to pay milestones hereunder will be suspended and not owing if Principia has failed to cure the material breach at issue and Sanofi terminates this Agreement pursuant to Section 10.3 therefor. Following delivery by Sanofi of a termination notice but before such termination is in effect, any obligation to pay milestones hereunder will be suspended.

10.12 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Principia and Sanofi are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as licensee of certain rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code, (a) the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, will be promptly delivered to it (x) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (y) if not delivered under clause (x), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party and (b) the Bankrupt Party will not interfere with the other Party’s rights to intellectual property and all embodiments of intellectual property, and will assist and not interfere with the other Party in obtaining intellectual property and all embodiments of intellectual property from another entity. The “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Products, filings with Regulatory Authorities and related rights and Principia Know-How in the case that Principia is the Bankrupt Party and Sanofi Know-How in the case Sanofi is the Bankrupt Party.

10.13 Effects of Expiration. Upon expiration of this Agreement, the licenses granted to Sanofi under Article 2 will become fully paid, perpetual and irrevocable.

10.14 Survival.

(a) Termination or expiration of this Agreement will not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement. All provisions not surviving in accordance with the following subsections (b) or (c) will terminate upon expiration or termination of this Agreement and be of no further force and effect.

(b) Notwithstanding anything to the contrary, the following provisions will survive and apply after expiration or early termination (other than under Section 10.4) of this Agreement or, if terminated with respect to a country, solely with respect to such country: Article 1, Section 2.1 (solely in the case of expiration and only with respect to the Initial Field (unless the Field is expanded prior to such expiration to the Expanded Field pursuant to Section 2.4), Section 2.3 (solely in the case of expiration and solely with respect to the surviving license under Section

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.1), Section 2.5, Section 3.2(c) (solely with respect to the allocation of any Development Costs incurred under the EDP prior to the expiration or termination of the Agreement), Section 4.2(d) (solely in case of termination and solely with respect to Products sold prior to the termination date or pursuant to the sell-off period, if applicable), Article 5 (solely to the extent described in Section (c)(i) below), Section 6.1 (except for the proviso), Section 6.2(a)(i) (solely with respect to any Joint Inventions made during the Term), Section 6.2(b)(ii) (solely with respect to any Joint Inventions made during the Term), Section 7.6, Article 8, Section 9.1, Section 9.2, Section 9.3, Section 9.4, Section 9.6 (solely in the case of expiration), Section 9.7, Section 10.8 (if applicable to the termination), Section 10.9 (if applicable to the termination), Section 10.10, Section 10.12, Section 10.13 (only in the case of expiration), this Section 10.14, Article 11, and Article 12 (other than Section 12.5(c)). In the event of a termination or expiration solely with respect to a country or region, then the Agreement shall remain in effect with respect to all remaining countries and regions, including Section 2.6, and all provisions shall terminate with respect to the given country or region, except for those specified above. Exhibit K shall survive but solely as set forth in Section 10.14(c)(i) and Section 2.8.3 of Exhibit K.

(c) In addition to Section 10.14(b):

(i) The applicable provisions of Article 5 and Exhibit K, whether or not identified in subsection (b) above, will survive to the extent required to make final reimbursements, reconciliations or other payments required to be made hereunder but in the case of Section 5.10 it shall survive with respect to a final audit, which shall be conducted no later than one (1) year after the effective date of termination in the event that the Agreement is terminated in its entirety); and

(ii) with respect to any surviving provisions requiring action or decision by a Committee or an Executive Officer, each Party will appoint representatives to act as its Committee members or Executive Officer, as applicable.

ARTICLE 11

DISPUTE RESOLUTION

11.1 Pre-Litigation Procedures. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event of any disputes, controversies or differences that may arise under any theory of law or equity between the Parties out of, in relation to or in connection with this Agreement (for clarity, other than a matter as to which a Party has sole decision making authority), including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement (a “Dispute”), then the following procedures will apply:

(a) Upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution of the Dispute (other than a Dispute covered by clause (b)), which good faith efforts will include at least one in-person meeting between the Executive Officers of each Party. Subject to clause (b) below, if the matter is not resolved within [*] following the written request for discussions, either Party may then invoke the provisions of Section 11.2.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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CONFIDENTIAL

(b) Solely with respect to Disputes concerning the calculation or reporting of Development Costs (either under this Agreement or Exhibit K), or any Allowable Expenses or Net Profit or Net Loss under Exhibit K, in the event the Parties are unable to resolve the matter pursuant to clause (a) above, then upon the request of either Party by written notice, the Chief Financial Officers of the Parties will discuss in good faith a possible resolution thereof. If the matter is not resolved within [*] following the written request for discussions, either Party may then invoke the provisions of Section 11.2.

11.2 Exclusive Jurisdiction. Subject to Sections 11.6 and 11.7, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of [*] (the “Applicable Court”) for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement or the transactions contemplated hereby, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in the Applicable Court. Notwithstanding the foregoing, any judgment or order issued by any Applicable Court may be enforced in any other court or applicable Governmental Authority, and neither Party will challenge any such judgment or order in any court other than the Applicable Court. The Parties irrevocably and unconditionally waive their right to a jury trial for any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

11.3 Venue. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement or the transactions contemplated hereby in the Applicable Court, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any Applicable Court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.4 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 12.3 will be effective service of process for any action, suit or proceeding brought against it under this Agreement or in connection with the transactions contemplated hereby in any such court.

11.5 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), will be governed by, and enforced in accordance with, the internal laws of [*], including its statutes of limitations.

11.6 Equitable Relief. Each Party acknowledges and agrees that the rights and obligations set forth in Articles 6 and 9 and Sections 2.1, 2.2, 2.3, 2.6, 7.6 and 12.5(b) are reasonable and necessary to protect the legitimate interests of the other Party, that such other Party would not have entered into this Agreement in the absence of such restrictions and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party will be authorized and entitled to seek from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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CONFIDENTIAL

and other benefits arising from such breach, which rights will be cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Both Parties agree to waive any requirement that the other (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 11.6 is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

11.7 Patent and Trademark Disputes. Notwithstanding Section 11.2, any dispute, controversy or claim between the Parties relating to the scope, validity, enforceability or infringement of any Principia Patent, Joint Patent, Sanofi Patent or Marks, in each case, covering the manufacture, use, importation, offer for sale or sale of Products will be submitted to a court of competent jurisdiction in the country in which such patent or trademark rights were granted or arose.

ARTICLE 12

MISCELLANEOUS

12.1 Entire Agreement; Amendment. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof, including the Existing Confidentiality Agreement. The foregoing will not be interpreted as a waiver of any remedies available to either Party as a result of any breach, prior to the Effective Date, by the other Party of its obligations pursuant to the Existing Confidentiality Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

12.2 Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented or delayed by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure will mean conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

12.3 Notices. Any notice required or permitted to be given under this Agreement will be in writing, will specifically refer to this Agreement, and will be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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writing in accordance with this Section 12.3, and will be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable international expedited overnight delivery service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested; provided, however, that all notices relating to the achievement of milestone events and which trigger the right of Principia to invoice Sanofi shall be only given as provided in clause (a) above.

If to Principia:	Principia Biopharma, Inc.

400 East Jamie Court, Suite 302

South San Francisco, California 94080

United States

Attention: CEO (with a copy to CBO and CFO)

With a copy to:	Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

United States

Attention: Barbara A. Kosacz, Esq.

If to Sanofi:	Genzyme Corporation

500 Kendall Street

Cambridge, MA 02142

United States

Attention: Executive Vice President, Sanofi Genzyme

Sanofi

54, rue La Boétie,

75008 Paris, France

Attention: General Counsel

With a copy to:	Covington & Burling LLP

One Front Street

San Francisco, CA 94111-5356

United States

Attention: Amy L. Toro, Esq.

12.4 Certain Rules of Interpretation.

(a) This Agreement has been prepared jointly and will not be strictly construed against either Party. Ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Unless otherwise specified, references in this Agreement to any Article, Section, Exhibit or Schedule are to such Article, Section, Exhibit or Schedule of this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

(b) Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The words “include” and “including” have the inclusive meaning frequently identified with the phrases “without limitation” and “but not limited to”. The words “shall” and “will” have the same meaning. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. Unless otherwise specified, deadlines within which any payment is to be made or act is to be done within or following a specified time period after a date will be calculated by excluding the day, Business Day, month or year of such date, as applicable, and including the day, Business Day, month or year of the date on which the period ends. Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment will be made or action taken on the next Business Day following such day to make such payment or do such act.

12.5 Assignment; Change of Control.

(a) Neither Party may assign or transfer this Agreement or assign or transfer any rights or any obligations hereunder, including, in each case, by permitting the creation of a security interest therein, without the prior written consent of the other Party, except that (i) a Party may make such an assignment without the other Party’s consent (A) to an Affiliate or (B) to a successor to all or substantially all of the business of such Party, whether in a merger, sale of stock, sale of assets or other transaction, (ii) Sanofi may make such an assignment without Principia’s consent to a successor to all or substantially all of the business unit or therapeutic area to which the Products relate, and (iii) either Party may make an assignment of its right to receive payments under this Agreement to a Third Party without the other Party’s consent (including the creation of a security interest in such right to receive payments therein), and (iv) following the end of the Royalty Term in the applicable country with respect to a Product, Sanofi may make such an assignment without Principia’s consent to a successor to all or substantially all of the assets specific to such Product. Any permitted successor or assignee of rights or obligations hereunder will, in a writing to the other Party, expressly assume performance of such rights or obligations (and in any event, any Party assigning this Agreement to an Affiliate will remain bound by the terms and conditions hereof). Any assignment or attempted assignment by either Party in violation of the terms of this Section 12.5(a) will be null, void and of no legal effect. Any permitted assignment will be binding on the successors of the assigning Party.

(b) In the event that a Party is acquired by a Third Party in a Change in Control transaction (such Third Party, an “Acquiror”), then the intellectual property Controlled by such Acquiror or its Affiliates immediately prior to (or after, if developed in an independent development program by such Acquiror or its Affiliate other than the Party to this Agreement and that such Acquiror and such Affiliate are in compliance with the Segregation requirements) the closing of such Change in Control transaction will be excluded from Principia Technology (in the case when the acquired Party is Principia) and Sanofi Technology (in the case when the acquired Party is Sanofi), unless, following such acquisition, such intellectual property is used by the acquired Party or its Affiliates in connection with, or the acquired Party or its Affiliates incorporate such intellectual property into, any Development or Commercialization of the Compounds and Products.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

(c) In the event of a Change in Control of Principia in which the Acquiror is a Sanofi Competitor, at Sanofi’s election in its sole discretion by written notice to Principia made no later than [*] after the closing of the Change in Control, any or all of the following will apply: (i) if such Change in Control occurs before [*], Sanofi will have the right to [*] in which case Principia will [*] as promptly as practicable, (ii) if [*] and [*], [*] (but, for clarity, [*], if [*]), or (iii) if [*] as of such time, the [*] effective as of the end of the month in which the notice is delivered as of such date and [*] at the start of the subsequent month if [*] with respect to the applicable [*], provided, however that in such event if [*] with respect to the [*] then (x) Sanofi will [*]. For clarity, if [*] as of such time of such Change in Control, [*] shall [*].

12.6 Performance by Affiliates. Subject to Section 2.6(b), each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement will be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

12.7 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

12.8 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

12.9 No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

12.10 Independent Contractors. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein will be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

12.11 Third Party Beneficiary. None of the provisions of this Agreement will be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto. No such Third Party will obtain any right under any provision of this Agreement or will by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

CONFIDENTIAL

12.12 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

{Signature Page Follows}

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have executed this License Agreement in duplicate originals by their duly authorized officers as of the Signing Date.

PRINCIPIA BIOPHARMA, INC. By: /s/ Martin Babler Name: Martin Babler Title: Chief Executive Officer	GENZYME CORPORATION By: /s/ William J. Sibold Name: William J. Sibold Title: EVP & Head of Sanofi Genzyme

[SIGNATURE PAGE TO LICENSE AGREEMENT]

EXHIBITS

Exhibit A	Excluded Indications

Exhibit B	Initial Indications

Exhibit C	Existing Principia Patents

Exhibit D	Chemical Structure of Compounds

Exhibit E	Existing Principia Licenses

Exhibit F	Early Development Plan

Exhibit G	Transfer Plan

Exhibit H	Inventory Allocation and Procedures

Exhibit I	Approved Principia Subcontractors

Exhibit J	Regulatory Materials

Exhibit K	Co-Funding Option

Exhibit L	Principia Technology Encumbrances

Exhibit M	Joint Press Release

Exhibit N	FDA Division of Pulmonary, Allergy, and Rheumatology Products

Exhibit O	Countries and Regions for National and Regional Phase Patent Filings

Exhibit P	Exception to Section 7.2(g)

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A

Excluded Indications

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit B

Included Indications

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C-1

Principia Patents

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C-2

Principia Program Patent

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit C-3

Excluded Patents

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D-1

Chemical Structure of [*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D-2

Chemical Structure of [*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D-3

Chemical Structure of [*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit D-4

Chemical Structure of [*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit E

Existing Principia Licenses

None.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit F

Early Development Plan

The EDP includes the following budget and timeline as well as the performance of the studies as outlined in the attached protocols.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit G

Transfer Plan

Transfer from Principia to Sanofi of Principia Know-How existing as of Signing Date or thereafter (but prior to the completion of the transfer), including the contents of the data room provided to Sanofi during due diligence, information shared with Sanofi on-site and the following:

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit H

Inventory Allocation and Procedures

Pursuant to Section 3.2(g)(ii) of this Agreement, Principia will transfer and assign to Sanofi or its designee, [*], the existing inventory (i.e., Compounds, intermediates and related raw materials) in the amounts specified below and in the manner specified below.

•

The original manufacturing code of the supplier (site of origin) and other subsequent cross referenced batch or sub-batch codes must be transferred to Sanofi before shipment. All materials below to be transferred to Sanofi pursuant to this Exhibit H. Inventory amounts are accurate as of November 6, 2017.

Name	Lot#	Quantity	Notes
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

Procedure for Inventory Transfer

•

Following the Signing Date, Sanofi and Principia will enter into a Quality & Technical Agreement (“QTA”), to be effective no sooner than the Effective Date of this Agreement, which QTA is required prior to the shipment of GMP material.

•	Principia will arrange for delivery of the non-GMP inventory to Sanofi no later than 10 Business Days after the Effective Date

•

Principia will ship to Sanofi Montpellier a fraction of the drug substance GMP batch “designated technical material not for clinical use”. The technical fraction will be approximately [*] (quantity to be confirmed). The creation of this fraction must originate from one of the clinical batches that were made under GMP conditions. The dispensing of the aliquot will be traceable and will not jeopardize the GMP status of the remaining GMP quantities.

•

Principia will arrange for the delivery of GMP lots inventory no later than 10 Business Days after Quality & Technical Agreement is implemented and only after the authorization given by the French Drug Agency (ANSM) to receive non EU GMP API

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

•

World Courier will be used as the carrier for the material transfer. Principia will make arrangements with [*] for the preparation of adequate packaging for transportation of pharmaceutical goods, including placement of temperature tracers for transport monitoring: minimum 1 temperature tracer per pallet (or cardboard if no pallet), as close to the center as possible. The temperature tracers will be read out by Sanofi upon receipt of the bulk drug product. The samples will be packed in such a way to withstand normal impact during shipping.

•

In order to control the integrity on receipt of the shipped active pharmaceutical ingredient, Principia will ensure the closure with 2 numbered tamper evident seals per pallet. The list of tamper seals numbers will be provided with the shipping documentation.

•	When preparing the pallet(s) for shipment, the following will apply:

•	Only one product batch per pallet.

•	All containers are to be secured to the pallet using shrink or stretch wrap.

•	The product must be shipped at controlled temperature with Temptales (temperature recorders).

•	Shipping documentation (Ship Request) will include the following information:

•	Product description

•	Batch number(s)

•	Total quantity being shipped.

•

The documentation to accompany the shipment of inventory will include Material Safety Data Sheet, European and US tariff codes, Certificate of Analysis and custom invoices. The quantities and sample names are provided in the table above.

•	All shipments will be made to Sanofi according to [*] according to the appropriate INCOTERMS at the time of shipping.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit I

Authorized Subcontractors (excluding legal counsel)

A.	Service Providers/Vendors

[*]

B.	Consultants

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit J

Regulatory Materials

Principia will assign and transfer to Sanofi all Regulatory Materials associated with the EDP.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit K

Co-Funding Option

Reference is made to the License Agreement by and between Principia and Sanofi to which this Exhibit K is attached (this “Agreement”). Capitalized terms used in this Exhibit K and not otherwise defined herein will have the meanings given to them in the body of this Agreement. For clarity, references in this Exhibit K to Sections of this Agreement will mean Sections contained in the body of this Agreement, and not of any Exhibits or other attachments thereto. In the event of any conflict or inconsistency between this Exhibit K and any other provision of this Agreement, the terms of this Exhibit K will govern.

{EXHIBIT CONTINUES ON THE FOLLOWING PAGE}

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit K-1

Co-Funding Option Terms

1. Co-Funding Option

1.1 Option Grant. Subject to any other terms of this Agreement (including Section 1.2 of this Exhibit K-1), Principia is hereby granted the option (the “Co-Funding Option”) to elect, on a one-time (except as set forth in Section 1.2.4 of this Exhibit K-1), binding basis and in exchange for the Co-Development Funding to receive, at its election, either (a) a [*] share of Net Profit and Net Loss with respect to the Optioned Product in the U.S. (such election, the “Profit (Loss) Share Election” and such compensation, the “Profit (Loss) Share”), or (b) the increased royalties set forth in Section 4 of this Exhibit K-1 (such election, the “Increased Royalty Election” and such sharing, the “Increased Royalty”, and either the Profit (Loss) Share or the Increased Royalty, the “Co-Funding Compensation”).

1.2 Co-Funding Option Exercise.

1.2.1 Within [*] days after the conclusion of Sanofi’s meeting with the FDA in connection with the conclusion of Phase 2 Clinical Trials with respect to the first Product Developed hereunder (the “End of Phase 2 Meeting”), Sanofi will:

(a) notify Principia in writing whether or not Sanofi has determined to proceed to Phase 3 Clinical Trials (the “Phase 3 Notification”), and if Sanofi is so proceeding, include in such notification the Phase 3 Program Plan therefor (the “Initial Phase 3 Program Plan”); and

(b) if Sanofi is proceeding with Phase 3 Clinical Trials, provide Principia with access to a secure electronic data room containing the briefing package filed with the FDA prior to the End of Phase 2 Meeting (the “Phase 2 Package”).

1.2.2 No later than [*] days after its receipt of the Phase 3 Notification and the Phase 2 Package, Principia will have the right to elect by written notice to Sanofi to exercise the Co-Funding Option with respect to such Product (such notice, the “Exercise Notice” and such Product, including any other Product that contains the same Compound as such Product, will be referred to herein as the “Optioned Product” unless and until it is no longer an Optioned Product pursuant to Section 1.2.4 of this Exhibit K-1). Principia will specify in the Exercise Notice the form of Co-Funding Compensation it elects to receive: either the (Profit (Loss) Share Election or the Increased Royalty Election), provided that, if Principia does not so specify its election, it will be deemed to have made the Increased Royalty Election.

1.2.3 If Principia exercises the Co-Funding Option, the Product with respect to which Principia has so exercised the Co-Funding Option shall be deemed an “Optioned Product,” the terms set forth in this Exhibit K will apply and, while the Co-Funding Option is in effect, in the event of any conflict or inconsistency between this Exhibit K and any other provision of this Agreement, the terms of this Exhibit-K will govern.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.2.4 Notwithstanding the foregoing, if, prior to obtaining the first Regulatory Approval in [*] for the first Optioned Product, Sanofi terminates all Development of such Optioned Product, and thereafter Sanofi Develops a Product containing a Compound other than the Compound in such Optioned Product (the “Alternate Product”), then Sections 1.2.1 through 1.2.3 of this Exhibit K-1 shall apply with respect to such Alternate Product, mutatis mutandis, and, if Principia exercises the Co-Funding Option with respect to the Alternate Product, it shall be an Optioned Product hereunder; provided that (a) the Aggregate Principia Development Share Cap and the Annual Principia Development Share Cap shall apply on an Optioned Product-by-Optioned Product basis, and (b) Principia shall not be entitled to exercise the Co-Funding Option (i) unless and until Principia has fully funded its portion of Development Costs with respect to the first Optioned Product, including any Payment Deficit and its share of any Development Budget Excess and its share of any Allowable Expenses for the first Optioned Product due under the Profit (Loss) Share for the first Optioned Product, including any Commercial Payment Deficit, or (ii) with respect to more than [*] Alternate Product.

1.3 Certain Exceptions and Limitations.

1.3.1 Principia Financial Outlook. Within [*] of Principia’s delivery of the Exercise Notice, and to the extent Principia does not meet the requirements of clause (a) of the definition of Reporting Company, Sanofi shall have the right, at its own expense, to retain an independent auditor acceptable to both Parties to inspect such books and records of Principia as the auditor deems necessary or useful to evaluate Principia’s financial capability to meet its obligations under the Co-Funding Option for [*] under the budget set forth in the Phase 3 Program Plan, taking into consideration amounts due under this Agreement to Principia within said period. The results of such financial evaluation shall not affect Principia’s right to exercise the Co-Funding Option, but rather shall be for Sanofi’s informational purposes only.

1.3.2 Pre-Launch Profit (Loss) Share Conversion. If Principia elects the Profit (Loss) Share Election in the Exercise Notice and such Profit (Loss) Share is in effect, Principia will have the option to convert such Profit (Loss) Share to the Increased Royalty upon written notice to Sanofi at any time during the [*] days following [*].

2. Co-Development Funding.

2.1 Funding Share. In exchange for, and as a condition to, receiving the Co-Funding Compensation, Principia will be responsible for payment to Sanofi of [*] of all Development Costs incurred with respect to the Phase 3 Program, subject to the caps set forth in Section 2.5 of this Exhibit K-1 (such capped [*] amount, the “Co-Development Funding”).

2.2 Reports.

2.2.1 Quarterly Reports to Principia. With respect to each Calendar Quarter during which Principia is or becomes a Reporting Company, within [*] days after the end of each Calendar Quarter, unless not practicable, Sanofi shall provide a good faith estimate of its Development Costs for the Phase 3 Program in the form of a written report

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

to Principia’s Finance Liaison, provided, however, that the amounts set forth in such reports shall be deemed estimates only and Sanofi shall not be responsible for any differences between such estimated amounts and the actual amounts recorded. Within [*]days after the end of each Calendar Quarter, Sanofi will report to Principia the actual Development Costs for the Phase 3 Program incurred by Sanofi during such Calendar Quarter (each, a “Quarterly Report”) and issue an invoice to Principia for the share of such Development Costs due from Principia in accordance with Section 2.1 of this Exhibit K-1. Each Quarterly Report shall specify in reasonable detail all Development Costs, and, if requested by Principia, Sanofi shall also provide any invoices or other supporting documentation for any payments to a Third Party that individually exceed [*]. Principia, through its Finance Liaison, shall have a period of [*] says after receipt of each Quarterly Report to confer with Sanofi’s Finance Liaison with respect to any questions or objections to such information in such Quarterly Report. Principia shall pay to Sanofi the amount invoiced by Sanofi within [*] days after the end of such [*] day conferral period; provided, however, that in the event of any disagreement with respect to the calculation of the amount set forth in such invoice, any undisputed portion of such invoiced amount shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within [*] days after the date on which Principia and Sanofi, using good faith efforts, resolve the dispute in accordance with Section 11.1 of this Agreement, or, if not so resolved within [*] days after such dispute is resolved pursuant to Section 11.2. In addition, following the Effective Date, each Party shall consider in good faith other reasonable procedures proposed by the other Party for sharing financial information in order to permit each Party to close its books periodically in a timely manner. Sanofi’s reporting obligations under this Section 2.2 of this Exhibit K-1 will survive a Change in Control involving Principia that requires Segregation pursuant to Section 2.6(b) of this Agreement.

2.2.2 Financial Reports to Sanofi. Principia will provide to Sanofi (a) Principia’s unaudited financial statements for each Calendar Quarter within [*] days after the end of such Calendar Quarter prior to such time as it becomes a Reporting Company, and (b) Principia’s (i) unaudited annual financial statements for such Calendar Year within [*] days after the end of each Calendar Year and (ii) audited annual financial statements for such Calendar Year as soon as available (but no later than within [*] after the end of each Calendar Year). Principia’s reporting obligations to Sanofi pursuant to this Section 2.2.2 of Exhibit K-1 will terminate as follows: (i) in the case of the Increased Royalty, at such time as Principia’s obligations to pay Development Costs pursuant to Section 2 of this Exhibit K-1 cease, and (ii) in the case of the Profit (Loss) Share, following the [*] consecutive Calendar Quarter in which Sanofi reports a Net Profit pursuant to Section 5.2.2 of this Exhibit K-1.

2.2.3 No Double Counting; Use of Existing Systems. For the avoidance of doubt, no cost or expense will be counted more than once in calculating Development Costs even if such cost or expense falls into more than one of the cost categories included in Development Costs. In addition, Sanofi agrees to use the project management system that is used throughout its or its Affiliates’ organization in determining its budgeted Development costs, which such systems are subject to annual audit.

2.3 Payments. Development Costs for the Phase 3 Program initially will be

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

borne by Sanofi and thereafter will be subject to reimbursement by Principia for its portion thereof in accordance with Section 2.1 of this Exhibit K-1. Principia will pay invoices issued by Sanofi as provided in Section 2.2.1 of this Exhibit K-1. The first Quarterly Report from Sanofi shall include Principia’s share of all Development Costs for the Phase 3 Program, if any, incurred by Sanofi or its Affiliates in accordance with the Phase 3 Program Plan prior to Principia’s exercise of the Co-Funding Option.

2.4 Consequences of Non-Compliance. If Principia fails to pay any invoice for its share of (a) undisputed Development Costs under this Section 2 of this Exhibit K-1 within [*] days of the date on which such payment is due or (b) disputed Development Costs under this Section 2 of Exhibit K-1 within [*] days of the date on which such Development Costs become undisputed (such unpaid amounts in (a) and (b), the “Payment Deficit”), then, at Sanofi’s election in its sole discretion and with [*] days’ written notice to Principia (but effective as of the day immediately after such [*] day period), Sanofi will have the right to elect one of the following remedies (which such remedy shall be Sanofi’s sole remedy in such event):

2.4.1 Principia’s right to the Co-Funding Compensation will (i) terminate (in which event Principia shall receive royalties on Net Sales as provided in Section 5.5 of the Agreement), or (ii) if Principia has paid any Co-Development Funding prior to such failure to pay, be reduced as follows: (a) if the Increased Royalty is in effect, Principia will be entitled to receive its pro-rata share of the Increased Royalty, and (b) if the Profit (Loss) Share is in effect, such Profit (Loss) Share will be converted into the Increased Royalty and Principia will be entitled to receive its pro-rata share of the Increased Royalty, where such conversion shall be as set forth in Section 5.5 of this Exhibit K-1. Such pro-rata share of the difference between the royalty in Section 5.5 and the Increased Royalty (i.e., [*]) will be based on the percentage paid by Principia as of the date of conversion of the total Co-Development Funding that would have been payable with respect to the Phase 3 Program based on the most recent Phase 3 Program Plan (subject to any limitations on Principia’s obligation to share in Development Costs due to the Aggregate Principia Development Share Cap); or

2.4.2 Principia’s right to the Co-Funding Compensation will not terminate or be reduced as provided in clauses (i) and (ii) of Section 2.4.1, and instead Sanofi will be entitled to offset the Payment Deficit against any payments next due to Principia with interest calculated in accordance with Section 5.9 of this Agreement. In such event, Sanofi shall continue thereafter to invoice Principia the following Calendar Quarter for its Co-Development Funding amount in accordance with Section 2.2.1 and if Principia again fails to pay such amount within [*] days of the date on which such payment is due, it shall again have the right to make an election under this Section 2.4.

2.5 Principia Development Share Cap.

2.5.1 Notwithstanding any other provision of this Agreement or this Exhibit K-1, Principia’s share of Development Costs with respect to the Phase 3 Program for a given Optioned Product incurred in any Calendar Year will not exceed the Annual Principia Development Share Cap (prorated in the case of a partial Calendar Year) or, in

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the aggregate, the Aggregate Principia Development Share Cap. In the event the Annual Principia Development Share Cap is exceeded for a Calendar Year, then Sanofi may carry over any amount of Development Costs that would have been due by Principia in the absence of the Annual Principia Development Share Cap and seek reimbursement therefor in the following Calendar Year(s), subject to the then applicable Annual Principia Development Share Cap and the Aggregate Principia Development Share Cap. An illustrative example of the application of the Annual Principia Development Share Cap and the Aggregate Principia Development Share Cap is set forth on Exhibit K-5.

2.5.2 All Development Costs incurred by Sanofi with respect to the applicable Optioned Product, and reimbursed by Principia, will be counted in determining whether or not the Annual Principia Development Share Cap or the Aggregate Principia Development Share Cap has been reached, whether or not the study associated with such costs had a successful outcome.

2.6 Extended Payment Period. Notwithstanding Section 2.3 of this Exhibit K-1 and subject to Aggregate Principia Development Share Cap and the Annual Principia Development Share Cap, in the event, however, that Development Costs for the Phase 3 Program in a Calendar Year exceed [*] of the corresponding amounts set forth in the budget for such Calendar Year included in the Phase 3 Program Plan (a “Development Budget Excess”), Principia will not be required to pay to Sanofi Principia’s share of such Development Budget Excess (to the extent such amount has not yet been paid) until one Calendar Year after such date that payment otherwise would be due pursuant to Section 2.3 of this Exhibit K-1 (the “Extended Payment Period”), which Calendar Year shall also be subject to the Aggregate Principia Development Share Cap and the Annual Principia Development Share Cap; provided that such Development Budget Excess amount will accrue interest in accordance with Section 5.9 of this Agreement during such Extended Payment Period. Principia will be entitled to the Extended Payment Period only if it is otherwise current on its Co-Development Funding payments owed under this Exhibit K-1 (including any other payments due under this Section 2.6 of this Exhibit K-1).

2.7 Dispute Resolution. Except as provided in Section 2.2.1 of this Exhibit K-1, Section 11.1(b) of this Agreement will apply in the event of any dispute regarding the calculation or reporting or breach of payment of Development Costs for the Phase 3 Program.

2.8 Effects of Termination or Expiration of Agreement. In the event this Agreement is terminated, in whole or in part, or, solely with respect to the Increased Royalty, expires in accordance with Article 10 of this Agreement, the following shall apply:

2.8.1 If the Increased Royalty is in effect, Sanofi will pay any Increased Royalty accrued as of the date of termination or expiration, provided that (a) except where Sanofi terminates for convenience under Section 10.2(a) of the Agreement, Principia will be responsible for payment of its share ([*]) of Sanofi’s out-of-pocket wind-down costs associated with the Phase 3 Program, if any, (provided the Aggregate Principia Development Share Cap has not been reached) within [*] days of receipt from Sanofi of any invoice for such costs following such wind-down; and (b) if Principia has not yet paid any then-outstanding Development Budget Excess, such amount will be due and payable, within [*] days of the effective date of such termination or expiration.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.8.2 If the Profit (Loss) Share is in effect, (a) if there is a Net Profit for the Calendar Quarter in which such termination or expiration takes effect, Sanofi will pay Principia its share of such Net Profit prorated for that portion of such Calendar Quarter before such termination or expiration took effect, and (b) if there is a Net Loss for the Calendar Quarter in which such termination or expiration takes effect, Principia will pay Sanofi its share of such Net Loss prorated for that portion of such Calendar Quarter before such termination or expiration took effect, provided that (x) except where Sanofi terminates for convenience under Section 10.2(a) of the Agreement, Principia will be responsible for payment of its share ([*]) of Sanofi’s wind-down costs associated with the Phase 3 Program, if any, (provided the Aggregate Principia Development Share Cap has not been reached) within [*] days of receipt from Sanofi of any invoice for such costs following such wind-down; (y) if Principia has not yet paid any then-outstanding Development Budget Excess, such amount will be due and payable within [*] days of the effective date of such termination or expiration, and (z) if any Sanofi Commercial Credit has accrued and not yet been applied by Sanofi to incurred sales milestones, royalty or profit share payments as provided under Section 5.1.2 of this Exhibit K-1, Sanofi will be entitled to offset such outstanding Sanofi Commercial Credit amount against any payments due Principia in connection with such termination or expiration.

2.8.3 Survival. Notwithstanding any other provision of this Exhibit K, all defined terms in Exhibit K, to the extent such terms remain applicable, and the following provisions of this Exhibit K will survive and apply after expiration or early termination of the Agreement: [*]. For clarity, if the Agreement has not been terminated in its entirety, then the Co-Development Funding Option shall remain in effect and if the option has been elected, Principia shall remain responsible for its share (as set forth in this Exhibit K), but if this Agreement has been terminated early with respect to the U.S., then (i) the Profit (Loss) Share Election, if not then elected, shall no longer remain available (and only the Increased Royalty Election shall be available to Principia) and (ii) if as of such time the Profit (Loss) Share is in effect, then it shall be converted to the Increased Royalty (for the Optioned Product) (subject to any pro-rata adjustment under Section 2.4 of this Exhibit K, if applicable, and if there are any Sanofi Commercial Credits or Commercial Payment Deficits, then Sanofi may offset such amounts against the amounts due to Principia under Exhibit K or the Agreement).

3. Phase 3 Development

3.1 Phase 3 Program. In the event Principia exercises the Co-Funding Option, and solely during the period in which such Co-Funding Option remains in effect, the terms of this Section 3 of this Exhibit K-1 will apply. Subject to the other terms of this Section 3 of this Exhibit K-1, all Development activities under the Phase 3 Program shall be conducted in conformance with the Phase 3 Program Plan for the applicable Optioned Product as provided by Sanofi to Principia in connection its exercise of the Co-Funding Option pursuant to Section 5.6 of this Agreement (as may be amended from time to time by Sanofi). As between Principia and Sanofi, Sanofi will have the sole right to (a) create and amend the Phase 3 Program Plan, and (b) conduct the Phase 3 Program.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2 Joint Coordination. Upon Principia’s exercise of the Co-Funding Option and with respect to the applicable Optioned Product, but subject to Section 3.3 of this Exhibit K-1, the following will apply:

3.2.1 JWG Meetings. The Joint Working Group will meet semi-annually as an advisory body to monitor, and provide a forum to discuss, the Phase 3 Program Plan, any other Indications under Development by, or under contemplation for Development by, Sanofi with respect to the applicable Optioned Product and the progress and results of such Development, and any material updates or amendments thereto and progress thereunder, and, solely if the Profit (Loss) Share is in effect, the U.S. Commercial Plan, and any updates or amendments thereto.

3.2.2 Senior Executive Meetings. The Co-Funding Executives will meet at least once per Calendar Year, or more often as may be agreed by the Parties, to discuss the Phase 3 Program Plan, including the associated budget, and any material updates or amendments thereto and, solely if the Profit (Loss) Share is in effect, the U.S. Commercial Plan, as applicable.

3.2.3 Finance Liaison Meetings. In advance of the senior executive meetings described in Section 3.2.2. of this Exhibit K-1, the Finance Liaisons of the Parties will meet to discuss the Development Costs for the Optioned Product set forth in the then current or proposed Phase 3 Program Plan anticipated for the Phrase 3 Program over the following three Calendar Years and, solely if the Profit (Loss) Share is in effect, anticipated Allowable Expenses and other budgetary matters related to the U.S. Commercial Plan, as applicable, for the following three Calendar Years. In addition, the Finance Liaisons shall confer at least each Calendar Quarter to review financial results, to the extent provided and as needed under Section 2.2.2 of this Exhibit K-1.

3.2.4 Phase 3 Program Plan and U.S. Commercial Plan. Sanofi will provide Principia with an updated version of the Initial Phase 3 Program Plan for the Optioned Product and each updated version thereof, on a semi-annual basis commencing with the date of the Exercise Notice, as well as any other Indications under Development by, or under contemplation for Development by, Sanofi with respect to the Optioned Product and the progress and results of such Development. In addition, solely if the Profit (Loss) Share is in effect, Sanofi will, approximately eighteen (18) months before the anticipated launch of the Optioned Product in the U.S., provide Principia with a high-level commercial plan for the U.S. (the “U.S. Commercial Plan”), which will include a high level annual budget for the current and the following two (2) Calendar Years (the “U.S. Budget”), and will provide any updated version thereof on a semi-annual basis thereafter. For clarity, as between the Parties, Sanofi will have the sole right to (a) create and amend the U.S. Commercial Plan (including the U.S. Budget), and (b) conduct the U.S. Commercial Plan.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.2.5 Notice and Comment Rights. In the event Sanofi intends to add or remove any Indications or terminate any studies, in each case set forth in the then-current Phase 3 Program Plan, Sanofi will provide Principia with reasonable notice thereof and Principia will be entitled to comment thereon, provided, however, that the foregoing notice and comment rights of Principia will not apply with respect to any changes of the Phase 3 Program Plan due to patient safety or required by Governmental Authorities.

3.3 Termination of Joint Coordination. With respect to any Optioned Product, Section 3.2 of this Exhibit K-1 will terminate and have no further effect upon the occurrence of the following:

3.3.1 If the Increased Royalty is in effect, upon the earlier of the launch of the Optioned Product or the early termination of Phase 3 Program Development for all Indications for which Principia has paid Co-Development Funding.

3.3.2 If the Profit (Loss) Share is in effect, upon the earlier of (a) the end of the fifth (5th) Calendar Year after launch of the Optioned Product in the U.S. or (b) the early termination of Phase 3 Program Development for all Indications for which Principia has paid Co-Development Funding, provided that, notwithstanding the satisfaction of the foregoing clause (a) but subject to clause (b), the Finance Liaisons will continue to meet and discuss quarterly results and any changes to financial expectations on a Calendar Quarter basis until Principia is no longer obligated to provide Sanofi with those financial reports specified in Section 2.2.2 of this Exhibit K-1, if later.

3.4 Certain Phase 3 Program Definitions. As used in this Exhibit K and this Agreement, the following initially capitalized terms will have the meanings set forth below:

3.4.1 “Phase 3 Program” means, with respect to an Optioned Product, (a) all Phase 3 Clinical Trials required for (i) the submission of an NDA with the FDA, and (ii) the equivalent filings with the applicable Regulatory Authorities in each of the Major European Countries and Japan, and (b) all Phase 4 Clinical Trials (other than Voluntary Phase 4 Clinical Trials), in each case ((a) and (b)) for the initial Indication described in the briefing package delivered to the FDA for the End-of-Phase 2 Meeting described in Section 5.6 of the Agreement and giving rise to the Exercise Notice (provided that, for purposes of this definition, [*] will be treated as one Indication) and the next Indication pursued by Sanofi (if and to the extent so conducted by Sanofi).

3.4.2 “Phase 3 Program Plan” means a high-level plan for the conduct of the Phase 3 Program, which shall include the three (3) Calendar Year budget of anticipated Development Costs to conduct such plan and those categories of information set forth on Exhibit K-3.

4. Increased Royalty Election

4.1 Subject to the other terms of this Agreement, in the event Principia makes the Increased Royalty Election (or the Profit/Share is converted to the Increased Royalty) and for so long as the Increased Royalty and the Royalty Term are in effect for such Optioned Product in the applicable country, the royalty rates set forth on the following chart will apply in lieu of those set forth on the chart in Section 5.5(a) of this Agreement:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Portion of Global Annual Net Sales	Royalty Rate
Less than or equal to: [*]	[*]
Greater than: [*] but less than or equal to: [*]	[*]
Greater than: [*]	[*]

4.2 The remaining terms of Section 5.5 of this Agreement will remain in effect, mutatis mutandis.

5. Profit (Loss) Share Election

5.1 Sharing of Net Profits and Net Losses.

5.1.1 Profit (Loss) Share Percentage. Subject to the other terms of this Agreement, in the event Principia makes the Profit (Loss) Share Election and for so long as the Profit (Loss) Share remains in effect (and thereafter as otherwise specified), Principia will have the right to receive and bear [*] of all Net Profits and Net Losses, respectively, with respect to the United States (for clarity, Principia will bear the same percentage of any and all Net Losses with respect to an Optioned Product in the United States as the percentage of all Net Profits it is entitled under the Profit (Loss) Share to receive with respect to the Optioned Product in the United States) (such percentage, the “Profit (Loss) Share Percentage”) and for clarity, royalties under Section 5.5 of this Agreement will apply in all other countries during the Royalty Term as set forth therein. If Principia exercises the Co-Funding Option and makes the Profit (Loss) Share Election, while the Profit (Loss) Share is in effect, Sanofi will receive and bear the percentage of all Net Profits and Net Losses, respectively, with respect to the Optioned Product in the United States, which equals one hundred percent (100%) minus the Profit (Loss) Share Percentage.

5.1.2 Excess U.S. Costs. Notwithstanding the foregoing and solely with respect to a Calendar Quarter for which Sanofi reports a Net Loss with respect to an Optioned Product, in the event Allowable Expenses constituting such Net Loss for such Calendar Quarter exceed [*] of the Allowable Expenses set forth in the U.S. Budget for such Calendar Quarter (a “U.S. Budget Excess”), solely if Principia is otherwise current on its payments owed under this Exhibit K-1 (except for any Development Budget Excess amount that may be owing at such time), Principia will not be required to pay Sanofi Principia’s [*] share of such U.S. Budget Excess (to the extent such amount has not yet been paid), and instead Sanofi will bear all of such U.S. Budget Excess, provided that Sanofi will have the right, as of the date such U.S. Budget Excess is reported to Principia, to credit an amount equal to Principia’s [*] share of such U.S. Budget Excess (the “Sanofi Commercial Credit”), plus interest in accordance with Section 5.9 of this Agreement, against up to [*] of the next milestones, royalty and profit share payments to Principia with respect to any Product under Sections 5.3, 5.4 and 5.5 of this Agreement and Section 5 of this Exhibit K-1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.2 Calculation and Payment of Net Profit or Net Loss Share for the United States.

5.2.1 Standard Costing. Sanofi may elect, in its sole discretion, prior to January 1 of each Calendar Year, to establish a “standard cost” for purposes of ongoing cost accounting purposes in determining Manufacturing Costs for the Optioned Product used in calculating any Allowable Expenses under this Exhibit K-1, in which case such establishment and use of standard cost accounting will be consistent with Sanofi SOPs for its other small molecule pharmaceutical products. The methodology of determining such “standard” cost shall be subject to audit as provided in Section 5.10 of this Agreement.

5.2.2 No Double Counting. For the avoidance of doubt, no cost or expense will be counted more than once in calculating Net Sales or Allowable Expenses even if such cost or expense falls into more than one of the cost categories included in Net Sales or Allowable Expenses.

5.2.3 Reports and Payments. With respect to each Calendar Quarter during which Principia is or becomes a Reporting Company, within [*] days after the end of each Calendar Quarter, unless not practicable, Sanofi shall provide a good faith estimate of the Net Profits or Net Losses, as applicable, with respect to the Optioned Product in the U.S., in the form of a written report to Principia’s Finance Liaison, provided, however, that the amounts set forth in such reports shall be deemed estimates only and Sanofi shall not be responsible for any differences between such estimated amounts and the actual amounts recorded. In the event that Principia makes the Profit (Loss) Share Election and for so long as the Profit (Loss) Share is in effect, within [*] days after the end of each Calendar Quarter, Sanofi will report to Principia in a written report in the form set forth in Exhibit K-4, the Net Profits or Net Losses, as applicable, with respect to the Optioned Product in the U.S., as well as the Royalty Report, and all expenses (on a category basis consistent with the internal reporting systems of Sanofi) included in the calculation of Allowable Expenses (such report, the “P&L Report”). If requested by Principia, Sanofi shall also provide any invoices or other supporting documentation for any payments for Allowable Expenses to a Third Party that individually exceed [*]. Principia, through its Finance Liaison, shall have a period of [*] days after receipt of each P&L Report to confer with Sanofi’s Finance Liaison with respect to any questions or objections to such information in such P&L Report. Each P&L Report will specify Principia’s Profit (Loss) Share Percentage of such Net Profit or Net Loss reported therein in accordance with Section 5.1 of this Exhibit K-1. Sanofi’s reporting obligations under this Section 5.2.3 of this Exhibit K-1 will survive a Change in Control involving Principia that requires Segregation pursuant to Section 2.6(b) of this Agreement. Invoices will be issued and paid as follows following such conferral period:

(a) If there is a Net Profit for such Calendar Quarter, then, following receipt of the applicable P&L Report, Principia will issue an invoice to Sanofi for Principia’s portion of such Net Profit as set forth in such P&L Report within [*] days of receipt of such P&L Report, and Sanofi will pay Principia such invoiced amount within [*] days of receipt of such invoice; or

(b) If there is a Net Loss for such Calendar Quarter, then Sanofi will issue an invoice to Principia for Principia’s portion of such Net Loss as set forth in such P&L Report within [*] days of the issuance of such P&L Report, and Principia will pay Sanofi such invoiced amount within [*] days after its receipt of the invoice.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Provided, however, that in the event of any disagreement with respect to the calculation of the amount of Net Loss or Net Profit set forth in either such invoice, any undisputed portion of such invoiced amount shall be paid by the paying Party in accordance with the foregoing timetable and the remaining, and any disputed portion shall be paid within [*] days after the date on which Principia and Sanofi, using good faith efforts, resolve the dispute in accordance with Section 11.1 of this Agreement, or, if not so resolved, within [*] days after such dispute is resolved pursuant to Section 11.1(b).

5.3 Effect on Royalties. If Principia makes the Profit (Loss) Share Election and for so long as the Profit (Loss) Share is in effect, royalties payable under Section 5.5 of this Agreement will exclude Net Sales of Products in the U.S.

5.4 Dispute Resolution. Subject to Section 5.2.3 of this Exhibit K-1, Article 11 of this Agreement will apply in the event of any dispute regarding the calculation or reporting of Net Profits or Net Losses.

5.5 Consequences of Non-Compliance. If Principia fails to pay the undisputed portion of any invoice for Net Losses due under this Section 5 of this Exhibit K-1, other than any U.S. Budget Excess amounts, within [*] days of the date on which such payment is due (such amount, the “Commercial Payment Deficit”), then, with [*] days’ notice to Principia (but effective as of the day immediately after such [*] day period), Sanofi will have the right to credit the Commercial Payment Deficit (with interest calculated in accordance with Section 5.9 of this Agreement) against any Net Profits otherwise owing to Principia in any subsequent Calendar Quarter, provided, however, that should Principia fail to pay the undisputed portion of invoiced Net Losses under this Section 5.5 for [*], then, without limiting the foregoing, Sanofi will have the right to convert Principia’s Profit (Loss) Share into the Increased Royalty by written notice to Principia, provided that, if Principia has not completed payment of the total Co-Development Funding that would have been payable with respect to the Phase 3 Program, then such Increased Royalty will be pro-rated as follows: Such pro-rata share of difference between the royalty in Section 5.5 and the Increased Royalty (i.e., [*]) will be based on the percentage paid by Principia as of the date of conversion of the total Co-Development Funding that would have been payable with respect to the Phase 3 Program based on the most recent Phase 3 Program Plan (subject to any limitations on Principia’s obligation to share in Development Costs due to the Aggregate Principia Development Share Cap). Upon such conversion, Sanofi will be entitled to deduct any outstanding Commercial Payment Deficits, minus an amount equal to [*] of the Net Losses paid as of such time with respect to such Product, from up to [*] of any amounts due to Principia under this Exhibit K or this Agreement.

5.6 Expiration and Buyout. At any time after the expiration of the Royalty Term for Net Sales of the Optioned Product in the U.S. that would apply under Section 5.5(b) of this Agreement if the Profit (Loss) Share were not in effect, at Sanofi’s election and on written notice to Principia (the “Buy-Out Notice”), the Profit (Loss) Share will expire as of the earlier of (a) such time as Sanofi is no longer selling the Optioned Product in the U.S., or (b) the date of such Buy-Out Notice, subject to the completion of the Buy-Out Closing in accordance with the following terms:

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.6.1 Valuation Expert. Upon Principia’s receipt of the Buy-Out Notice, Sanofi will select, with Principia’s consent (not to be unreasonably withheld, conditioned or delayed), a Third Party financial or strategic advisor with expertise in the valuation and acquisition of pharmaceutical products (the “Valuation Expert”). The Valuation Expert will be charged with determining the FMV of Principia’s rights under the Profit (Loss) Share and providing a report detailing its methods, data, and findings (the “Valuation Report”) to both Parties. The full expense of the Valuation Expert will be borne by Sanofi.

5.6.2 Buy-Out Determination. No more than [*] days after receipt of the Valuation Report, Sanofi will notify Principia whether or not Sanofi has elected, in Sanofi’s sole discretion, to proceed with the Buy-Out Closing (the “Buy-Out Determination”), provided that, if Sanofi elects not to proceed with the Buy-Out Closing, Sanofi will not be entitled to issue another Buy-Out Notice until [*] after the date of such Buy-Out Determination, and the Profit (Loss) Share will remain in effect until the earlier of the occurrence of the Buy-Out Closing or the termination of this Agreement in accordance with Article 9 of this Agreement. If Sanofi elects to proceed with the Buy-Out Closing, the FMV of the Profit (Loss) Share set forth in the Valuation Report will be the final, binding and conclusive determination of the FMV of the Profit (Loss) Share.

5.6.3 Invoices. Following receipt of the Buy-Out Determination, if Sanofi elects to proceed with the Buy-Out Closing, then (a) if such Valuation Report indicates a positive FMV for the Profit (Loss) Share, Principia will submit an invoice to Sanofi for such positive amount no less than [*] days in advance of the Buy-Out Closing, and (b) if such Valuation Report indicates a negative FMV (or an FMV of zero), no payment shall be made.

5.6.4 Closing. Upon Sanofi’s election to proceed with the Buy-Out Closing, the Parties will select a location and a closing date (the “Buy-Out Closing Date”), which closing date shall not be earlier than [*] days, nor later than [*] days, from the Buy-Out Determination. At such closing (the “Buy-Out Closing”), Sanofi will pay the amount invoiced pursuant to Section 5.6.3 of this Exhibit K-1, if any, in immediately available funds. Effective as of the Buy-Out Closing, the Agreement with respect to Optioned Product with respect to the U.S. (including the Profit (Loss) Share) will be deemed expired and the licenses granted by Principia to Sanofi under Article 2 of this Agreement with respect to the U.S. will become fully paid, perpetual and irrevocable.

5.6.5 As used herein, “FMV” means the value as of the date of the Buy-Out Notice that a Third Party could reasonably be expected to pay, in an arm’s length transaction (assuming that Principia is under no compulsion to sell, and that a Third Party is under no compulsion to buy), for all rights to, and obligations of, Principia’s Profit (Loss) Share under this Agreement, determined by the Valuation Expert on the basis of a comprehensive and objective valuation based on market and other conditions prevailing at such time and projected sales and costs relating to the Products in the U.S. at the time of the valuation, and taking into consideration the potential impact of events that are reasonably likely to occur in the foreseeable future.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit K-2

Certain Co-Funding Option Definitions

“Aggregate Principia Development Share Cap” means [*] of Development Costs.

“Allowable Expenses” means with respect to a given period, the following expenses to the extent specifically identifiable or reasonably allocable to the Optioned Product with respect to Commercialization or Medical Affairs Activities in the United States, or the manufacture for use in such Commercialization activities, incurred by or on behalf of Sanofi or its Affiliates, and recorded as an expense by Sanofi or its Affiliate and incurred by Sanofi or any of its Affiliates or any of its Sublicensees during the period commencing eighteen (18) months prior to anticipated launch, and any time thereafter, in each case in accordance with Sanofi SOPs:

1. COGS;

2. Distribution/Warehousing Costs;

3. Sales and Marketing Costs;

4. Regulatory Costs;

5. Marketing Study Costs;

6. Medical Affairs Costs; and

7. Third Party Payments.

To the extent that any of the foregoing costs apply to both the United States and the Territory outside of the United States, such costs will be reasonably allocated between the United States and such Territory based on the forecasted market size in the respective regions, and subject to revision once actual relative market sizes are known. Notwithstanding the foregoing, Allowable Expenses will exclude any costs that fall within the categories constituting Development Costs.

“Annual Principia Development Share Cap” means, as to a particular Optioned Product, [*] of Development Costs incurred by Principia in a given Calendar Year.

“Co-Funding Executives” means, with respect to Sanofi, an executive having budget authority and accountability for all of the applicable therapeutic area in which the Optioned Product resides, as designated by Sanofi, and, with respect to Principia, its Chief Executive Officer.

“COGS” means the Manufacturing Costs of Product sold in a Calendar Quarter in the U.S.

“Distribution/Warehousing Costs” means, for a Calendar Quarter, the costs incurred in distributing and warehousing the Optioned Product for sale in the U.S., but only to the extent not deducted from gross sales in determining Net Sales for such Calendar Quarter.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Finance Liaison” means a person appointed by each of the Parties to act as the finance liaison on behalf of such Party in order to coordinate and manage the reporting of Development Costs incurred with respect to the Phase 3 Program and Allowable Expenses (if Principia elects the Profit (Loss) Share).

“Manufacturing Costs” means, with respect to an Optioned Product, the fully-burdened cost, including FTE costs at the FTE Rate and out-of-pocket costs incurred by Sanofi or its Affiliate in connection with manufacturing or purchasing from a Third Party, as applicable, Compounds and Products, in each case, only to the extent allocable to such manufacture, including (x) the costs associated with inventory build-up in advance of the launch of Products in the United States, but only until technical feasibility is determined and such inventory can be capitalized, and thereafter such inventory shall be charged as a cost only at the time such inventory is sold, and (y) the cost to manufacture samples of Products distributed for use in the United States, calculated as follows:

(a) with respect to purchases of Compounds or Products from a Third Party, (i) those amounts that are actually paid to a Third Party by Sanofi or its Affiliates or Sublicensees in connection with the manufacture of the Product, including for storage, manufacturing site qualification, QA and QC (including testing), capital equipment depreciation, customs duties or excise taxes, plus (ii) Sanofi’s FTE costs in connection with supply chain management of such purchased Compounds and Products. To the extent any non-refundable or non-creditable value added or similar tax is due with respect to amounts paid to such Third Party for manufacture of any portion of a Product, such amounts will be considered Manufacturing Costs under this clause (a).

(b) with respect to manufacturing of Compounds or Products by Sanofi or its Affiliate or Sublicensee, (i) those direct costs (including raw materials and labor and costs of plant operations and plant support services (including utilities, maintenance, engineering, safety, plant management and other similar activities)) and a reasonable allocation of indirect and overhead expenses in accordance with its customary practices throughout its organization; plus (ii) depreciation and amortization of capitalized costs of manufacturing equipment and facilities as and to the extent actually used for the manufacture of the Optioned Product and not any other product), and normal yield utilization and scrap factors.

The foregoing is subject to Sanofi’s rights under Section 5.2.1 of Exhibit K-1 to elect to establish a “standard cost” for Manufacturing Costs.

Third Party Payments will not be taken into account for the purpose of determining Manufacturing Costs hereunder.

“Marketing Study Costs” means any costs falling within the categories within the definition of Development Costs, incurred by Sanofi or its Affiliates that are specifically identifiable, or reasonably allocable to the conduct of Voluntary Phase 4 Clinical Trials for the Optioned Product.

“Medical Affairs Activities” means the coordination of medical information requests and field based medical scientific liaisons with respect to the Optioned Product in and for the U.S., including activities of medical scientific liaisons, the provision of medical information services with respect to a Product, medical Adboards, grants and sponsorships.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

“Medical Affairs Costs” means those FTE costs of Sanofi and direct out-of-pocket costs (wherever incurred), including costs for independent contractors engaged as permitted under this Agreement, incurred by Sanofi, its Affiliates or Sublicensees that are specifically identifiable, or reasonably allocable to Medical Affairs Activities with respect to any Product sold in the United States, including a reasonable allocation of Sanofi’s global Medical Affairs personnel and Medical Affairs personnel specifically allocated to the United States and out-of-pocket costs incurred with respect to such personnel.

“Net Profits” and, with correlative meaning, “Net Losses”, means Net Sales of the Products in the United States less Allowable Expenses.

“Patent and Trademark Costs” means those FTE costs of Sanofi or its Affiliates of in-house legal counsel and related personnel and direct out-of-pocket costs (including the reasonable fees and expenses paid to outside counsel and other Third Parties, and filing and maintenance fees paid to governmental authorities) recorded as an expense by Sanofi or any of its Affiliates or Sublicensees during the Term of and pursuant to this Agreement in connection with: (a) the prosecution and maintenance of rights with respect to the Principia Patents and Joint Patents, including costs of conducting Prosecution Activities, and filing and registration fees with respect to such Patents; and (b) the prosecution and maintenance of rights with respect to Marks and other rights set forth in Section 6.9 of this Agreement.

“Regulatory Costs” means those FTE costs of Sanofi or its Affiliates and the costs and expenses of Sanofi or its Affiliates (wherever incurred) that are in connection with filing, revising obtaining or maintaining regulatory filings for the Optioned Product in the U.S., Patent and Trademark Costs with respect to the Optioned Product in the U.S., including a reasonable allocation of Sanofi’s global regulatory personnel or regulatory personnel specifically allocated to the United States and out-of-pocket costs.

“Sales and Marketing Costs” means those FTE costs of Sanofi or its Affiliates and direct out-of-pocket costs (wherever incurred), including costs for independent contractors engaged as permitted under this Agreement, recorded as an expense by Sanofi or its Affiliates that are specifically identifiable or reasonably allocable to the sales and marketing of the Optioned Product, including a reasonable allocation of Sanofi’s global marketing personnel and marketing personnel specifically allocated to the United States and out-of-pocket costs incurred with respect to such personnel, all such costs as consistently applied across all of Sanofi’s commercial products, with respect to the following activities:

a)	activities directed to the advertising and marketing of the Optioned Product;

b)	launch meetings;

c)	advertising and public relations agencies, including development and distribution of selling and advertising and promotional materials relating to the use of a Product,

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

field literature, direct-to-consumer advertising campaigns, media/journal advertising, distribution of such advertising and promotional materials by Sanofi to its sales force personnel, exhibiting at seminars and conventions, convention costs, and promotional premiums;

d)	peer-to-peer activities such as lunch and dinner meetings;

e)	speakers programs, including training of such speakers;

f)

developing, obtaining, and providing training packages for the Optioned Product, promotional literature, promotional materials, and other selling materials, including shipment costs of the same to Sanofi’s central distribution facility and from Sanofi’s central distribution facility to its sales force personnel;

g)	transporting, housing and maintaining sales representatives for training and the costs of all training materials used for such purpose;

h)	developing and performing market research;

i)	developing reimbursement programs;

j)

developing information and data specifically intended for national accounts, managed care organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations, including pull-through activities;

k)	selling by Third Party independent contractors engaged by Sanofi as permitted by this Agreement;

l)

operation and maintenance of the sales representatives that promote the Optioned Product in the United States, provided that Sanofi will allocate in accordance with Sanofi SOPs all such costs in the event that its sales representatives detail products in addition to the Optioned Product during the same detailing visit, sales bulletins and other communications, sales meetings, specialty sales forces, call reporting and other monitoring/tracking costs, district and regional sales management, home office personnel who support the sales force, development and copying of training, motivational and communications materials relating to the Products, and other services ancillary to the foregoing (to the extent not otherwise falling within clause (g) above);

m)	call center set-up, maintenance and operation for personnel used in connection therewith;

n)	establishing and conducting one or more training facilities for potential users of the Products, including trainer costs, facility costs, supplies and user costs;

o)	out-of-pocket costs incurred in procuring product liability insurance solely with respect to the Optioned Product in the United States;

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

p)	costs associated with patient assistance programs;

q)	costs associated with recall or withdrawal of the Optioned Product; and

r)	costs associated with winding down commercial operations with respect to the Optioned Product.

“Third Party Payments” means all upfront payments, milestone payments, royalties, and other amounts paid to a Third Party by Sanofi or any of its Affiliates or Sublicensees under a Third Party License or any other agreement pursuant to which Sanofi or its Affiliate or Sublicensee acquired intellectual property, in each case to the extent attributable to the Development or Commercialization of any Compound or Product in the United States.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit K-3

Contents of Phase 3 Program Plan

A list of Indications in the Phase 3 program plan.

For each Indication of the Phase 3 program plan, a list of trials planned for an Indication.

For each trial, a trial outline including the purpose of the study, the intervention, the study design, the primary and secondary outcome measures, estimated patient enrollment, the estimated start date, the estimated completion date, the patient enrollment criteria with inclusion and exclusion criteria.

For each trial, an estimated trial budget on a quarterly basis of expected external and Sanofi internal costs.

For all the trials planned, a total estimated cost and timeline.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit K-4

Form of P&L Report

Category	Total

REVENUES

Total Net Sales

COGS

Distribution/Warehousing Costs

Gross Profit

OPERATING EXPENSES

Sales and Marketing Costs

Regulatory Costs

Marketing Study Costs

Medical Affairs Costs

Third Party Payments

NET PROFIT/(LOSS)

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit K-5

Principia Development Share Cap Illustration

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit L

Principia Technology Encumbrances

None.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit M

Joint Press Release

Press Release Source: Sanofi (EURONEXT: SAN) (NYSE: SNY)

Sanofi, Principia agree to develop

multiple sclerosis drug candidate

*	Clinical-stage oral drug candidate (PRN2246)

with the potential to treat multiple sclerosis

*	Principia to receive $40 million upfront payment,

future milestone payments could total $765 million

Paris, France and South San Francisco, Calif – November ##, 2017–Sanofi will develop Principia Biopharma Inc.’s experimental oral treatment that shows promise in multiple sclerosis (MS) and, potentially, other central nervous system (CNS) diseases.

Under the license agreement signed this week, Sanofi will develop Principia’s Bruton’s tyrosine kinase (BTK) inhibitor (PRN2246), which was designed to access the brain and spinal cord by crossing the blood-brain barrier and impact immune cell and brain cell signalling. This may help treat MS and other CNS diseases. PRN2246 is currently in clinical development.

“Our agreement with Principia is an example of Sanofi’s strategic commitment to build our drug discovery and development pipeline in MS and neurological diseases,” says Rita Balice-Gordon, PhD, Global Head of MS/Neuroscience Therapeutic Research Area at Sanofi. “Complementing our own internal R&D expertise, external relationships like this may accelerate delivery of new treatments to patients living with these serious diseases.”

“Sanofi is an ideal partner for PRN2246. The agreement allows Principia to maximize the BTK opportunity in neurology with a strong partner for PRN2246 while focusing internal resources on our lead BTK inhibitor in another therapeutic area,” said Martin Babler, Chief Executive Officer of Principia Biopharma. “PRN2246 is a blood brain barrier crossing, highly potent BTK inhibitor, that we believe is especially well suited for the treatment of MS and other neurological disorders.”

Sanofi to receive exclusive, worldwide license

Under the terms of the agreement, Principia will grant Sanofi an exclusive, worldwide license to develop and commercialize PRN2246. Sanofi will pay Principia a $40 million upfront payment, future milestone payments that could total $765 million and royalties on product sales. Principia has the option to co-fund Phase 3 development, in exchange for either increased royalties on worldwide product sales or a profit and loss sharing arrangement in the United States.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

The transaction is expected to close in the fourth quarter of 2017, subject to customary regulatory approvals.

Sanofi is a leader in MS

Sanofi Genzyme, the specialty care global business unit of Sanofi, currently has two marketed MS medicines available around the world, and programs in research and development to address MS, potentially through neuroprotection and remyelination in addition to anti-inflammatory mechanisms. Sanofi is committed to discovering and developing new treatment options for people living with MS.

About Principia Biopharma

Principia Biopharma Inc., a private, clinical-stage biopharmaceutical company, has created a revolutionary new way to design and develop oral small molecule therapies that are more potent, selective, durable and safer than currently available drugs. The Company has utilized its proprietary Tailored Covalency™ technology to develop a portfolio of drug candidates that exhibit antibody-like specificity to benefit patients with autoimmune and inflammatory diseases and cancer. PRN1008, a reversible covalent BTK inhibitor, is currently being evaluated in a Phase 2 clinical trial in patients with pemphigus, an orphan autoimmune disease. PRN1371, a covalent FGFR1-4 inhibitor, is currently being evaluated in a Phase 1 clinical trial in cancer patients with various solid tumors. PRN2246, a low dose covalent BTK inhibitor which crosses the blood brain barrier, recently has initiated a Phase 1 clinical trial in healthy volunteers. For more information, please visit the Company’s website at www.principiabio.com.

About Sanofi

Sanofi is dedicated to supporting people through their health challenges. We are a global biopharmaceutical company focused on human health. We prevent illness with vaccines, provide innovative treatments to fight pain and ease suffering. We stand by the few who suffer from rare diseases and the millions with long-term chronic conditions.

With more than 100,000 people in 100 countries, Sanofi is transforming scientific innovation into healthcare solutions around the globe.

Sanofi, Empowering Life

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Sanofi Media Relations Contact	Sanofi Investor Relations Contact
Jack Cox	George Grofik
Tel.: +33 (0)1 53 77 46 46	Tel.: +33 (0)1 53 77 45 45
mr@sanofi.com	ir@sanofi.com

Principia Media Contact:	Principia Investor Contact:
Kelly Boothe Pure Communications Tel: +1 (415) 946-1076 kboothe@purecommunications.com	Christopher Chai, Principia Tel: +1 (650) 416-7730

Sanofi Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans” and similar expressions. Although Sanofi’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Sanofi, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such product candidates, the absence of guarantee that the product candidates if approved will be commercially successful, the future approval and commercial success of therapeutic alternatives, Sanofi’s ability to benefit from external growth opportunities and/or obtain regulatory clearances, risks associated with intellectual property and any related pending or future litigation and the ultimate outcome of such litigation, trends in exchange rates and prevailing interest rates, volatile economic conditions, the impact of cost containment initiatives and subsequent changes thereto, the average number of shares outstanding as well as those discussed or identified in the public filings with the SEC and the AMF made by Sanofi, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Sanofi’s annual report on Form 20-F for the year ended December 31, 2016. Other than as required by applicable law, Sanofi does not undertake any obligation to update or revise any forward-looking information or statements.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit N

FDA Division of Pulmonary, Allergy, and Rheumatology Products

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit O

Countries and Regions for National and Regional Phase Patent Filings

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit P

Exception to Section 7.2(g)

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FIRST AMENDMENT TO LICENSE AGREEMENT

THIS FIRST AMENDMENT TO LICENSE AGREEMENT (the “Amendment”) is effective as of May 24, 2018 (the “Amendment Date”) by and between, on the one hand, PRINCIPIA BIOPHARMA, INC., a Delaware corporation having its principal place of business at 400 East Jamie Court, Suite 302, South San Francisco, California 94080 (“Principia”), and, on the other hand, Genzyme Corporation, a Massachusetts corporation having its principal place of business at 500 Kendall Street, Cambridge, Massachusetts 02142 (“Sanofi”). Principia and Sanofi are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Parties entered into that certain License Agreement (the “Original Agreement”) dated November 8, 2017; and

WHEREAS, the Parties wish to amend the Original License Agreement to add [*], to have Principia conduct a [*] study to [*], and to confirm the allocation of expenses related thereto.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment, in accordance with Section 12.1 of the Original Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Amendment, capitalized terms, whether used in the singular or plural form, that are capitalized but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

ARTICLE 2

AMENDMENT TO EARLY DEVELOPMENT PLAN

2.1 Early Development Plan.

(a) Additional Activities under EDP. The Parties hereby agree that the EDP set forth in Exhibit F of the Original Agreement shall be amended to add (i) [*], as further described in Exhibit F-1 (the [*]”), which shall be performed by Principia, and (ii) a [*] study to [*], as further described in Exhibit F-2 (the “[*] Study”), which shall be performed by Principia. Exhibit F to the Original Agreement is hereby amended to (A) delete the “Synopsis of Protocol” in Exhibit F in its entirety and to replace it with the “Synopsis of Protocol” set forth in Exhibit F-1 attached hereto, (B) delete “Appendix 3” in Exhibit F in its entirety and to replace it with “Appendix 3” set forth in Exhibit F-1 attached hereto, and (C) add to Exhibit F the “Synopsis of [*] Study” set forth in Exhibit F-2 attached hereto.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.

(b) Budget. The Parties hereby agree that the EDP set forth in Exhibit F of the Original Agreement shall be amended to add to the table entitled “[*]” the additional budget items set forth in Exhibit F-3 attached hereto. Exhibit F to the Original Agreement (as amended pursuant to Section 2.1(a) above) is hereby amended to add Exhibit F-3 attached hereto, thereby increasing the total amount budgeted for the EDP to [*].

(c) Costs.

(i) The Parties hereby agree that the first sentence of Section 3.2(c) of the Original Agreement shall be amended to replace the reference to the “initial EDP” with “EDP.”

(ii) For clarity, the allocation of costs set forth in Section 3.2(c) of the Original Agreement shall remain unchanged, and the Parties hereby acknowledge and agree that the costs for the conduct of the [*] Study under the EDP shall be [*].

(d) Nature of Amendment. The Parties agree that the amendment to the EDP set forth in this Section 2.1 is not a unilateral amendment of the EDP by Sanofi pursuant to Section 3.2(a) of the Original Agreement, but rather is an amendment to the Agreement in accordance with Section 12.1 of the Original Agreement.

2.2 Modification of Definition of Successful Completion Criteria. Section 5.3(c) of the Original Agreement is hereby amended such that clause (ii) is deleted in its entirety and replaced with the following:

(i) “Successful Completion” means the following:

(A)

with respect to milestone event (a) in this Section 5.3 (Successful Completion of the SAD/MAD Clinical Trial), if the Safety Monitoring Committee recommends in writing that the MAD portion of the SAD/MAD Clinical Trial proceed to the Fifth Cohort, Principia shall notify Sanofi in writing, and upon receipt of such notification, Sanofi shall within five (5) days notify Principia in writing if it concurs with such recommendation, in which case Principia shall proceed with such Fifth Cohort and ten million dollars ($10,000,000) of the fifteen million dollars ($15,000,000) payable in respect of such milestone event shall be due upon delivery of such written notice from Sanofi, and the remaining five million dollars ($5,000,000) shall be due upon the first to occur of (1) a determination by Sanofi in accordance with Section 5.3(d) that the SAD/MAD Clinical Trial has met its primary endpoint(s) as set forth in the protocols attached as part of Exhibit F or (2) a decision by Sanofi, in its sole discretion and in accordance with Section 5.3(d)(iii), to continue the Development of one or more Products; or

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.

(B)

with respect to milestone event (a) in this Section 5.3 (Successful Completion of the SAD/MAD Clinical Trial), if the Safety Monitoring Committee does not recommend in writing that the MAD portion of the SAD/MAD Clinical Trial proceed to the Fifth Cohort, or if it does so recommend, but Sanofi nonetheless does not concur with a recommendation to proceed or does not otherwise desire that Principia conduct the Fifth Cohort, then “Successful Completion” means the first to occur of: (1) a determination by Sanofi in accordance with Section 5.3(d) that such study has met its primary endpoint(s) as set forth in the protocols attached as part of Exhibit F, or (2) a decision by Sanofi, in its sole discretion and in accordance with Section 5.3(d)(iii) to continue the Development of one or more Products; and

(C)

with respect to milestone event (b) in this Section 5.3 (Successful Completion of [*]), the first to occur of (1) a determination by Sanofi in accordance with Section 5.3(d) that [*] as set forth in the protocols attached as part of Exhibit F, or (2) a decision by Sanofi, in its sole discretion and in accordance with Section 5.3(d)(iii) to continue the Development of one or more Products.

“Successfully Completed” will have a correlative meaning.

2.3 Amendment of Section 5.3(d) (Effect of Lack of Successful Completion). Section 5.3(d) of the Original Agreement is hereby amended to replace the reference to “Exhibit G” in the fourth line with “Exhibit F.”

ARTICLE 3

MISCELLANEOUS

3.1 No Other Amendments. This Amendment shall be deemed to be a part of and incorporated into the Original Agreement. In the event of a conflict between this Amendment and the Original Agreement, this Amendment shall control. Except as expressly set forth in this Amendment, all of the terms and conditions of the. Original Agreement shall remain unchanged and are ratified and confirmed in all respects and remain in full force and effect.

3.2 Entire Agreement. This Amendment, together with the Original Agreement and any exhibits or attachments thereto, constitutes the entire agreement between the Parties regarding the subject matter hereof, and any reference to Agreement shall refer to the Original Agreement, as amended by this Amendment.

3.3 Counterparts. This Amendment may be executed in one (1) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their duly authorized officers as of the Amendment Date.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.

PRINCIPIA BIOPHARMA, INC. By: /s/ Roy Hardiman Name: Roy Hardiman Title: Chief Business Officer	GENZYME CORPORATION By: /s/ Adam Keeney Name: Adam Keeney Title: Head, Sanofi Genzyme BD&L

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.

Exhibit F-1

Synopsis of [*]

(Redacted Materials)

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.

Exhibit F-2

Synopsis of [*]

(Redacted Materials)

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

6.

Exhibit F-3

Revised EDP Budget

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.